[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material 28722485.v7 LOAN AGREEMENT Dated as of June 10, 2022 Between COMPLEX THERAPEUTICS LLC, as Borrower and OPG HERMES INVESTMENTS (DE) LLC, as Lender Property: 18408-18412 Oxnard Street, Los Angeles, California Loan Amount: $55,000,000 and (ii) is the type that the Registrant treats as private or confidential.

-i- 28722485.v7 TABLE OF CONTENTS Page ARTICLE I DEFINITIONS; PRINCIPLES OF CONSTRUCTION ........................................................... 1 SECTION 1.1. Definitions ............................................................................................................... 1 SECTION 1.2. Principles of Construction ..................................................................................... 37 ARTICLE II GENERAL TERMS .............................................................................................................. 37 SECTION 2.1. The Loan ............................................................................................................... 37 SECTION 2.2. Interest Rate .......................................................................................................... 50 SECTION 2.3. Extension Option ................................................................................................... 58 SECTION 2.4. Loan Payment ....................................................................................................... 60 SECTION 2.5. Prepayments .......................................................................................................... 61 SECTION 2.6. Release on Payment in Full ................................................................................... 61 ARTICLE III CASH MANAGEMENT; RESERVE ACCOUNTS ........................................................... 61 SECTION 3.1. Cash Management ................................................................................................. 61 SECTION 3.2. Required Deposits ................................................................................................. 63 SECTION 3.3. Adjustments to Reserve Accounts ........................................................................ 65 SECTION 3.4. Disbursements from the Reserve Accounts .......................................................... 66 SECTION 3.5. Accounts Generally ............................................................................................... 66 SECTION 3.6. Pledge of Accounts ............................................................................................... 67 SECTION 3.7. Mezzanine Loan .................................................................................................... 67 SECTION 3.8. Continuing Security Interest ................................................................................. 67 ARTICLE IV REPRESENTATIONS AND WARRANTIES .................................................................... 68 SECTION 4.1. Borrower Representations ..................................................................................... 68 SECTION 4.2. Survival of Representations .................................................................................. 79 ARTICLE V BORROWER COVENANTS ............................................................................................... 79 SECTION 5.1. Covenants .............................................................................................................. 79 ARTICLE VI INSURANCE; CASUALTY AND CONDEMNATION .................................................. 100 SECTION 6.1. Insurance ............................................................................................................. 100 SECTION 6.2. Casualty ............................................................................................................... 103 SECTION 6.3. Condemnation ..................................................................................................... 104 SECTION 6.4. Application of Net Proceeds ............................................................................... 104 ARTICLE VII EVENTS OF DEFAULT; REMEDIES............................................................................ 107 SECTION 7.1. Events of Default ................................................................................................ 107 SECTION 7.2. Remedies ............................................................................................................. 109 ARTICLE VIII LIMITATION ON RECOURSE ..................................................................................... 112 SECTION 8.1. Exculpation ......................................................................................................... 112 SECTION 8.2. Recourse for Losses ............................................................................................ 113 SECTION 8.3. Full Recourse ...................................................................................................... 115 ARTICLE IX SECONDARY MARKET TRANSACTIONS; SERVICING........................................... 116 SECTION 9.1. Secondary Market Transactions .......................................................................... 116 SECTION 9.2. Borrower Cooperation ......................................................................................... 116

-ii- 28722485.v7 SECTION 9.3. Disclosure Indemnification ................................................................................. 118 SECTION 9.4. Costs and Expenses ............................................................................................. 118 ARTICLE X MISCELLANEOUS............................................................................................................ 118 SECTION 10.1. Survival ............................................................................................................. 118 SECTION 10.2. Lender’s Discretion ........................................................................................... 119 SECTION 10.3. Governing Law ................................................................................................. 119 SECTION 10.4. Modification, Waiver in Writing ....................................................................... 120 SECTION 10.5. Delay Not a Waiver ........................................................................................... 120 SECTION 10.6. Notices .............................................................................................................. 121 SECTION 10.7. Trial by Jury ...................................................................................................... 121 SECTION 10.8. Headings ............................................................................................................ 122 SECTION 10.9. Severability ....................................................................................................... 122 SECTION 10.10. Preferences ...................................................................................................... 122 SECTION 10.11. Waiver of Notice ............................................................................................. 122 SECTION 10.12. Remedies of Borrower .................................................................................... 122 SECTION 10.13. Expenses; Indemnity ....................................................................................... 122 SECTION 10.14. Schedules Incorporated ................................................................................... 124 SECTION 10.15. Offsets, Counterclaims and Defenses ............................................................. 124 SECTION 10.16. No Joint Venture or Partnership; No Third Party Beneficiaries ..................... 124 SECTION 10.17. Publicity .......................................................................................................... 125 SECTION 10.18. Waiver of Marshalling of Assets ..................................................................... 125 SECTION 10.19. Conflict; Construction of Documents; Reliance ............................................. 125 SECTION 10.20. Brokers and Financial Advisors ...................................................................... 125 SECTION 10.21. Prior Agreements ............................................................................................ 126 SECTION 10.22. Time is of the Essence..................................................................................... 126 SECTION 10.23. Certain Additional Rights of Lender (VCOC) ................................................ 126 SECTION 10.24. Duplicate Originals, Counterparts ................................................................... 126 SECTION 10.25. Prepayment Charges........................................................................................ 126 SECTION 10.26. Registrar .......................................................................................................... 127 SECTION 10.27. Acknowledgement and Consent to Bail-In of EEA Financial Institutions...... 127 SECTION 10.28. Servicer ........................................................................................................... 128 SECTION 10.29. Lead Lender and Co-Lender Provisions ......................................................... 128

-iii- 28722485.v7 EXHIBITS & SCHEDULES Exhibit A - Legal Description of Property Exhibit B - Form of Major Trade Contractor Consent Exhibit C - Form of Officer’s Certificate Exhibit D - Initial Approved Annual Budget Exhibit E - Form of Requisition Letter Exhibit F - Intentionally Omitted Exhibit G - Intentionally Omitted Exhibit H - Intentionally Omitted Exhibit I - Intentionally Omitted Exhibit J - Intentionally Omitted Exhibits K-1 to K-4 - Forms of U.S. Tax Compliance Certificate Exhibit L - Initial Construction Budget Exhibit M - Initial Construction Schedule Schedule I - Existing Construction Documents Schedule II - Organizational Structure Schedule III - List of Material Agreements Schedule IV - List of Design Professionals Schedule V - Construction Permits Schedule VI - List of REAs Schedule VII - Exception to Physical Condition Representation

28722485.v7 LOAN AGREEMENT THIS LOAN AGREEMENT, dated as of June 10, 2022 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), is made by and between OPG HERMES INVESTMENTS (DE) LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”), and COMPLEX THERAPEUTICS LLC, a Delaware limited liability company (“Borrower”). RECITALS WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms and conditions of this Agreement and the other Loan Documents (as hereinafter defined). NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant, agree, represent and warrant as follows: ARTICLE I DEFINITIONS; PRINCIPLES OF CONSTRUCTION SECTION 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent: “Acceptable Counterparty” means a counterparty to an Interest Rate Cap Agreement, or the guarantor of such counterparty’s obligations under an Interest Rate Cap Agreement (provided that the form and substance of such guaranty is acceptable to Lender) that has a long-term unsecured debt rating of not less than “A” by S&P and “A2” from Moody’s, which rating shall not include a “t” or otherwise reflect a termination risk. “Acceptable LLC” has the meaning set forth in the definition of Special Purpose Entity. “Account Collateral” has the meaning set forth in Section 3.6 hereof. “Accounts” means, collectively, the Clearing Account, the Cash Management Account, and each of the Reserve Accounts. “Act” has the meaning set forth in the definition of Special Purpose Entity. “Additional Advance” has the meaning set forth in Section 2.1.3 hereof. “Advance Date” means, with respect to each Additional Advance, the date on which such Additional Advance is disbursed to Borrower pursuant to this Agreement. “Advance Item” means, individually and collectively as the context may require, Approved Project Expenditures and Interest and Carry Costs. “Affiliate” means, as to any Person, any other Person that (a) directly or indirectly owns twenty percent (20%) or more of the Equity Interests in such Person, and/or (b) is in Control of, is Controlled by

-2- 28722485.v7 or is under common Control with such Person, and/or (c) is a director, partner, officer or employee of such Person, and/or (d) is the spouse, issue, parent or officer of such Person. “Affiliated Manager” means any Manager that is an Affiliate of Borrower. “Agreement” has the meaning set forth in the introductory paragraph hereto. “Alternate Rate” means, with respect to each Interest Accrual Period, the per annum rate of interest of the Alternate Rate Index determined as of the Determination Date immediately preceding the commencement of such Interest Accrual Period plus the Alternate Rate Spread; provided that in no event will the Alternate Rate be less than the Minimum Rate. “Alternate Rate Index” means a floating rate index determined by Lender in its sole but good faith discretion (a) that is commonly accepted by market participants in commercial real estate loans as an alternative to Term SOFR and (b) that is publicly recognized by the International Swaps and Derivatives Association (ISDA) as an alternative to Term SOFR; provided that in no event will the Alternate Rate Index be less than the Rate Index Floor. “Alternate Rate Loan” means the Loan at such time as interest thereon accrues at a rate of interest based upon the Alternate Rate. “Alternate Rate Spread” means, in connection with any conversion of the Loan from (a) a Term SOFR Loan to an Alternate Rate Loan, the difference (expressed as the number of basis points) of (i) Term SOFR as of the Determination Date for which Term SOFR was last applicable to the Loan plus the Spread minus (ii) the Alternate Rate Index as of such Determination Date, or (b) a Prime Rate Loan to an Alternate Rate Loan, the difference (expressed as the number of basis points) of (i) the Prime Rate Index as of the Determination Date for which the Prime Rate Index was last applicable to the Loan plus the Prime Rate Spread minus (ii) the Alternate Rate Index as of such Determination Date; provided, however, that in either such case, if such difference is a negative number, then the Alternate Rate Spread shall be zero. “Applicable Rate Index” means (i) Term SOFR for so long as the Loan is a Term SOFR Rate Loan, (ii) the Alternate Rate Index for so long as the Loan is an Alternate Rate Loan or (iii) the Prime Rate Index for so long as the Loan is a Prime Rate Loan. “Appraisal” means a written statement setting forth an opinion of the market value of the Property that (i) has been independently and impartially prepared by an appraiser directly engaged by Lender, (ii) complies with all applicable federal and state laws and regulations dealing with appraisals or valuations of real property, including the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA), (iii) has been prepared on “as-stabilized” basis, (iv) has been prepared not more than sixty (60) days prior to the relevant date and (v) has been reviewed as to form and content and approved by Lender, in its reasonable discretion. “Approved Accounting Method” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, to the extent such principles are applicable to the facts and circumstances on the date of determination, consistently applied.

-3- 28722485.v7 “Approved Annual Budget” has the meaning set forth in Section 5.1.1(f)(iv) hereof. “Approved Bank” means a bank or other financial institution that has a minimum long term unsecured debt rating of at least “A” by S&P or “A2” by Moody’s. “Approved Extraordinary Expenses” has the meaning set forth in Section 3.1.(b) hereof. “Approved Project Expenditures” means all Costs (other than Interest and Carry Costs) incurred by Borrower with respect to the Project (a) in accordance with the Construction Budget or the applicable Approved Annual Budget, as applicable, or (b) as may otherwise be reasonably approved by Lender from time to time. “Architect” means Ewing Cole, Inc., the architect engaged by (or on behalf of) Borrower with respect to the design and construction of the Project, together with any successor or additional architect engaged by (or on behalf of) Borrower in accordance with Section 5.1.3(k). “Architect Agreement” means that certain AIA Document B101-Standard Form of Agreement Between Owner and Architect, dated February 25, 2021 and any other agreements for architectural services which Borrower may enter into with any Architect in accordance with Section 5.1.3(k), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms and conditions of this Agreement. “Architect Consent” means any consents and agreements required pursuant to the terms of this Agreement to be executed and delivered by an Architect to Lender with respect to any Architect Agreements entered into by and between Borrower and any Architect, which, in each case, shall be, in form and substance reasonably acceptable to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms and conditions of this Agreement. “As-Stabilized Loan-to-Value Ratio” means as of the date of its calculation, the ratio of (a) the sum of (x) the Outstanding Principal Balance as of the date of such calculation, and (y) the Mezzanine Loan Outstanding Principal Balance as of the date of such calculation, to (b) the “as-stabilized” value of the Property, as determined by an Appraisal ordered by Lender. “Assignment of Agreements” means that certain Assignment of Agreements, Plans, Licenses and Permits, dated as of the Closing Date, by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. “Assignment of General Contractor Agreement” means that certain Assignment of General Contractor Agreement, Consent of General Contractor and Subordination of Fees, dated as of the Closing Date, executed and delivered by Borrower and General Contractor to Lender, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof. “Assignment of Interest Rate Cap Agreement” has the meaning set forth in Section 2.2.7(a) hereof. “Assignment of Management Agreement” means any Assignment of Management Agreement and Subordination of Management Fees, entered into among Lender, Borrower and Manager in accordance with the terms of this Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

-4- 28722485.v7 “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. “Bankruptcy Action” means with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due, or (f) such Person commencing (or have commenced against it) a proceeding for the dissolution or liquidation of it. “Bankruptcy Code” means 11 U.S.C. § 101 et seq., as the same may be amended from time to time. “Bond” means a payment bond and a performance bond (i) in the form of AIA Document A312, or in such other form as may be reasonably acceptable to Lender, (ii) with dual obligee riders that name Lender as a co-obligee with Borrower, and (iii) issued by a surety reasonably satisfactory to Lender. “Borrower” has the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns. “Borrower Party” means, individually and collectively, (i) Borrower, SPE Component Entity (if any), Guarantor, Mezzanine Borrower, Mezzanine Borrower SPE Component Entity (if any), Master Tenant, and any Affiliated Manager, (ii) any Affiliate of any of the foregoing, and (iii) any officers, directors, employees, or agents of any of the foregoing. “Building A” has the meaning set forth in the Master Lease. “Building B” has the meaning set forth in the Master Lease. “Business Day” means any day other than a Saturday, Sunday or any other day on which national banks in New York, New York, are not open for business. “Carry Costs Guaranty” means that certain Carry Costs Guaranty, dated as of the Closing Date, from Guarantor to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. “Cash Expenses” means, for any period, the operating expenses for the operation of the Property as set forth in the Construction Budget or the then-effective Approved Annual Budget or, to the extent an annual budget has not been approved by Lender in accordance with the terms of this Agreement, to the extent that such expenses are actually incurred by Borrower (excluding (i) any deposits into the Tax Reserve Account and the Insurance Reserve Account that are being applied by Lender for payment of Taxes and

-5- 28722485.v7 Insurance Premiums, as applicable, in accordance with the terms of this Agreement, (ii) any expenses which Master Tenant reimburses Borrower for pursuant to the Master Lease, and (iii) any expenses that Master Tenant pays in accordance with the express terms of the Master Lease, provided, that, in the case of the immediately preceding clause (iii), there is no event of default by Master Tenant under the Master Lease. “Cash Management Account” means the deposit account established pursuant to the Cash Management Agreement. “Cash Management Agreement” means that certain Cash Management Agreement, dated as of the Closing Date by and among Cash Management Bank, Borrower and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. “Cash Management Bank” means, initially, Signature Bank, or such other bank or banks selected by Lender to maintain the Cash Management Account (or any Reserve Accounts to the extent they are not subaccounts of the Cash Management Account). “Cash Management Event” means the existence of any of the following: (a) the Closing Date; (b) an Event of Default; (c) any Bankruptcy Action with respect to Borrower, Mezzanine Borrower, Master Tenant, Guarantor, or any Affiliated Manager; or (d) the determination by Lender at any time that the Debt Yield is not at least eight and one-half percent (8.5%) (provided, that in the event of a failure of Borrower to deliver the information and documentation required under Section 5.1.1(f) by the required delivery date hereunder, at Lender’s option the Debt Yield will be presumed to be less than the levels required above unless and until such information and documentation are provided to Lender and demonstrate otherwise). “Cash Management Period” means the period commencing upon the occurrence of a Cash Management Event and terminating upon the occurrence of a Cash Management Termination Event with respect to all then existing Cash Management Events. “Cash Management Termination Event” means the occurrence of any of the following: (a) in the event the related Cash Management Event occurred as a result of an Event of Default, such Event of Default shall no longer exists (without implying that Borrower has a right to cure an Event of Default), no other Default or Event of Default then exists, and Lender shall not have otherwise accelerated the Loan, moved for a receiver, commenced foreclosure proceedings, or otherwise begun exercising remedies; (b) (i) in the event that the related Cash Management Event occurred as a result of a Bankruptcy Action relating to Borrower, Mezzanine Borrower, Master Tenant or Guarantor, as applicable, such Bankruptcy Action no longer exists and there has been no Material Adverse Effect as a result thereof, and (ii) in the event that the related Cash Management Event occurred as a result of a Bankruptcy Action relating to any Affiliated Manager, the replacement of such Affiliated Manager in accordance with the terms and conditions of this Agreement, and (c) with respect to the Cash Management Event described in clause (a) or (d) of the definition thereof, (i) Substantial Completion shall have occurred and (ii) Lender has determined that the Debt Yield is at least eight and one-half percent (8.5%) for two (2) consecutive calendar quarters. “Casualty” has the meaning set forth in Section 6.2 hereof. “Cause” means, with respect to an Independent Director or Independent Manager, (a) acts or omissions by such Person that constitute fraud, bad faith, gross negligence or willful disregard of such Person’s duties under the applicable agreements, (b) that such Person has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a felony under any law applicable to such Person, (c) that such Independent Director or Independent Manager is unable to perform his or her duties as an Independent Director or Independent Manager due to death, disability, or incapacity, or (d) that such

-6- 28722485.v7 Independent Director or Independent Manager no longer meets the definition of “Independent Director” or “Independent Manager”. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines or directives thereunder or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any amendments thereto after the Closing Date, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Change Order” means any amendment, supplement or other modification from and after the Closing Date in any respect to (i) the Plans and Specifications, (ii) the Construction Schedule, (iii) the Construction Budget or (iv) any Construction Contract. “Clearing Account” means the deposit account established pursuant to the Clearing Account Agreement. “Clearing Account Agreement” means any deposit account control agreement entered into among Clearing Bank, Borrower, Manager (if any) and Lender in accordance with the terms of this Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. “Clearing Bank” means a bank or banks selected by Borrower and approved in writing by Lender in Lender’s sole discretion. “Closing Certificate” means that certain Closing Certificate executed by Borrower as of the Closing Date. “Closing Date” means the date of this Agreement. “Closing Date Minimum Equity Requirement” means the direct and indirect owners in Borrower, in the aggregate, have invested at least $50,059,031 of cash equity in the Property (including the acquisition cost thereof) as determined by Lender. “Closing Date Term SOFR” means 1.19944%. “Code” means the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form. “Co-Lender Agreement” has the meaning set forth in Section 10.29(b) hereof. “Combined Advance” means, as of any date, (a) the Additional Advance being made or to be made by Lender pursuant to this Agreement, plus (b) the Mezzanine Loan Additional Advance being made or to be made by Mezzanine Lender pursuant to the Mezzanine Loan Agreement.

-7- 28722485.v7 “Commercially Reasonable Efforts” means, with respect to Borrower or Guarantor, as applicable, the continuous and diligent use of all commercially reasonable efforts in good faith taking into account the interests of Lender, including, if commercially reasonable, the commencement and prosecution of litigation or other enforcement of Borrower’s and/or Guarantor’s rights under applicable agreements, at law or in equity. The use of commercially reasonable efforts shall require Borrower and Guarantor to disregard the interests of its Affiliates. Borrower’s or Guarantor’s lack of funds to pay for usual and customary reasonable legal and other costs and expenses related to Borrower’s or Guarantor’s efforts to perform shall not excuse Borrower or Guarantor from fully pursuing such efforts. “Complete” means, with respect to the Approved Project Expenditures, that (i) Substantial Completion has occurred, (ii) all Punchlist Items have been completed, (iii) the Property is free of all mechanics’, materialmen’s, and other similar Liens (or such liens have otherwise been bonded over to Lender’s reasonable satisfaction), (iv) Master Tenant has commenced paying full unabated rent with respect to the entire Property, including without limitation “Building A” and “Building B” (as each such term is defined in the Master Lease), (v) Lender has received evidence acceptable to Lender that all Legal Requirements and all private restrictions and covenants relating to the Property have been complied with or satisfied and that all necessary approvals from Governmental Authorities with respect to the Improvements have been obtained, (vi) Lender has received copies of all warranties from suppliers covering materials, equipment and appliances included within the applicable component of the work, and (vii) the conditions set forth in Section 2.1.19 have been satisfied to the satisfaction of Lender. The terms “Completed” and “Completion” shall have the same meaning when used in the Loan Documents. “Completion Due Date” means December 1, 2023. “Completion Guaranty” means that certain Completion Guaranty Agreement, dated as of the Closing Date, from Guarantor to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. “Condemnation” means a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof. “Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Alternate Rate Index or the Prime Rate Index, any technical, administrative or operational changes (including, without limitation, changes to the definitions of “Business Day”, “Determination Date”, “Interest Accrual Period”, “Payment Date” “U.S. Government Securities Business Day”, preceding and succeeding business day conventions, rounding of amounts, timing and frequency of determining rates and making payments of interest, the applicability and length of lookback periods, and other technical, administrative or operational matters) that Lender decides in good faith, from time to time, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Lender in a manner substantially consistent with market practice for floating rate loans held on Lender’s balance sheet and secured by U.S. commercial real estate assets (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of any such rate exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

-8- 28722485.v7 “Construction Budget” means the construction and development budget prepared by, or on behalf of, Borrower for the construction and development of the Project, as the same may be adjusted due to changes or reallocations made in accordance with Section 2.1.7 and Section 5.1.3(c) hereof, and which, (A) shall contain Line Items with respect to the Approved Project Expenditures and setting forth (i) the Line Items for all direct and indirect Costs estimated to be incurred in connection with the Completion of the Approved Project Expenditures (including the Contingency with respect to the Approved Project Expenditures), and (ii) whether each such Line Item constitutes a Hard Cost or a Soft Cost, (B) shall contain a Line Item with respect to the estimated Interest and Carry Costs and setting forth the Line Items for all direct and indirect Costs estimated to be incurred in connection with the payment in full of the Interest and Carry Costs and (C) in any event (i) sets forth Borrower’s estimates for budgeted construction categories of all items of direct and indirect Costs to be incurred or payable with respect to the foregoing (including monthly interest on the Loan) and (ii) specifies each direct and indirect Cost that is to be funded from proceeds of each of the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance with the terms of this Agreement. The initial Construction Budget is attached hereto as Exhibit L. “Construction Consultant” means CBRE, Inc., or such other Person as may be designated and engaged by Lender in its sole discretion from to time as construction consultant to advise, consult and render reports to Lender concerning the status of the development and construction of the Project. “Construction Contract” means the Architect Agreement, the General Contractor Agreement, each Major Trade Contract, any other Trade Contract to which Borrower, General Contractor or an Affiliate of Borrower is a party, and each agreement to which a Design Professional is party, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time to time in accordance with the terms and conditions of this Agreement. “Construction Documents” means, collectively, all Construction Contracts, the Plans and Specifications, the Construction Budget, the Construction Permits and all Change Orders, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms and conditions of this Agreement. “Construction Drawings” means the drawings, calculations and final specifications acceptable for permitting, bidding and construction of the Required Improvements. “Construction Permits” means, collectively, all authorizations, consents and approvals, licenses and permits given or issued by Governmental Authorities which are required, from time to time, for the development and construction of the Project substantially in accordance with all Legal Requirements and the Plans and Specifications, as the same may be amended, replaced, supplemented, assigned or otherwise modified from time to time in accordance with the terms of this Agreement and applicable Legal Requirements. “Construction Schedule” means a schedule for the projected progress of the development and construction of the Project, setting forth a construction progress schedule reflecting, among other things, the anticipated dates of completion, which shall include a trade-by-trade breakdown of the estimated periods of commencement and completion of the specific work to be completed in connection with the completion of the Project substantially in accordance with the Plans and Specifications and Legal Requirements, as the same may be amended, restated, replaced, supplemented, updated or otherwise modified from time to time in accordance with the terms of this Agreement. The initial Construction Schedule is attached hereto as Exhibit M.

-9- 28722485.v7 “Contingency” means the contingency line item set forth in the Construction Budget, initially in the amount of $3,106,237 and available for Costs, pursuant to this Agreement, subject to compliance at all times with the Lien Law. “Contractor” means any contractor, subcontractor, sub-subcontractor, supplier or provider of labor, materials, equipment and/or services in connection with the construction of the Project or any Design Professional. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” shall have correlative meanings. “Cost Saving” has the meaning set forth in Section 2.1.11(d) hereof. “Costs” means, collectively, all costs and expenses of constructing the Project (or, with respect to Reimbursable Costs, all costs and expenses of construction of the Project prior to the Closing Date, not to exceed $33,432,725) and operating the Property (including, without limitation, all Approved Project Expenditures and Interest and Carry Costs) through the Maturity Date whether or not set forth in the Construction Budget or the Approved Annual Budget. “Debt” means the Outstanding Principal Balance, together with all interest accrued and unpaid thereon, and all other sums (including the Prepayment Premium) due from Borrower under the Loan Documents to which it is a party. “Debt Service” means, with respect to any particular period of time, scheduled principal and/or interest payments due under this Agreement. “Debt Yield” means, as of any date of determination, the amount (expressed as a percentage) determined by dividing the UNOI by the sum of (a) the Outstanding Principal Balance and (b) the Mezzanine Loan Outstanding Principal Balance. “Default” means the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default. “Default Rate” means a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) five percent (5%) above the Interest Rate. “Deficiency” means, as of any date of determination, the amount by which the sum of (i) such portion of the Loan and the Mezzanine Loan (so long as Mezzanine Lender is not in default of its obligations to fund Mezzanine Loan Additional Advances thereunder), in each case, as remains to be advanced as of such date in respect of Approved Project Expenditures (but only to the extent such unadvanced amounts are permitted (or would be permitted, upon satisfaction of applicable conditions precedent) pursuant to the Loan Documents to be applied to the applicable Costs and excluding undisbursed amounts in the Construction Budget for Interest and Carry Costs and other sums to be advanced to pay non-construction costs such as marketing costs), plus (ii) amounts that are guaranteed pursuant to the Equity Funding Guaranty (provided that no claim is then being pursued by Lender in respect of any of the Guarantees and Guarantor is not then in default or in breach of any of its obligations in respect of any of the Guarantees) with respect to Approved Project Expenditures, plus (iii) any unused Deficiency Collateral as of such date, is less than the actual sum, as estimated by Lender or Construction Consultant in its good faith judgment, which will be required to Complete the Project substantially in accordance with the Plans and Specifications (taking into account all Landlord Requested Changes and all Tenant Requested Changes (each such term

-10- 28722485.v7 as defined in the Master Lease), in each case, approved in accordance with the Master Lease and the Loan Documents, and as the Plans and Specifications may otherwise be amended as provided herein), in substantial accordance with the then current Construction Schedule (as the same may be amended as provided herein), and all Legal Requirements and this Agreement, and to pay all unpaid Costs in connection therewith, in each case, exclusive of any Interest and Carry Costs and other sums to be advanced to pay non-construction costs such as marketing expenses. Such estimate shall be binding and conclusive, provided that it is made in good faith and absent manifest error. “Deficiency Account” has the meaning set forth in Section 2.1.12(b) hereof “Deficiency Collateral” has the meaning set forth in Section 2.1.12(b) hereof. “Design Drawings” means the drawings and outline specifications that illustrate and describe the refinement of the design of the Required Improvements, establishing the scope, relationships, forms, size, materials, systems and appearance of the Required Improvements by means of plans, sections and elevations, typical construction details and equipment layouts. “Design Professionals” means, collectively, all architects, engineers, consultants, and similar professionals retained by or on behalf of Borrower or its Affiliates in connection with the design of the Project (including the Architect), all of which shall be licensed professionals in the State (if so required by the Legal Requirements) and shall be subject to approval by Lender prior to such engagement in connection with the Project, not to be unreasonably withheld, conditioned or delayed. Lender has approved the Design Professions listed on Schedule IV. “Determination Date” means, with respect to any determination of the Applicable Rate Index applicable to an Interest Accrual Period, the date that is two (2) U.S. Government Securities Business Days preceding the first day of the applicable Interest Accrual Period. “Downgraded Counterparty” means a counterparty to an Interest Rate Cap Agreement, or the guarantor of such counterparty’s obligations under an Interest Rate Cap Agreement that has a long-term unsecured debt rating of “A-“ or lower by S&P and “A3” or lower from Moody’s. “Draw Request” has the meaning set forth in Section 2.1.5(a) hereof. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eligible Account” means a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a

-11- 28722485.v7 segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $50,000,000.00 and is subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument. “Eligible Institution” means a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least “A-1” by S&P, “P-1” by Moody’s, and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of letters of credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A” by Fitch and S&P and “A2” by Moody’s. “Embargoed Person” means any Person (a) that is subject to trade restrictions under United States law, including the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws, with the result that transacting business with such Person (whether directly or indirectly) is or would be prohibited by law; (b) that is listed in the annex to, or who is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (as amended or supplemented, the “Executive Order”) or any other Prescribed Laws; (c) that is owned or Controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order or any other Prescribed Laws; (d) with whom a Person is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order and any other Prescribed Laws; (e) who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order or any other Prescribed Laws; (f) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or at any replacement website or other replacement official publication of such list; (g) that is named on any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC, or on any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Governmental Authority or pursuant to any Executive Order of the President of the United States of America; (h) that has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any violation of Prescribed Laws, or is currently under investigation by any Governmental Authority for alleged criminal activity; or (i) who is an Affiliate of a Person listed in clauses (a) through (h) above. “Engineer” means each engineer with respect to the Project on the date hereof, together with any successor or additional engineers engaged by (or on behalf of) Borrower or its Affiliate to perform any structural, mechanical, electrical and/or soil engineering services with respect to all or any portion of the Project. “Engineer Agreement” means each agreement for engineering services which Borrower has entered into or may enter into with any Engineer in accordance with Section 5.1.3(k), as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof. “Engineer Consent” means any consents and agreements required pursuant to the terms of this Agreement to be executed and delivered by an Engineer to Lender with respect to any Engineer Agreements

-12- 28722485.v7 entered into by and between Borrower and any Engineer, which, in each case, shall be, in form and substance reasonably acceptable to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms and conditions of this Agreement. “Environmental Indemnity” means that certain Environmental Indemnity Agreement, dated as of the Closing Date, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. “Environmental Report” means that certain Phase I Environmental Site Assessment Report, dated as of May 6, 2022, prepared by Partner Engineering and Science, Inc., as Project No. 22-366205.1. “Equity Funding Guaranty” means that certain Guaranty of Equity Obligations, dated as of the Closing Date, from Guarantor to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. “Equity Interests” means (a) partnership interests (general or limited) in a partnership; (b) membership interests in a limited liability company; (c) shares or stock interests in a corporation, and (d) the beneficial ownership interests in a trust. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “Estimated Interest and Carry Available Amount” has the meaning set forth in Section 2.1.9(d) hereof. “Estimated Interest and Carry Costs” has the meaning set forth in Section 2.1.9(d) hereof. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Event of Default” has the meaning set forth in Section 7.1 hereof. “Excess Cash Flow” has the meaning set forth in Section 3.1(b) hereof. “Excess Cash Flow Reserve Account” has the meaning set forth in Section 3.1(b) hereof. “Exchange Act” means the Securities and Exchange Act of 1934, as amended. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or commitment, or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.2.3(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Lender’s failure to comply with Section 2.2.3(b); and (d) any withholding Taxes imposed under FATCA.

-13- 28722485.v7 “Excusable Delay” means any delay or number of delays due to conditions beyond the reasonable control of Borrower and/or its Affiliates (in each case, so long as Borrower continuously and diligently uses all Commercially Reasonable Efforts to mitigate the effect thereof), including, without limitation, strikes, stays, judgments, orders, decrees, labor disputes, governmental restrictions, acts of God, the elements, enemy action, civil commotion, fire, casualty, accidents, shortages of, or inability to obtain, labor, utilities or material, actual or threatened health emergency (including, without limitation, epidemic, pandemic (including, for the avoidance of doubt, the ongoing COVID-19 pandemic), famine, disease, plague, quarantine, and other health risk); provided, however, that (i) any lack of funds in and of itself shall not be deemed to be a condition beyond the reasonable control of Borrower and (ii) any failure by any contractor or sub-contractor to perform its obligations under any contractor or sub-contractor agreement in and of itself shall not be deemed to be a condition beyond the reasonable control of Borrower (unless due to the bankruptcy or insolvency of such contractor or sub-contractor); provided that in no event shall Excusable Delay exceed sixty (60) consecutive calendar days or ninety (90) days in the aggregate. “Executive Order” has the meaning set forth in the definition of “Embargoed Person”. “Existing Construction Documents” means, collectively, the Construction Documents in effect as of the Closing Date, as more particularly described on Schedule I hereto. “Extension Option” has the meaning set forth in Section 2.3.1 hereof. “Extension Shortfall” has the meaning set forth in Section 2.3.1(k) hereof. “Extension Term” has the meaning set forth in Section 2.3.1 hereof. “Extraordinary Expenses” has the meaning set forth in Section 5.1.1(f)(iv). “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “Financial Covenant Requirements” means, collectively, the Guarantor Net Worth and Liquid Assets (each such term as defined in the Recourse Guaranty) requirements set forth in the Recourse Guaranty. “Fitch” means Fitch, Inc. “Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes. “General Contractor” means (i) Turner Construction Company or (ii) any other bondable general contractor or construction manager, as the case may be, licensed in the State, engaged by Borrower or its Affiliate with respect to the construction of the Project and approved by Lender, such approval not to be unreasonably withheld, conditioned or delayed, and for which Lender has received a general contractor in the form of the Assignment of General Contractor Agreement.

-14- 28722485.v7 “General Contractor Agreement” means (i) that certain AIA Document A133-Standard Form Agreement Between Owner and Construction Manager as Constructor, dated as of October 26, 2020, between Borrower and General Contractor, as amended by those two (2) certain Guaranteed Maximum Price Amendments, dated as of December 17, 2020, as further amended by that certain Guaranteed Maximum Price Amendment, dated as of December 31, 2020, as further amended by that certain Guaranteed Maximum Price Amendment, dated as of January 27, 2021, by those two (2) certain Guaranteed Maximum Price Amendment, dated March 5, 2021, as further amended by that certain Guaranteed Maximum Price Amendment, dated as of March 30, 2021, as further amended by that certain Guaranteed Maximum Price Amendment, dated as of April 20, 2021, as further amended by that certain Guaranteed Maximum Price Amendment, dated as of April 26, 2021, as further amended by that certain Guaranteed Maximum Price Amendment, dated as of May 13, 2021, as further amended by that certain Guaranteed Maximum Price Amendment, dated as of May 21, 2021, as further amended by that certain Guaranteed Maximum Price Amendment, dated as of May 27, 2021, as further amended by that certain Guaranteed Maximum Price Amendment, dated as of June 20, 2021, as further amended by that certain Guaranteed Maximum Price Amendment, dated as of July 23, 2021, as further amended by that certain Guaranteed Maximum Price Amendment, dated as of August 25, 2021, and as further amended by that certain Guaranteed Maximum Price Amendment, dated as of September 15, 2021, (b) any other documentation executed by and between Borrower and General Contractor evidencing or relating to the guaranteed maximum price thereunder and (c) any guaranty of General Contractor’s obligations under the General Contractor Agreement provided by any Person, and (ii) any general contractor or other agreement which may be entered into by (or on behalf of) Borrower or its Affiliate with any successor or additional or other General Contractor subject to the requirements of Section 5.1.3(k), as each of the foregoing in (i) and (ii) may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms and conditions of this Agreement. “Governmental Authority” means any court, board, agency, bureau, department, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise), whether now or hereafter in existence. “Guarantor” means Instil Sponsor, together with its successors and permitted assigns. “Guarantees” means, collectively, the Recourse Guaranty, the Carry Cost Guaranty, the Completion Guaranty and the Equity Funding Guaranty, each dated as of the Closing Date, from Guarantor to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. “Hard Costs” means, collectively, all costs and expenses constituting Costs of the Project set forth in the Construction Budget which are denominated in the Construction Budget as “Hard Costs”. “HVCRE” means any loan classified as a Highly Volatile Commercial Real Estate Loan by the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) including the rules, guidelines and directives promulgated pursuant to Basel III. “Improvements” has the meaning set forth in the granting clause of the Security Instrument. “In Balance” has the meaning set forth in Section 2.1.11(a) hereof. “Increased Costs” has the meaning set forth in Section 2.2.5(a) hereof. “Indebtedness” means for any Person, on a particular date, the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including amounts for borrowed money and

-15- 28722485.v7 indebtedness in the form of mezzanine debt and preferred equity); (b) obligations of such Person that are evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations of such Person for the deferred purchase price of property or services (including trade obligations for which such Person is liable); (d) obligations of such Person under letters of credit; (e) obligations of such Person under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; (g) obligations secured by any liens granted by such Person, whether or not the obligations have been assumed or are those of any other Person, and (h) without duplication of the foregoing, any contingent obligations of such Person (determined in accordance with the Approved Accounting Method). “Indemnified Party” has the meaning set forth in Section 10.13(b) hereof. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document, and (b) to the extent not otherwise described in clause (a), Other Taxes. “Independent” means, when used with respect to any Person, a Person that: (a) does not have any direct financial interest or any material indirect financial interest in Borrower or in any Affiliate of Borrower; (b) is not connected with Borrower or any Affiliate of Borrower as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director, supplier, customer, or person performing similar functions; and (c) is not a member of the immediate family of a Person defined in clause (a) or (b) above. “Independent Accountant” means a “Big Four” accounting firm or another accounting firm of nationally recognized, certified public accountants which is Independent and which is selected by Borrower and reasonably acceptable to Lender. “Independent Director” or “Independent Manager” means, of any Special Purpose Entity, or if such Special Purpose Entity is a limited partnership, the general partner of such Special Purpose Entity, an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc. (or its affiliate NRAI Entity Services, LLC), Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors or Independent Managers, another nationally-recognized company reasonably approved by Lender, in each case that is not an Affiliate of the Borrower Parties and that provides professional Independent Directors and Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager or Independent Director, or as a member of the board of directors or board of managers of such corporation or limited liability company, as applicable, and for the five-year period prior to his or her appointment as an Independent Director has not been and during the continuation of his or her serving as an Independent Director will not be, any of the following: (a) a member (other than a Special Member), manager, director, trustee, officer, employee, attorney, or counsel of any of the Borrower Parties or their Affiliates (provided that such person may be an Independent Director or Independent Manager of Borrower as long as they are not a member, manager, director, trustee, officer, employee, attorney, or counsel of any other Borrower Party or Affiliate of a Borrower Party, except that a Person who otherwise satisfies the definition of Independent Director or Independent Manager other than this subparagraph (a) by reason of being the independent director or independent manager of a “special purpose entity” that is an Affiliate of Borrower shall not be disqualified from serving as an Independent Director or Independent Manager of Borrower if such Person is either (i)

-16- 28722485.v7 a professional Independent Director or Independent Manager or (ii) the fees that such individual earns from serving as independent director or independent manager of Affiliates of Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year); (b) a creditor, customer, supplier, service provider (including provider of professional services) or other Person who derives any of its purchases or revenues from its activities with any Borrower Party or any Affiliate of a Borrower Party (other than an Independent Manager or Independent Director provided by a nationally-recognized company that routinely provides professional Independent Directors or Independent Managers and other corporate services to any Borrower Party or any Affiliate of a Borrower Party in the ordinary course of business); (c) a direct or indirect legal or beneficial owner in any Borrower Party or any Affiliate of a Borrower Party; (d) a member of the immediate family of any member, manager, employee, attorney, customer, supplier or other Person referred to above; and (e) a Person Controlling or under the common Control of anyone listed in subparagraphs (a) through (d) above. “Initial Advance” has the meaning set forth in Section 2.1.2 hereof. “Initial Maturity Date” means the Payment Date in July 9, 2025. “Initial Payment Date” means the Payment Date occurring in July, 2022. “Instil Sponsor” means Instil Bio, Inc., a Delaware corporation. “Insurance Reserve Account” has the meaning set forth in Section 3.2.2(a) hereof. “Insurance Premiums” has the meaning set forth in Section 6.1(b) hereof. “Interest Accrual Period” means, (i) with respect to the Initial Payment Date, the period commencing on the Closing Date up to but not including the Initial Payment Date, and (ii) with respect to any other Payment Date, the period commencing on and including the ninth (9th) day of the preceding calendar month and ending on and including the eighth (8th) day of the calendar month in which such Payment Date occurs. “Interest and Carry Costs” means all amounts required to be deposited or paid (as applicable) pursuant to Section 3.1(b)(i) through (ix) hereof (including, without limitation, all fees, costs and expenses payable to Lender under the Loan Documents or Mezzanine Lender under the Mezzanine Loan Documents). “Interest and Carry Costs Advance Amount” means an amount equal to $399,422. “Interest and Carry Cost Line Item” means the Line Item or Line Items set forth in the Construction Budget in an amount equal to $1,210,369 and available for Interest and Carry Costs pursuant to this Agreement. “Interest and Carry Cost Shortfall” has the meaning set forth in Section 2.1.9(d) hereof.

-17- 28722485.v7 “Interest Rate” means, for any Interest Accrual Period, (i) the Term SOFR Rate for so long as the Loan is a Term SOFR Rate Loan, (ii) the Alternate Rate for so long as the Loan is an Alternate Rate Loan or (iii) the Prime Rate for so long as the Loan is a Prime Rate Loan. “Interest Rate Cap Agreement” has the meaning set forth in Section 2.2.7(a); provided, that, after delivery of a Replacement Interest Rate Cap Agreement or a Substitute Interest Rate Cap Agreement to Lender, the term “Interest Rate Cap Agreement” shall be deemed to include such Replacement Interest Rate Cap Agreement or Substitute Interest Rate Cap Agreement and such Replacement Interest Rate Cap Agreement or Substitute Interest Rate Cap Agreement shall be subject to all requirements applicable to the Interest Rate Cap Agreement. “Late Payment Charge” has the meaning set forth in Section 2.4.2 hereof. “Lead Lender” has the meaning set forth in Section 10.29(a) hereof. “Lease” means the Master Lease any other lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and (a) every modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into in connection with such lease, sublease, sub- sublease, or other agreement and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto. “Legal Requirements” means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, building codes, land laws, judgments, decrees and injunctions of Governmental Authorities affecting the Loan, any Secondary Market Transaction with respect to the Loan, Borrower, Master Tenant, Guarantor and/or the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including the Securities Act, the Exchange Act, Regulation AB, and regulations promulgated pursuant to the Dodd- Frank Wall Street Reform and Consumer Protection Act (or any statute replacing or amending the same), the Americans with Disabilities Act of 1990, as amended, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, Master Tenant, Guarantor, the Property or any part thereof, including any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof. “Lender” has the meaning set forth in the introductory paragraph hereto, together with its successors and assigns (including the holder of each Note). “Letter of Credit” means an irrevocable, unconditional, freely transferable (without cost to Lender), clean sight draft letter of credit, as the same may be replaced, split, substituted, modified, amended, supplemented, assigned or otherwise restated from time to time, which (a) names a Person other than Borrower as the account party, (b) either does not expire sooner than, or can be renewed for successive one (1) year periods ending not sooner than, thirty (30) days after the Maturity Date (or such earlier date as is thirty (30) days after such Letter of Credit is no longer required pursuant to the terms of this Agreement), (c) entitles Lender to draw thereon in New York City based solely on a statement purportedly executed by an officer of Lender stating that it has the right to draw thereon, (d) is issued by a domestic Approved Bank or the U.S. agency or branch of a foreign Approved Bank, or if there are no domestic Approved Banks or U.S. agencies or branches of a foreign Approved Bank then issuing letters of credit, then such letter of credit may be issued by a domestic bank, the long term unsecured debt rating of which is the highest such rating then given by the Rating Agency or Rating Agencies, as applicable, to a domestic commercial bank,

-18- 28722485.v7 in any event having an office in New York City where presentation may be made by Lender, and (e) is otherwise in form and substance acceptable to Lender. If at any time the bank issuing any such Letter of Credit shall cease to be an Approved Bank, or if Borrower fails to cause such Letter of Credit to be renewed or replaced no later than thirty (30) days prior to any annual expiration thereof, Lender shall have the right immediately to draw down the same in full (or in part) and hold the proceeds of such draw as collateral for the Loan in a Reserve Account. “Lien” means any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting Borrower, the Property, or any portion thereof or any interest therein, or any direct or indirect interest in Borrower or SPE Component Entity, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialman’s and other similar liens and encumbrances. “Lien Law” means the lien law of the State as in effect from time to time, with respect to mechanic’s liens and lien priority. “Line Item” means a line item of cost or expense set forth in the Construction Budget, as the same may be adjusted in compliance with Section 2.1.11 or Section 5.1.3(c). “Loan” means the loan in the maximum principal amount of the Loan Amount made by Lender to Borrower pursuant to this Agreement. “Loan Amount” means the sum of $55,000,000. “Loan Documents” means, collectively, this Agreement, the Note, the Security Instrument, the Guarantees, the Environmental Indemnity, the Assignment of Management Agreement, the Assignment of Agreements, the Assignment of General Contractor Agreement, each Architect Consent, each Engineer Consent, each Major Trade Contractor Consent, the Cash Management Agreement, the Clearing Account Agreement, any Assignment of Interest Rate Cap Agreement, the Closing Certificate, the Master Lease SNDA and all other certificates, documents, agreements or instruments now or hereafter executed and/or delivered in connection with the Loan (as each may be amended, modified, extended, consolidated or supplemented from time to time). “Loss” or “Losses” means, with respect to any Person, all liabilities, obligations, losses, damages, fines, penalties, actions, proceedings, judgments, suits, claims, debts, costs, expenses, charges, fees, awards, amounts paid in settlement, demands, and disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees) of or suffered or incurred by such Person in connection with or relating to the Loan, the Property, or any other collateral for the Loan (but not including (a) special, speculative, exemplary, or punitive damages, or (b) consequential damages in the nature of alleged “lost profits” or “lost opportunities”, in each case with respect to the foregoing clauses (a) and (b) except to the extent that a party seeking indemnification of such amount has paid or is required to pay such measure of damages other than as a result of (and to the extent of) its own gross negligence, willful misconduct or fraud). “Major Milestones” means the fulfillment of the following milestones for the Project as determined by Lender in its sole but good faith discretion: (i) Substantial Completion shall have occurred no later than the Substantial Completion Due Date; and (ii) Completion shall have occurred no later than the Completion Due Date.

-19- 28722485.v7 “Major Trade Contract” means, (a) each of those certain agreements, dated as of August 1, 2020 and November 1, 2020, between Borrower and Project Manager, or (b) each Trade Contract, (i) if such Trade Contract has been executed prior to the Closing Date, under which there are Costs remaining to complete after the Closing Date equal to or in excess of $1,000,000, and (ii) if such Trade Contract is executed from and after the Closing Date, that has a contract or purchase price, as the case may be, whether initially or thereafter by virtue of any Change Order or Change Orders, equal to or in excess of $1,000,000; provided that, for purposes of this definition, multiple Trade Contracts with a single Trade Contractor, or an Affiliate thereof, as the case may be, shall be deemed to be one Trade Contract. “Major Trade Contractor” means any Trade Contractor under a Major Trade Contract. “Major Trade Contractor Consent” means each consent and agreement required pursuant to the terms of this Agreement to be executed and delivered by a Major Trade Contractor to Lender in substantially the form attached hereto as Exhibit B with respect to any Major Trade Contracts entered into by and between Borrower and any Major Trade Contractor, which, in each case, shall be, in form and substance reasonably acceptable to Lender and the applicable Major Trade Contractor, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms and conditions of this Agreement. “Management Agreement” means any property management agreement entered into in accordance with the terms of this Agreement between Borrower and a Qualified Manager that is reasonably acceptable to Lender, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof. “Manager” means a Qualified Manager that enters into a Management Agreement and delivers to Lender an Assignment of Management Agreement, in each case, in accordance with the terms and provisions of this Agreement. “Master Lease” means that certain Instil Bio Life Science Campus Lease, dated as of the Closing Date, between Borrower, as landlord, and Master Tenant, as tenant, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof. “Master Lease Payment Outside Date” has the meaning set forth in Section 4.1.2(l)(i). “Master Lease Payments” means all Rent (as defined in the Master Lease) paid by Master Tenant pursuant to the Master Lease. “Master Lease SNDA” means that certain Subordination, Non-Disturbance and Attornment Agreement, dated as of the Closing Date, among Lender, Borrower and Master Tenant, with respect to the Master Lease, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof. “Master Tenant” means Instil Sponsor. “Material Adverse Effect” means a material adverse effect on (a) the Property or the value or use thereof, (b) the business, profits, management, operations or condition (financial or otherwise) of Borrower, SPE Component Entity, Master Tenant, and Guarantor, taken as a whole, or the Property, (c) the enforceability, validity, perfection or priority of the lien of the Security Instrument or the other Loan Documents, or (d) the ability of any Borrower Party to perform its obligations under the Loan Documents to which it is a party; provided, however, that current financial and market conditions engendered by the SARS-CoV-2 global pandemic shall not be given effect in determining whether a Material Adverse Effect

-20- 28722485.v7 has occurred with respect to a Borrower Party unless such conditions result in a material adverse effect specific to the business, condition (financial or otherwise), the Property or operations of Borrower, Guarantor and their respective Affiliates, taken as a whole, after the Closing Date. “Material Agreements” means each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property, other than the Management Agreement, the Construction Documents, the Master Lease and the other Leases, as to which either (i) there is an obligation of Borrower to pay more than $100,000 per annum; or (ii) the term thereof extends beyond one (1) year (unless cancelable on thirty (30) days or less notice without requiring the payment of termination fees or payments). “Maturity Date” means the Initial Maturity Date or, if applicable, the applicable date to which the Initial Maturity Date has been extended pursuant to Section 2.3 hereof, or such other date on which the final payment of the Debt becomes due and payable as herein provided, whether at the stated maturity date, by declaration of acceleration, or otherwise. “Maximum Legal Rate” means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loan and as provided for herein or the other Loan Documents, under the laws of the state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan. “Mezzanine Borrower” means Complex Therapeutics Mezzanine LLC, a Delaware limited liability company. “Mezzanine Borrower SPE Component Entity” means the SPE Component Entity (as defined in the Mezzanine Loan Agreement). “Mezzanine Debt” means the Debt (as defined under the Mezzanine Loan Agreement). “Mezzanine Funding Share” means 35.29%. “Mezzanine Lender” means OPG Hermes Investments (DE) LLC, a Delaware limited liability company, together with its successors and assigns. “Mezzanine Loan” means that certain loan in the original principal amount of $30,000,000 made of even date herewith by Mezzanine Lender to Mezzanine Borrower. “Mezzanine Loan Agreement” means that certain Mezzanine Loan Agreement, dated as of the date hereof, by and between Mezzanine Borrower and Mezzanine Lender, as the same may be amended, modified and/or supplemented from time to time. “Mezzanine Loan Additional Advance” means Additional Advance (as defined in the Mezzanine Loan Agreement). “Mezzanine Loan Amount” means the Loan Amount (as defined in the Mezzanine Loan Agreement). “Mezzanine Loan Debt Service” means, with respect to any particular period of time, scheduled principal and/or interest payments due under the Mezzanine Loan Agreement.

-21- 28722485.v7 “Mezzanine Loan Documents” means all documents evidencing and/or securing the Mezzanine Loan and all documents executed and/or delivered in connection therewith, as the same may be amended, modified and/or supplemented from time to time. “Mezzanine Loan Event of Default” means an “Event of Default” as defined in the Mezzanine Loan Agreement. “Mezzanine Loan Monthly Debt Service Payment Amount” means the Monthly Debt Service Payment Amount (as defined in the Mezzanine Loan Agreement). “Mezzanine Loan Outstanding Principal Balance” means, as of any date, the outstanding principal balance of the Mezzanine Loan. “Mezzanine Loan Unfunded Loan Proceeds Account” means the “Unfunded Loan Proceeds Account” under and as defined in the Mezzanine Loan Agreement. “Milestone Non-Compliance Event” means that any Major Milestone has not been timely satisfied as provided in the definition of “Major Milestones”. “Minimum Rate” means the Rate Index Floor plus the Spread. “Monthly Debt Service Payment Amount” means, as of any Payment Date, all accrued and unpaid interest that has accrued on the Outstanding Principal Balance at the Interest Rate for the Interest Accrual Period in effect as of the day immediately preceding such Payment Date. “Moody’s” means Moody’s Investors Service, Inc. “Mortgage Funding Share” means 64.71%. “Net Operating Income” means, for any period, the amount obtained by subtracting Operating Expenses for such period from Operating Income for such period. “Net Proceeds” means (a) with respect to the occurrence of a Casualty, the net amount of all insurance proceeds payable under the Policies required pursuant to Section 6.1(a) hereof as a result of the applicable damage or destruction, after deduction of Lender’s reasonable costs and expenses (including, but not limited to, reasonable legal fees), if any, in collecting same (but not including the proceeds of any business interruption insurance), and (b) with respect to the occurrence of a Condemnation, the net amount of any payments received from the applicable Governmental Authority on account of such Condemnation, or in any transaction or proceeding in lieu thereof, after deduction of Borrower’s and Lender’s reasonable costs and expenses (including reasonable legal fees), if any, in collecting same. “Net Proceeds Reserve Account” has the meaning set forth in Section 6.4 hereof. “Net Proceeds Threshold” means the sum of One Million and No/100 Dollars ($1,000,000). “Non-Lienable Work” means work conducted at, or for the benefit of, the Property, with respect to which work, no Person shall have the right under applicable Legal Requirements to file or record a Lien against the Property in respect of any non-payment of amounts due and owing to such Person.

-22- 28722485.v7 “Note” means one or more loan promissory note(s) made by Borrower in favor of a Lender, as the same may be amended, restated, replaced, supplemented, extended or otherwise modified from time to time. “Obligations” means, collectively, Borrower’s obligations for the payment of the Debt and the performance of the all obligations of Borrower contained in the Loan Documents. “OFAC” has the meaning set forth in the definition of “Prescribed Laws”. “Officer’s Certificate” means a certificate delivered to Lender by Borrower that is signed by an authorized senior officer of Borrower or of the entity that Controls Borrower, as applicable, in the form attached hereto as Exhibit C. “Off-Site Materials” has the meaning assigned to such term in the definition of Stored Materials. “Operating Expenses” means, for any period, the total of all expenditures, computed in accordance with the Approved Accounting Method, of whatever kind during such period relating to the operation, maintenance and/or management of the Property that are incurred on a regular monthly or other periodic basis (including utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments, and other similar costs), but excluding (a) non- cash charges such as depreciation and amortization, (b) Debt Service and Mezzanine Loan Debt Service, (c) any Reserve Funds required under the Loan Documents, (d) costs of restoration following a Casualty or Condemnation, (e) any payment or expense for which Borrower or Mezzanine Borrower was or is to be reimbursed from proceeds of the Loan or the Mezzanine Loan (respectively)), by insurance, or by any third party, (f) any expenses which are paid directly (or reimbursed to Borrower) by Master Tenant pursuant to the Master Lease, and (g) federal, state or local income taxes. “Operating Income” means all Revenues received or paid to or for the account or benefit of Borrower resulting from or attributable to the ownership or operation of the Property, determined in accordance with the Approved Accounting Method (but excluding (a) income and proceeds from the sale or other disposition of goods, capital assets and other items, in each case, to the extent such sales are not in the ordinary course of the Property operation; (b) any insurance proceeds paid by reason of a Casualty (except for proceeds of business interruption or other loss of income or insurance as set forth in the definition of Revenues); (c) any proceeds received in connection with a Condemnation; (d) payment of rents from tenants more than one (1) month in advance or deposits paid in advance for the use of the Property until such time as such payments or deposits become due; (e) Lease termination or modification payments; (f) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority; (g) Loan proceeds and disbursements to Borrower from the Reserve Funds or to Mezzanine Borrower from the Reserve Funds (as defined in the Mezzanine Loan Agreement), if any; (h) gross receipts received by lessees, licensees or concessionaires of the Property; (i) sales of furniture, fixtures and equipment; (j) refunds of amounts not included in Operating Expenses at any time and uncollectible accounts; (k) reimbursements by Master Tenant of any expenses paid by Borrower; and (l) Revenues from any other events not related to the ordinary course of operation of the Property. “Operating Permits” means, collectively, all authorizations, consents and approvals given by and licenses and permits issued by Governmental Authorities which are required for the ownership, use and occupancy of the Property in accordance with all Legal Requirements (other than Construction Permits) and for the performance and observance of all obligations and agreements of Borrower contained herein or in the other Loan Documents that relate to the ownership, use and occupancy of the Property, including the ownership, use and occupancy of the Project following Completion of the same.

-23- 28722485.v7 “Other Charges” means all ground rents, assessments, maintenance charges, impositions other than Property Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof. “Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment. “Outstanding Principal Balance” means, as of any date, the outstanding principal balance of the Loan. “Oxford Acquisition” means the acquisition of the Property by any Oxford Entity (excluding any acquisition of the Property by any Person in connection with the exercise by Lender of any of its rights and/or remedies under this Agreement or the other Loan Documents) during the period commencing on the Closing Date and ending on the date that is twelve (12) months following the Closing Date. “Oxford Entity” means Oxford Properties Group or any Affiliate (pursuant to clause (b) of the definition thereof) of Oxford Properties Group. “Payment Date” means the ninth (9th) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day. “Permitted Encumbrances” means, (a) with respect to the Property, collectively (i) the Liens and security interests created by the Loan Documents, (ii) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy or Survey, (iii) Liens, if any, for Taxes or Other Charges imposed by any Governmental Authority not yet due or delinquent or which are being contested by Borrower in accordance with the terms and conditions of this Agreement, (iv) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s reasonable discretion, (v) inchoate mechanics’ and materialmens’ liens, (vi) actual mechanics’ and materialmens’ liens provided same are discharged or bonded within thirty (30) days of the filing thereof (but in any case prior to the date on which any foreclosure or other realization thereon is scheduled to occur if sooner than such 30-day period) or which are otherwise being contested by Borrower in accordance with the terms and conditions of this Agreement, (vii) the Master Lease, (viii) Liens arising in connection with Permitted Equipment Leases, (ix) other than the Master Lease, the Leases entered into prior to the Closing Date or after the Closing Date in accordance with the terms and conditions of this Agreement, and (x) immaterial Transfers and grants of easements, restrictions, covenants, reservations and rights of way in the ordinary course of business, which, in each case, are (A) permitted by the terms of Section 5.1.1(d)(iii) and (B) entered into in full compliance with the terms of Section 5.1.1(d)(iii), and (xi) Liens (1) of the Clearing Bank and Cash Management Bank arising under Section 4-210 of the UCC on items in the course of collection and (2) in favor of Clearing Bank and Cash Management Bank arising as a matter of law encumbering deposits (including the right of set-off) arising

-24- 28722485.v7 in the ordinary course of business in connection with the maintenance of such accounts, and (b) with respect to the direct or indirect Equity Interests in Borrower, the Liens of the Mezzanine Loan Documents. “Permitted Equipment Leases” means equipment leases or other similar instruments entered into with respect to equipment and/or Personal Property provided, that, in each case, such equipment leases or similar instruments (i) are entered into on commercially reasonable terms and conditions in the ordinary course of Borrower’s business, (ii) relate to equipment and/or Personal Property which is (A) used in connection with the operation and maintenance of the Property in the ordinary course of Borrower’s business and (B) readily replaceable without material interference or interruption to the operation of the Property, and (iii) have annual payments not exceeding $100,000 in the aggregate. “Permitted Indebtedness” means (a) in the case of Borrower, (i) the Debt, and (ii) unsecured trade and operational debt incurred in the ordinary course of business relating to the ownership and operation of the Property and the routine administration of Borrower, in amounts not to exceed 2% of the sum of the Loan Amount and the Mezzanine Loan Amount, which liabilities are not payable more than sixty (60) days past the date incurred, are paid when due and are not evidenced by a note, (iii) intentionally omitted, and (iv) Taxes imposed by any Governmental Authority not yet delinquent or which are being contested in accordance with the terms and conditions of this Agreement, and (b) in the case of any applicable SPE Component Entity, unsecured trade and operational debt incurred in the ordinary course of business relating to the ownership of its Equity Interest in Borrower, in amounts not to exceed $25,000, which liabilities are not paid more than sixty (60) days past the date incurred, are not evidenced by a note, and are paid when due. “Permitted Transfers” has the meaning set forth in Section 5.1.1(d) hereof. “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any Governmental Authority, and any fiduciary acting in such capacity on behalf of any of the foregoing. “Personal Property” has the meaning set forth in the granting clause of the Security Instrument. “Plans and Specifications” means the plans and specifications for the construction of the Project approved by Lender as of the Closing Date and any other plans and specifications for the construction of the Project prepared or to be prepared by (or on behalf of) Borrower after the Closing Date, including any other architectural, structural, foundation and elevator plans and specifications prepared by Architect and any other mechanical, electrical, plumbing and fire protection plans and specifications prepared by any Person retained or to be retained by Borrower, Architect or General Contractor as approved in writing by Lender and Construction Consultant, to the extent such approval is required by the terms of this Agreement, in each case, as the same may be amended by Change Orders applicable thereto, provided that such Change Orders have been approved to the extent required pursuant to Section 5.1.3(g), in each case as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement. “PLL Policy” has the meaning set forth in Section 6.1(a)(ix) hereof. “Policy” and “Policies” has the meaning set forth in Section 6.1(b) hereof. “Prepaid Revenues” has the meaning set forth in Section 3.1(b) hereof. “Prepayment Date” has the meaning set forth in Section 2.5.1 hereof.

-25- 28722485.v7 “Prepayment Premium” means, with respect to the principal amount of the Loan being prepaid on or prior to the applicable Prepayment Premium End Date, other than in connection with Oxford Acquisition, a payment to Lender in an amount equal to the product of (a) the Interest Rate as of the date of the prepayment), (b) the portion of the Loan being repaid, and (c) a fraction, the numerator of which is the number of days between the date through which interest on the amount being prepaid has been paid in full and the Prepayment Premium End Date and the denominator of which is 360. Notwithstanding the foregoing, with respect to any prepayment made after the Prepayment Premium End Date, the amount of the Prepayment Premium shall be zero. “Prepayment Premium End Date” means, (a) if the determination of the Prepayment Premium is being made with respect to a prepayment in connection with a Third Party Sale, June 9, 2023, and (b) if the determination of the Prepayment Premium is being made in any case other than with respect to a prepayment in connection with a Third Party Sale, December 9, 2023. “Prescribed Laws” means, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. § 1701 et. seq., (d) the Racketeer Influenced and Corrupt Organizations Act, (e) all requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”), and (f) all other Legal Requirements relating to money laundering, anti-bribery and corruption or terrorism. “Prime Rate” means a fluctuating rate per annum equal to the Prime Rate Index plus the Prime Rate Spread; provided, however in no event shall the Prime Rate be deemed to be less than the Minimum Rate. “Prime Rate Index” means the annual rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If The Wall Street Journal ceases to publish the “Prime Rate,” Lender shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi- governmental body, then Lender shall select a comparable interest rate index. Notwithstanding the foregoing, in no event shall Prime Rate Index be less than the Rate Index Floor. “Prime Rate Loan” means the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate. “Prime Rate Spread” means, in connection with the conversion of the Loan from a Term SOFR Loan to a Prime Rate Loan, the difference (expressed as the number of basis points) of (a) Term SOFR as of the Determination Date for which Term SOFR was last applicable to the Loan plus the Spread minus (b) the Prime Rate as of such Determination Date; provided, however, that if such difference is a negative number, the Prime Rate Spread shall be zero. “Project” means the construction, development, Completion and payment in full of all work relating to the Required Improvements as more specifically set forth herein and in accordance with the Plans and Specifications, all Legal Requirements and all other applicable requirements of the Loan Documents. “Project Advance Amount” means an amount equal to $20,887,353. “Project Manager” means Savills, Inc.

-26- 28722485.v7 “Property” means each parcel of real property described on Exhibit A attached hereto, the Improvements thereon and all Personal Property owned by Borrower and encumbered by the Security Instrument, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Security Instrument and referred to therein as the “Property”. “Property Taxes” means all real estate and personal property taxes, assessments, water rates or sewer rents (excluding income taxes), now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon. “Punchlist Items” means, individually and/or collectively, as the context may require, minor or insubstantial details of construction, decoration, mechanical adjustment or installation the non-completion of which does not prevent the use, occupancy or operation of the Required Improvements for their intended purposes and does not result in a violation of any Management Agreement, the Master Lease or any other Lease. “Qualified Manager” means, in the judgment of Lender, a reputable and experienced management organization possessing experience in managing ten (10) or more properties of similar type, quality and size as the Property and approved by Lender. “Rate Conversion” means conversion of the Loan to an Alternate Rate Loan or Prime Rate Loan. “Rate Index Floor” means Closing Date Term SOFR. “Rating Agencies” means each of S&P, Moody’s, Fitch, DBRS, Inc., Morningstar, Inc., or Kroll Bond Ratings, or any other nationally recognized statistical rating agency which has been approved by Lender. “REA” means, collectively, as the same may be amended, restated, supplemented or otherwise modified from time to time, any reciprocal easement agreement or similar document affecting the Property now or hereafter of record, as more particularly described on Schedule VI hereto. “Recourse Guaranty” means that certain Guaranty Agreement, dated as of the Closing Date, from Guarantor to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. “Recourse Liabilities” has the meaning set forth in Section 8.2 hereof. “Reimbursable Costs” has the meaning set forth in Section 2.1.2 hereof. “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York or any successor thereto. “Replacement Interest Rate Cap Agreement” has the meaning set forth in Section 2.2.7(b). “Required Borrower Equity Advance” means, with respect to each Combined Advance, non- borrowed cash equity in an amount equal to forty-nine percent (49%) of the total Costs that are the subject of such Combined Advance.

-27- 28722485.v7 “Required Equity/Control Requirements” means, collectively, (i) Guarantor owns 100% of the direct equity interest in Mezzanine Borrower, (ii) Mezzanine Borrower owns 100% of the direct equity interest in Borrower, and (iii) Guarantor Controls Borrower and Mezzanine Borrower. “Required Improvements” means the construction on the Land (as defined in the Security Instrument), in accordance with the Plans and Specifications, the Master Lease and all applicable Legal Requirements, of Building B, consisting of an approximately 70,930 square foot, two-story lab manufacturing and warehouse building, including all site improvements, utility work and other improvements appurtenant thereto. “Reserve Accounts” means, collectively, the Tax Reserve Account, the Insurance Reserve Account, the Excess Cash Flow Reserve Account, the Net Proceeds Reserve Account, the Unfunded Loan Proceeds Account, the Deficiency Account, the Shortfall Account and any other reserve or escrow account established under the Loan Documents from time to time. “Reserve Funds” means, collectively, any and all funds held in any Reserve Account from time to time. “Reserve Item” means, individually and collectively as the context may require, (i) Insurance Premiums and/or (ii) Taxes and Other Charges. “Restoration” means the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation (subject to changes in zoning codes, building codes, or other applicable laws), with such alterations as may be reasonably approved by Lender. “Restricted Party” means, collectively, Borrower, any SPE Component Entity, Mezzanine Borrower, any Mezzanine Borrower SPE Component Entity, any Affiliated Manager and Guarantor. “Retainage” means the total amount actually held back by Borrower or General Contractor, as the case may be, from each Trade Contractor with respect to the value of its work in place with respect to the Project, equal to ten percent (10%) (unless a greater retainage amount is provided for in any applicable Construction Contract) of the value of such Trade Contractor’s work incurred by Borrower with respect to such Trade Contractor for work in place as of the date of the Draw Request in question, as verified from time to time by Construction Consultant pursuant to the provisions of this Agreement, provided that (i) from and after such time as such Trade Contract has achieved 50% Completion (as shown on an Architect’s certificate, in form and substance reasonably satisfactory to Lender, submitted with a Draw Request), the portion of each subsequent Draw Request applicable to such Trade Contract to be held back by Borrower as “Retainage” for the General Contractor Agreement shall be reduced to five percent (5%) (unless a greater retainage percentage is provided for in any applicable Construction Contract) and (ii) all “Retainage” is disbursed only in accordance with the provisions of Section 2.1.15. “Revenues” means, without duplication, all rents (including percentage rents), rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents (including payments by reason of the rejection of a Lease in a Bankruptcy Action), all income and proceeds from judgments, settlements and other resolutions of disputes with respect to matters which would be includable in this definition of “Revenues” if received in the ordinary course of the Property operation, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, fees, charges for services rendered, all other amounts payable as rent under any Lease or other agreement relating to the Property (including utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license

-28- 28722485.v7 fees, parking fees, rent concessions or credits), other required pass-throughs or reimbursements paid by tenants under Leases of any nature, and interest on Reserve Funds, if any), business interruption or other loss of income or rental insurance proceeds, and other income or consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Manager or any of their respective agents or employees from any and all sources arising from or attributable to the Property. “Shortfall Account” has the meaning set forth in Section 2.1.9(d) hereof. “Soft Costs” means, collectively, all costs and expenses set forth in the Construction Budget which are denominated as “Soft Costs”. “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC company “Secondary Market Transaction” has the meaning set forth in Section 9.1 hereof. “Securities Act” means the Securities Act of 1933, as amended. “Security Instrument” means that certain first priority Construction Deed of Trust, Security Agreement, Assignment of Leases and Fixture Filing dated as of the Closing Date, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. “Servicer” has the meaning set forth in Section 10.28 hereof. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator and as published on the SOFR Administrator’s Website. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SPE Component Entity” means: (i) if Borrower is a limited partnership, the Special Purpose Entity that is the general partner of Borrower; or (ii) if Borrower is a limited liability company other than an Acceptable LLC, the Special Purpose Entity that is the managing member of Borrower; provided, however, if Borrower is an Acceptable LLC or a corporation, the term “SPE Component Entity” shall have no meaning when used in this Agreement. “Special Member” has the meaning set forth in the definition of “Special Purpose Entity”. “Special Purpose Entity” means a Person, other than an individual, which, since the date of its formation and at all times prior to, on and after the date thereof, has complied with and shall at all times comply with the following requirements: (a) was, is and will be formed solely for the purpose of (i) in the case of Borrower, acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, financing, managing and operating the Property, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; or (ii) in the case of any applicable SPE Component Entity, acting as the general

-29- 28722485.v7 partner or managing member (as applicable) of Borrower; (b) has not been, is not, and will not be engaged in any business unrelated to (i) in the case of Borrower, acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, financing managing and operating the Property, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, or (ii) in the case of any applicable SPE Component Entity, acting as the general partner or managing member (as applicable) of Borrower; (c) has not had, does not have and will not have any assets other than (i) in the case of Borrower, the Property and those related to the ownership and operation of the Property (including, without limitation, replacement thereof as permitted by the Loan Documents) or, (ii) in the case of any applicable SPE Component Entity, its Equity Interest in Borrower; (d) has not engaged in, sought or consented to, and will, to the fullest extent permitted by law, not engage in, seek or consent to, (i) any dissolution, winding up, liquidation, consolidation, merger, or sale of all or substantially all of its assets, (ii) except as permitted under the terms of this Agreement, any transfer of partnership or membership interests (if such entity is a general partner in a limited partnership or a member in a limited liability company), or (iii) any amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition without the written consent of Lender; (e) has been, is, and intends to remain solvent and has paid and intends to continue to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same have or shall become due, and has maintained, is currently maintaining and will endeavor to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, the foregoing shall not require any owner of Borrower to make any additional capital contributions; (f) has not failed, and will not fail, to correct any known misunderstanding regarding the separate identity of such entity; (g) has maintained and will maintain its accounts, financial statements, books, and records separate from any other Person and has not permitted, and will not permit, its assets to be listed as assets on the financial statement of any other entity except as required by the Approved Accounting Method (provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets shall be listed on Borrower’s own separate balance sheet; (h) has filed and will file its own tax returns, except to the extent that it (i) has been or is required to file consolidated tax returns by law or (ii) is treated as a disregarded entity for federal or state tax purposes; (i) other than as permitted in this Agreement, (i) has not commingled, and will not commingle, its funds or assets with those of any other Person and (ii) has not participated and will not participate in any cash management system with any other Person; (j) has held and will hold its assets in its own name; (k) has maintained and will maintain an arm’s-length relationship with its Affiliates;

-30- 28722485.v7 (l) has paid and will pay its own liabilities and expenses, including the salaries of its own employees (if any), out of its own funds and assets, and has maintained and will maintain a sufficient number of employees (if any) in light of its contemplated business operations; provided, however, the foregoing shall not require any owner of Borrower to make any additional capital contributions; (m) has observed and will observe in all material respects all partnership, corporate or limited liability company formalities, as applicable; (n) has not had, and will not have, any Indebtedness other than Permitted Indebtedness; (o) except in connection with the Loan Documents, has not assumed or guaranteed or become obligated for, and will not assume or guarantee or become obligated for, the debts of any other Person (except to the extent SPE Component Entity is liable for the debts and obligations of Borrower by virtue of being the general partner of Borrower) and has not held out and will not hold out its credit as being available to satisfy the obligations of any other Person except, in each case, as permitted pursuant to this Agreement; (p) has not acquired and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate (other than the securities of Borrower held by any applicable SPE Component Entity); (q) has allocated and will allocate, fairly and reasonably, any overhead expenses that are shared with any Affiliate, including paying for shared office space and services performed by any employee of an Affiliate; (r) has maintained and used, now maintains and uses, and will maintain and use, separate stationery, invoices and checks bearing its name, and all stationery, invoices, and checks utilized by such Person or utilized to collect its funds or pay its expenses have borne and shall bear its own name and have not borne and shall not bear the name of any other entity unless such entity is clearly designated as being such Person’s agent; (s) has not pledged and will not pledge its assets for the benefit of any other Person other than Lender in connection with the Loan; (t) has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower, and has held itself out and identified itself, and will hold itself out and identify itself, as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person, except in each case for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in Subsection (x) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower; (u) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person; (v) has not made and will not make loans to any Person or hold evidence of Indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

-31- 28722485.v7 (w) has not identified and will not identify its constituent partners, members or shareholders (as applicable), or any Affiliate of any of them, as a division or part of it, and has not identified itself, and shall not identify itself, as a division of any other Person; (x) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (i) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party, and (ii) in connection with this Agreement; (y) has not had and will not have any obligation to indemnify, and has not indemnified and will not indemnify, its partners, officers, directors, managers or members, as the case may be, unless such an obligation is, as of the Closing Date, fully subordinated to the Obligations and will continue at all times to constitute a claim against such Special Purpose Entity that is subordinated to the Obligations in the event that cash flow in excess of the amount required to pay the Obligations is insufficient to pay such obligation; (z) except as provided in the Loan Documents, does not and will not have any of its obligations guaranteed by any Affiliate; (aa) if such entity is a limited partnership, has had, now has and will have (i) as its only general partners, Special Purpose Entities that are corporations or Acceptable LLCs that own at least one percent (1%) of the equity of the limited partnership, and (ii) a partnership agreement providing that (A) such entity will not dissolve upon the bankruptcy of any partner, including any general partner, (B) the vote of a majority-in-interest of the remaining partners is sufficient to, and such partners shall, continue the life of the partnership in the event of such bankruptcy of the general partner, and (C) if the vote of a majority- in-interest of the remaining partners to continue the life of the partnership following the bankruptcy of the general partner is not obtained, the partnership may not liquidate the Property without the consent of the Lender for as long as the Loan is outstanding; (bb) if such entity is a corporation, has had, now has and will have at least one (1) Independent Director, and has not caused or allowed, and will not cause or allow, the board of directors of such entity to take any Bankruptcy Action (or to collude with, or otherwise assist, solicit, or cause to be solicited an involuntary Bankruptcy Action) or any other action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless at least one (1) Independent Director shall have participated in such vote and all of the directors have participated in such vote; (cc) except as provided in clause (dd) below, if such entity is a limited liability company, has been, now is, and will be a limited liability company formed under the laws of the State of Delaware that will have an operating agreement which provides that as long as any portion of the Debt remains outstanding: (i) the company shall have at least one (1) Independent Manager that shall be a duly- appointed “manager” of the limited liability company within the meaning of Section 18-101(10) of the Delaware Limited Liability Company Act (the “Act”), and the limited liability company shall not take any Bankruptcy Action (or to collude with, or otherwise assist, solicit, or cause to be solicited an involuntary Bankruptcy Action) unless (A) such Bankruptcy Action is approved by the prior unanimous written consent of all members and managers thereof (including any Independent Manager), and (B) at the time of such action such limited liability company has at least one (1) manager who is an Independent Manager (provided, however, the managers shall only have the rights and duties expressly set forth in the limited liability company agreement); (ii) upon the occurrence of any event that causes the last member of the limited liability company to cease to be a member of such limited liability company (other than upon an assignment by such member of all of its limited liability company interest in such limited liability company

-32- 28722485.v7 and the admission of the transferee in accordance with the limited liability company agreement), (A) the person(s) acting as Independent Manager of such limited liability company shall, without any action of any Person and simultaneously with such member ceasing to be a member of such limited liability company, automatically be admitted as the “Special Member” (an Independent Manager in such capacity, a “Special Member”) and shall preserve and continue the existence of such limited liability company without dissolution, and (B) without limiting the provisions of clause (A), upon the occurrence of any event that causes the last remaining member of the limited liability company to cease to be a member of the limited liability company or that causes the sole member to cease to be a member of the limited liability company (other than upon continuation of the limited liability company without dissolution upon an assignment by the member of all of its limited liability company interest in the limited liability company and the admission of the transferee in accordance with the limited liability company agreement), to the fullest extent permitted by law, the personal representative of such member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in such limited liability company, agree in writing to continue the limited liability company without dissolution and to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of such limited liability company, effective as of the occurrence of the event that terminated the continued membership of such member in such limited liability company; (iii) no Special Member may resign or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to such limited liability company as a Special Member, and (B) such successor Special Member has also accepted its appointment as an Independent Manager and executed a counterpart to the limited liability company agreement; provided, however, the Special Member shall automatically cease to be a member of the limited liability company upon the admission to the limited liability company of a substitute member; (iv) the Special Member shall be a member of the limited liability company that has no interest in the profits, losses and capital of the limited liability company and has no right to receive any distributions of limited liability company assets; pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the limited liability company and shall not receive a limited liability company interest in the limited liability company; (v) a Special Member, in its capacity as Special Member, may not bind the limited liability company; (vi) except as required by any mandatory provision of the Act, a Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the limited liability company, including the merger, consolidation or conversion of the limited liability company; (vii) in order to implement the admission to the limited liability company of each Special Member, each Person acting as an Independent Manager shall execute a counterpart to the limited liability company agreement; (viii) prior to its admission to the limited liability company as Special Member, each Person acting as an Independent Manager shall not be a member of the limited liability company; (ix) such limited liability company shall be dissolved, and its affairs shall be wound up only upon the first to occur of the following (but subject to clause (ii) above): (A) the termination of the legal existence of the last remaining member of such limited liability company or the occurrence of any other event which terminates the continued membership of the last remaining member of such limited liability company in such limited liability company unless the business of such limited liability company is continued in a manner permitted by its limited liability company agreement or the Act, or (B) the entry of a decree of judicial dissolution of the limited liability company under Section 18-802 of the Act; (x) neither the bankruptcy of any member of the limited liability company or the Special Member shall cause such member or Special Member, respectively, to cease to be a member of such limited liability company and upon the occurrence of such an event, the business of such limited liability company shall continue without dissolution; (xi) in the event of dissolution of such limited liability company, such limited liability company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of such limited liability company in an orderly manner), and the assets of such limited liability company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (xii) to the fullest extent permitted by law, except as otherwise expressly provided in the limited liability company agreement, each member of the limited liability company and the Special Members shall irrevocably waive any right or power that they might have to cause such limited liability company or any

-33- 28722485.v7 of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of such limited liability company, to compel any sale of all or any portion of the assets of such limited liability company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of such limited liability company (a limited liability company meeting the criteria of this clause (cc) is referred to herein as an “Acceptable LLC”); (dd) if such entity is a limited liability company that is not an Acceptable LLC, has had, now has and will have at least one (1) member that is a Special Purpose Entity that is a corporation or an Acceptable LLC that owns at least one percent (1%) of the Equity Interests in such limited liability company; (ee) the organizational documents of such entity shall further provide that: (i) such entity shall not be permitted take any action which, under the terms of any organizational documents of such entity, requires a unanimous written consent of the board of directors or managers of such entity unless at the time of such action there shall be at least one (1) Independent Manager or Independent Director serving in such capacity as required by the terms hereof; (ii) no Independent Director or Independent Manager may be removed or replaced except for Cause; (iii) any resignation, removal or replacement of any Independent Director or Independent Manager shall not be effective without five (5) Business Days prior written notice to Lender accompanied by a statement as to the reasons for such removal, the identity of the proposed replacement Independent Director or Independent Manager, and a certificate that the replacement Independent Director or Independent Manager satisfies the applicable terms and conditions of the definition of “Independent Director” or “Independent Manager”; (iv) to the fullest extent permitted by applicable law, including Section 18-1101(c) of the Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Director or Independent Manager shall consider only the interests of the constituent owners of such entity and such entity (including such entity’s creditors) in acting or otherwise voting on a Bankruptcy Action (which such fiduciary duties to the owners of such entity and such entity’s creditors, in each case, shall be deemed to apply solely to the extent of their respective economic interests in such entity exclusive of (A) all other interests, (B) the interests of other affiliates of the owners of such entity and such entity, and (C) the interests of any group of affiliates of which the owners of such entity or such entity is a part); (v) other than as provided in clause (iv) above, to the fullest extent permitted by law the Independent Director or Independent Manager shall not have any fiduciary duties to any owners of such entity, any directors of such entity, or any other Person; (vi) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; and (vii) to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Act, an Independent Director or Independent Manager shall not be liable to such entity, any owners of such entity, or any other Person bound by the limited liability company agreement for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director or Independent Manager acted in bad faith or engaged in gross negligence or willful misconduct; (ff) has complied and will comply with all of the terms and provisions contained in its organizational documents; (gg) the statement of facts contained in its organizational documents are true and correct and will remain true and correct; (hh) has and will have an express acknowledgment in its organizational documents that Lender is an intended third-party beneficiary of the “special purpose/separateness/bankruptcy remote” provisions (as applicable) of such organizational documents; and (ii) has not and will not consent to any other Person (i) operating its business in the

-34- 28722485.v7 name of such Person, (ii) acting in the name of such Person, (iii) using such Person’s stationery or business forms, (iv) holding out its credit as being available to satisfy the obligations of such Person, (v) having contractual liability for the payment of any of the liabilities of such Person (except pursuant to the limited extent provided under the Loan Documents), or (vi) failing to at all times specify to all relevant third parties that it is acting in a capacity other than as the applicable Special Purpose Entity. “Spread” means three hundred twenty-five (325) basis points (i.e., 3.25%). “Springing Recourse Event” has the meaning set forth in Section 8.3 hereof “State” means the State of California. “Stored Materials” means materials purchased by Borrower at or prior to the date of a Draw Request for use in the Project, but either (i) stored at a bonded warehouse, and not yet installed or incorporated into the Project (“Unincorporated Materials”) or (ii) not yet delivered to the Property (“Off- Site Materials”), in each of the foregoing cases, other than operating supplies, operating equipment and furniture, fixtures, equipment and machinery for the Property. Stored Materials shall cease to be Stored Materials only when the same are installed or incorporated into the Property. “Stored Materials Cap” has the meaning set forth in Section 2.1.10 hereof. “Substantially Complete” means (i) the Approved Project Expenditures have been completed in substantial accordance with the Plans and Specifications and all Legal Requirements, subject only to the completion of all Punchlist Items, as evidenced by a written statement or certificate executed by General Contractor or the Architect, as applicable, and verified by the Construction Consultant, (ii) if applicable, a valid certificate of occupancy (or equivalent document, including without limitation, evidence that the applicable Governmental Authority has inspected and approved the completion of the Approved Project Expenditures, or a temporary certificate of occupancy) has been issued by the applicable Governmental Authority permitting the full use of the Property for its intended purposes, (iii) the Property is free of all mechanics’, materialmen’s, and other similar Liens (or such liens have otherwise been bonded over to Lender’s reasonable satisfaction), and (iv) Borrower has delivered to Lender reasonable evidence that the applicable Governmental Authorities have conducted a final inspection of the Property and approved the completion of such work. The terms “Substantially Completed” and “Substantial Completion” shall have the same meaning when used in the Loan Documents. “Substantial Completion Due Date” means June 1, 2023. “Substitute Interest Rate Cap Agreement” means an index rate derivative product comparable to the Interest Rate Cap Agreement described in Section 2.2.7(a), which product caps exposure to fluctuations in, as applicable, the Alternate Rate Index or the Prime Rate Index, and which otherwise satisfies all of the conditions set forth in Section 2.2.7 hereof; provided that references in such Section 2.2.7 to the previously applicable Applicable Rate Index shall be replaced with, as applicable, the Alternate Rate Index or the Prime Rate Index; and provided further that the strike rate for such derivative product shall be as determined by Lender (in its sole but good faith direction) as providing a hedge against rising interest rates that is no less beneficial to Borrower and Lender than the Interest Rate Cap Agreement being replaced or required to be purchased, as applicable. “Survey” means the survey delivered to (and approved by) Lender in connection with the closing of the Loan. “Tax Reserve Account” has the meaning set forth in Section 3.2.1(a) hereof.

-35- 28722485.v7 “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Tenant Direction Letter” means an irrevocable written instruction to all tenants under Leases to deliver all Revenues payable thereunder directly to the Clearing Account in form and substance reasonably acceptable to Lender. “Third Party Sale” means the sale by Borrower of all of its right, title and interest in the Property to a Person that is not Borrower, Mezzanine Borrower, Master Tenant, Guarantor or Instil Sponsor or any Affiliate of any of the forgoing pursuant to a bona fide, arms’ length sale on market terms, as reasonably determined by Lender. “Term SOFR” means the Term SOFR Reference Rate for a tenor of one month on the Determination Date, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Determination Date the Term SOFR Reference Rate for a tenor of one month has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Determination Date. Notwithstanding the foregoing or anything herein to the contrary, in no event shall Term SOFR be less than the Rate Index Floor. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Lender). “Term SOFR Loan” means the Loan at such time as interest thereon accrues at a rate of interest based upon the Term SOFR Rate. “Term SOFR Rate” means, with respect to each Interest Accrual Period, the per annum rate of interest of Term SOFR determined as of the Determination Date immediately preceding the commencement of such Interest Accrual Period plus the Spread; provided that in no event will the Term SOFR Rate be less than the Minimum Rate. “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Title Company” means Fidelity National Title Insurance Company or any successor title company acceptable to Lender and licensed to issue title insurance in the State in which the Property is located. “Title Insurance Policy” means the title insurance policy obtained by Lender in connection with the closing of the Loan. “Trade Contract” means any agreement, contract or purchase order between Borrower, an Affiliate of Borrower or General Contractor, on the one hand, and any Trade Contractor, on the other hand, pursuant to which such Trade Contractor agrees to provide labor, materials, equipment and/or services in connection with the construction of the Project, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement. The term “Trade Contract” shall not include the Architect Agreement, the General Contractor

-36- 28722485.v7 Agreement or any other agreement, contract or purchase order pertaining solely to professional services to be provided by any other Design Professional. “Trade Contractor” means any Person that is a contractor, subcontractor, sub-subcontractor, supplier or provider of labor, materials, equipment and/or services in connection with the construction of the Project or any subsidiary and/or affiliate of any of the foregoing, under a Trade Contract. “Transfer” means any sale, conveyance, transfer, lease, assignment, grant, mortgage, option, encumbrance, hypothecation, pledge, or Lien, in each case whether by operation of law or otherwise, and with respect to an entity shall include the merger of such entity with or into any other entity; provided, however, that this definition shall not include any Condemnation. “Tranche” has the meaning set forth in Section 9.2(a) hereof. “UCC” means the Uniform Commercial Code as in effect in the State of New York. “Unfunded Loan Amount” has the meaning set forth in Section 2.3.2. “Unfunded Loan Proceeds Account” has the meaning set forth in Section 2.3.2. “UNOI” means the underwritten net operating income for the Property determined by Lender as the sum of (a) Operating Income for the trailing twelve (12) month period, less (b) actual Operating Expenses incurred in connection with the Property during the twelve (12) month period preceding the date of calculation, with adjustments for any anticipated increases in such Operating Expenses projected to occur during the twelve (12) month period following the date of calculation. “Unincorporated Materials” has the meaning assigned to such term in the definition of Stored Materials. “U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code. “U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.2.3(e)(ii)(B)(3) hereof. “WARN Act” shall mean the Worker Adjustment and Retraining Notification Act or any other applicable similar state law. “Withdrawal Liability” has the meaning given to such term under Part I of Subtitle E of Title IV of ERISA. “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail- In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

-37- 28722485.v7 SECTION 1.2. Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All accounting terms not specifically defined herein shall be construed in accordance with the Approved Accounting Method. When used herein, the term “financial statements” shall include the notes and schedules thereto. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the definitions given them in this Agreement when used in any other Loan Document or in any certificate or other document made or delivered pursuant thereto. All uses of the word “including” means “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. The words “to Borrower’s knowledge” or “to the knowledge of Borrower” (or words of similar meaning) shall mean “to the knowledge Borrower and its Affiliates”. ARTICLE II GENERAL TERMS SECTION 2.1. The Loan. 2.1.1 Use of Loan Proceeds. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make, and Borrower hereby agrees to borrow and accept, the Loan on the Closing Date. Any amount borrowed and repaid hereunder may not be reborrowed. 2.1.2 Initial Advance. Borrower shall receive, on the Closing Date, one (1) borrowing hereunder with respect to the Loan in the amount of $33,713,225 (such borrowing hereinafter, the “Initial Advance”). Borrower shall use the proceeds of the Initial Advance only to (a) reimburse certain Costs incurred by Borrower in advance of the Closing Date and approved by Lender (such Costs, the “Reimbursable Costs”), (b) make initial deposits into the Reserve Accounts in the amounts provided herein, and (c) pay costs, fees and expenses incurred in connection with the closing of the Loan, as reasonably approved by Lender. 2.1.3 Additional Advances. Lender agrees to fund additional advances of the Loan Amount requested by Borrower from time to time (each, an “Additional Advance”) subject to the satisfaction of the applicable terms and conditions of this Section 2.1. Borrower shall use the proceeds of the Additional Advances only to pay, in accordance with the terms and conditions of this Agreement, (a) Interest and Carry Costs and (b) Approved Project Expenditures. 2.1.4 Disbursement of Additional Advances. Subject to the satisfaction of the terms and conditions set forth below, Borrower shall be entitled to receive Additional Advances in an aggregate amount not to exceed (i) the Project Advance Amount to fund Approved Project Expenditures and (ii) the Interest and Carry Costs Advance Amount to pay for Interest and Carry Costs. All disbursements shall be applied by Borrower solely for the purposes for which the funds have been disbursed. All Additional Advances, once advanced, shall bear interest at the Interest Rate. It is hereby agreed that Lender shall have no obligation to advance more than the Mortgage Funding Share of the amount of each Combined Advance required to be disbursed under this Agreement. 2.1.5 Additional Advance Borrowing Procedures. (a) Draw Requests. In connection with a request for each Additional Advance, Borrower shall submit to Lender and Construction Consultant a draw request (each, a “Draw Request”)

-38- 28722485.v7 substantially in the form required pursuant to Section 2.1.5(b) not less than ten (10) Business Days (but not more than sixty (60) days) prior to the applicable Advance Date; provided that there shall be no more than one Draw Request for Approved Project Expenditures and no more than one Draw Request for Interest and Carry Cost in each calendar month. Each Draw Request for Approved Project Expenditures shall specify the Hard Costs (which shall not exceed the value of work in place and Stored Materials as supported by invoices and other supporting documentation, as reasonably approved by Construction Consultant, less any Retainage), including deposits paid to any Contractor or Trade Contractor, and Soft Costs (including deposits required to be paid pursuant to any agreement covering Soft Costs)) and Interest and Carry Costs to be paid from the proceeds of the requested Additional Advance. No Additional Advance with respect to the payment of any Advance Item constituting Approved Project Expenditure shall be requested or advanced (x) for an amount that, together with the amount of Additional Advance with respect to the payment of all other Advance Items constituting Approved Project Expenditure then being requested hereunder and under the Mezzanine Loan Agreement, is less than $150,000 (other than the last requested Additional Advance with respect to such Advance Item if less) or (y) more frequently than once in any calendar month. Each Draw Request in connection with an Additional Advance for the payment of Hard Costs shall specify the amount of any Retainage previously withheld and which has then become payable by Borrower, with supporting documentation describing in reasonable detail the basis for any such disbursements. All Draw Requests shall be approved by Lender, not to be unreasonably withheld, and, with respect to Hard Costs, reasonably approved for payment by Construction Consultant. (b) Required Documentation. Each Draw Request submitted hereunder shall include the following: (i) a requisition letter in the form set forth on Exhibit E attached hereto; (ii) an Officer’s Certificate in the form set forth on Exhibit C attached hereto; (iii) proof of payment to (x) General Contractor and (y) each Trade Contractor with respect to such Trade Contractor’s Non-Lienable Work (which proof of payment, in the case of each such Trade Contractor, shall include, without limitation, copies of all applicable invoices and wire confirmations), as the case may be, evidencing payment in full for all work performed and/or material supplied to the date of the preceding Additional Advance, except for Retainage and any disputed amounts being contested by Borrower in accordance with Section 5.1.2(b) hereof; (iv) with respect to any Draw Request for payment of Hard Costs, the following: (A) a completed Application and Certificate for Payment (AIA Documents G702 and G703) that is executed by the General Contractor, Architect (or, if such Application and Certificate for Payment is not executed by Architect, then the Draw Request shall include an Architect’s certificate in form and substance reasonably satisfactory to Lender) and/or the Major Trade Contractors, as applicable, each of which shall be certified as true and complete by Borrower and shall be verified by the Construction Consultant; (B) unconditional or conditional (conditioned only upon payment from the requested disbursement) waivers of liens from General Contractor and all Trade Contractors with respect to all Costs (other than Interest and Carry Costs) incurred in connection with the Project since the Closing Date or the last Advance Date, as applicable, dated on or about the date of such Draw Request, in form and

-39- 28722485.v7 substance reasonably acceptable to Lender, covering all work done and all sums received by such Persons through the date such waiver is signed and noting the amounts then due and owing (other than any Retainage), each of which shall be verified by Construction Consultant; (C) a list of all Trade Contracts executed since the date of the then last preceding Additional Advance, together with a certification by Borrower that copies of such Trade Contracts have been submitted to Construction Consultant prior to the date of such Draw Request, together with, unless previously provided to Lender and to the extent required herein, executed Major Trade Contractor Consents for each new Major Trade Contractor who is to receive proceeds of the applicable Additional Advance; (D) a list of all Construction Contracts (to the extent not previously provided, including pursuant to clause (C) above) in effect as of such Advance Date and copies of any Construction Contracts (to the extent not previously provided, including pursuant to clause (C) above) and any amendments, restatements, replacements, supplements or other modifications to any Construction Contracts, in each case, executed after the Closing Date or the date of the last Draw Request, as the case may be, in accordance with the terms and conditions of this Agreement; (E) to the extent not previously delivered to Lender, copies of Change Orders that have not been submitted to Lender prior to the date of such Draw Request, together with (I) a statement by Borrower that copies of the same have been submitted to Construction Consultant simultaneously with or prior to the date of such Draw Request and (II) a list of all Change Orders then to date and a list of all contemplated or pending Change Orders; (F) evidence reasonably satisfactory to Lender (which evidence may, in Lender’s discretion, be in the form of an Officer’s Certificate, in form and substance reasonably acceptable to Lender, stating) that the full amount of the applicable portion of the proceeds of the then last preceding Additional Advance have been paid out by Borrower or General Contractor to the Persons with respect to whom the Additional Advance was disbursed and otherwise in accordance with this Agreement; and (G) such other information and documentation as may be reasonably requested by Lender or Construction Consultant with respect to the Hard Costs covered by such Draw Request; and (v) with respect to any Draw Request for payment of Soft Costs, the following: (A) current requisitions for payment from Trade Contractors to the extent allocable to the Project; (B) such evidence as Lender reasonably requests that such Soft Costs have been properly incurred and are due and payable and are in amounts set forth in the Construction Budget;

-40- 28722485.v7 (C) evidence reasonably satisfactory to Lender that the full amount of the portion of the proceeds of the then last preceding Additional Advance have been paid out by Borrower or General Contractor to the Persons with respect to whom such Additional Advance was disbursed and otherwise in accordance with this Agreement; and (D) invoices, statements or such other information and documentation as Lender reasonably requests with respect to such Soft Costs covered by such Draw Request. 2.1.6 General Conditions Precedent to Additional Advances. Lender shall not be obligated to make an Additional Advance unless all of the following conditions are satisfied: (a) No Event of Default. No Default or Event of Default exists at the time the Additional Advance is requested or as of the Advance Date; (b) Draw Request. Lender shall have received a Draw Request in accordance with the requirements of Section 2.1.5(a) hereof, together with all applicable documents required to be delivered with such Draw Request pursuant to Section 2.1.5(b) hereof; (c) Additional Advance Maximum Amount. No Additional Advance required to be made hereunder shall be in an amount that is more than the lesser of (i) the amount that, together with all previous Additional Advances, equals the Loan Amount, and (ii) with respect to Additional Advances for any Advance Item, the Advance Amount applicable to such Advance Item; (d) Required Borrower Equity Advance. Lender shall have received evidence reasonably satisfactory to it that Borrower shall have funded (or will simultaneously fund) the Required Borrower Equity Advance applicable to such Additional Advance; (e) Security Instrument. The Security Instrument shall constitute a valid first lien on the Property in an amount equal to the full Loan Amount, free and clear of all Liens except for Permitted Encumbrances that are not Permitted Encumbrances set forth in clause (vi) of the definition thereof; (f) Construction Consultant Certification. With respect to each Draw Request relating to Hard Costs, Lender shall have received a certificate or report of Construction Consultant based upon a site observation of the Property made by Construction Consultant not more than thirty (30) days prior to such Advance Date, in which Construction Consultant shall in substance (i) verify that the portion of the Project completed as of the date of such site observation has been substantially completed in accordance with the Plans and Specifications and (ii) state Construction Consultant’s estimate of (A) the percentage of the construction of the Project completed as of the date of such site observation on the basis of work in place as part of the Project and the Construction Budget, (B) the Hard Costs actually incurred for work in place as part of the Project as of the date of such site observation, (C) the sum necessary to complete construction of the Project substantially in accordance with the Plans and Specifications, and (D) the amount of time from the date of such site inspection that will be required to achieve Completion of the Project; (g) Plans and Specifications. Borrower shall have delivered to Construction Consultant a complete set of any amendments, replacements, supplements or other modifications made to the Plans and Specifications, in each case, made after the Closing Date or the date of the last Draw Request, as the case may be, in accordance with the terms and conditions of this Agreement, and Lender shall have received a list identifying the Plans and Specifications as in effect as of such Advance Date;

-41- 28722485.v7 (h) Title Date Down. Borrower shall cause the Title Company (or Borrower shall have obtained a commitment from the Title Company) to issue an ALTA 33 Disbursement Endorsement to the Title Insurance Policy, to be dated and effective on the date of disbursement of the Additional Advance which evidences (i) no new exceptions to the Title Insurance Policy other than Permitted Encumbrances (other than Permitted Encumbrances set forth in clause (vi) of the definition thereof unless actually bonded or discharged) since the date of the last Additional Advance (with affirmative insurance that no Taxes or Other Charges (other than Taxes and Other Charges being contested in accordance with this Agreement) are delinquent, and (ii) increases the Title Insurance Policy liability amount by the amount of the Additional Advance as of the new Date of Coverage (as defined in the ALTA 33 Disbursement Endorsement); (i) Mezzanine Loan Advance. Mezzanine Lender shall have advanced (or be simultaneously advancing) the Mezzanine Funding Share of the amount of the applicable Combined Advance with respect to which Lender is making an Additional Advance hereunder from proceeds of the Mezzanine Loan in accordance with the terms of the Mezzanine Loan Agreement; (j) Environmental Compliance. Lender shall have received evidence of Borrower’s compliance with all recommendations set forth in the Environmental Report or any future environmental report or assessment requested by Lender under the terms of the Environmental Indemnity; provided, that, by undertaking the measures identified in and pursuant to this Section 2.1.6(j), Lender shall not be deemed to be exercising any control over operations of Borrower or the handling of any environmental matter or hazardous wastes or substances of Borrower for purposes of incurring or being subject to liability therefor; (k) Representations and Warranties. Each of the representations and warranties of Borrower and Guarantor contained in each of the Loan Documents shall be true, complete and correct in all material respects as if made on (and with respect to facts and circumstances existing as of) the Advance Date, except for any changes in facts or circumstances occurring since the Closing Date that do not constitute a Default or Event of Default or were not caused by the occurrence of a Default or Event of Default and, in any event, do not result in a Material Adverse Effect; (l) Construction Permits. Borrower shall have obtained all Construction Permits then- required under Legal Requirements for the actual stage of construction on the Property and delivered to Lender a copy of each of the Construction Permits; (m) Payment of Fees. Borrower shall have paid or reimbursed all of Lender’s outstanding fees and expenses (including fees and expenses of the Construction Consultant, and all other fees, costs and expenses of (including fees and expenses of outside legal counsel) relating to the Loan to the extent then due and payable, pursuant to the applicable provisions of this Agreement and the other Loan Documents; (n) No Other Security Instruments. Except as otherwise permitted under the Loan Documents, all material and fixtures incorporated in the construction of the Project shall have been purchased so that their absolute ownership shall have vested in Borrower immediately upon delivery to the Property and Borrower shall have produced and furnished, if required by Lender, the contracts, bills of sale or other agreements under which title to such materials and fixtures is claim; (o) Loan Balancing. The Loan shall be In Balance as provided in Section 2.1.11; (p) Shortfall. No Interest and Carry Cost Shortfall exists; (q) Compliance with Laws. Other than matters fully disclosed to Lender which are curable and are being cured as part of the work comprising the Required Improvements, and subject to

-42- 28722485.v7 Borrower’s right to contest in accordance with Section 5.1.2(b), the Property shall comply in all material respects with all Legal Requirements; (r) Pending Litigation. There shall be no pending or threatened litigation known to Borrower or its counsel against Borrower, Master Tenant, Guarantor, Manager, General Contractor or the Property which, if decided unfavorably, could reasonably be expected to result in (i) a change in Control of Borrower, Master Tenant or Manager, (ii) a Material Adverse Effect, or (iii) the failure of Guarantor to satisfy the Financial Covenant Requirement; (s) No Casualty or Condemnation. (i) Other than matters being cured as part of the work comprising the Required Improvements, the Property shall comply in all material respects with all Legal Requirements, (ii) if any Restoration is then continuing, Borrower is diligently pursuing such Restoration and Lender has determined that the non-completion of such Restoration prior to the making of the Additional Advance is not reasonably likely to have a Material Adverse Effect, and (iii) no Casualty or Condemnation shall have occurred that permits any tenant party to a Lease a termination right (or such right shall have been waived or lapsed); (t) Milestones. On the Advance Date, no event shall have occurred that would reasonably be expected to result in Borrower being unable to achieve any Major Milestone within the time period applicable to such Major Milestone, as determined by Lender. (u) HVCRE. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, Lender shall not be obligated to authorize an Additional Advance hereunder which could, in Lender’s sole but good faith discretion, cause the Loan to be classified as an HVCRE; (v) Payment and Performance Bonds; Sub-Guard Insurance. Borrower shall cause, at Lender’s election, either (i) payment and performance Bonds, in form and substance reasonably satisfactory to Lender and issued by sureties satisfactory to Lender to be maintained with respect to the obligations of each Trade Contractor; and/or (ii) a sub-guard insurance policy in form and substance reasonably acceptable to Lender to be maintained with respect to the obligations of each Trade Contractor, provided, that the Bonds shall be in an amount not less than the full contract price for each such Trade Contract required to be bonded pursuant to this Section 2.1.6(v); (w) Closing Date Minimum Equity Requirement. Lender shall have received satisfactory evidence that the Closing Date Minimum Equity Requirement remains satisfied, which evidence may be in the form of an Officer’s Certificate, in form and substance reasonably acceptable to Lender, stating that no distributions have been made; (x) Master Lease. The Master Lease shall remain in full force and effect and no default shall have occurred under the Master Lease that remains uncured; and (y) Miscellaneous. Lender shall have received all documents, reports, certificates, affidavits and other information, in form and substance reasonably satisfactory to Lender or Construction Consultant, as each may reasonably require, to evidence compliance by Borrower with the terms and conditions to be complied with by Borrower in connection with the disbursement of the applicable Additional Advance. 2.1.7 Additional Advances for the Payment of Approved Project Expenditures. With respect to each Additional Advance requested for the payment of Approved Project Expenditures, in addition to satisfaction by Borrower of all the applicable conditions precedent set forth in Sections 2.1.5

-43- 28722485.v7 and 2.1.6 above, Lender shall not be obligated to make such Additional Advance unless all of the following conditions are also satisfied: (a) Lender shall have received an Officer’s Certificate with respect to any construction work constituting the applicable Approved Project Expenditures to be funded by such Additional Advance certifying that whatever portion of such work has been Completed to date has been Completed in good and workmanlike manner in substantial accordance with all applicable Legal Requirements and the Plans and Specifications; (b) Lender shall have received (i) an updated Construction Budget for the Project in accordance with Section 5.1.3(c) hereof, in form and substance reasonably satisfactory to Lender, which indicates the Costs (other than Interest and Carry Costs) anticipated to complete the Required Improvements, after giving effect to Costs (other than Interest and Carry Costs) incurred during the period since the Closing Date, or the date of the last preceding Draw Request, as the case may be, and (ii) an anticipated costs report in form and substance reasonably acceptable to Lender, which indicates the Costs (other than Interest and Carry Costs) anticipated to complete the Required Improvements, after giving effect to Costs incurred during the previous calendar month (or the date of the last preceding Draw Request, as the case may be), and projected Costs; provided, that, no Line Item in the Construction Budget with respect to Approved Project Expenditures shall be eligible for funding from the proceeds of an Additional Advance until 100% of such Line Item has been bought out and Lender and Construction Consultant have reviewed the related sub-contract(s) and, if applicable, Major Trade Contractor Consent(s); (c) Lender shall have received a reconciliation by Borrower of the progress and cost of the construction of the Project through the date of the Draw Request with the Construction Schedule and the Construction Budget, together with a projection of such progress and costs through to Completion of the Project; and (d) in no event will the aggregate of all Additional Advances actually made under this Agreement for the payment of Approved Project Expenditures exceed the Project Advance Amount. 2.1.8 Intentionally Omitted. 2.1.9 Advances to Pay Interest, Fees and Expenses. (a) Subject to the terms of this Agreement, Additional Advances may be used to pay Interest and Carry Costs. Subject to the remaining provisions of this Section 2.1.9, Borrower hereby irrevocably requests that Lender make an Additional Advance on each Payment Date to pay Interest and Carry Costs to the extent of the Mortgage Funding Share of any shortfall of amounts on deposit in the Cash Management Account. Additional Advances required to be made by Lender in accordance with the foregoing shall be deposited by Lender into the Cash Management Account for application in the manner and order of priority as set forth in Section 3.1(b) of this Agreement. Any Additional Advance so made shall be deemed to be an Additional Advance made to and received by Borrower and shall be added to the unpaid principal balance of the Loan. (b) Notwithstanding anything to the contrary contained in this Agreement and without relieving Borrower of any obligation to pay the same, Lender shall have no obligation to make any Additional Advance with respect to Interest and Carry Costs as set forth in this Section 2.1.9 unless each of the conditions precedent to an Additional Advance set forth in Sections 2.1.6(a), (c), (d), (e), (h), (i), (k), (m), (n), (o), (p), (q), (r), (s), (t), (u) and (w) have been satisfied. In addition, with respect to any Additional Advance disbursed in accordance with the foregoing and disbursed to Borrower for payments of Cash Expenses and/or Approved Extraordinary Expenses, in addition to any other requirements set forth in this

-44- 28722485.v7 Agreement, Borrower shall also provide to Lender an Officer’s Certificate (i) certifying that such Additional Advance (or a portion thereof) are to be used for the payment of Cash Expenses or Approved Extraordinary Expenses, as applicable, (ii) including copies of all bills, invoices, receipts and other documentation requested by Lender to be reimbursed or paid by the Additional Advance (or a portion thereof), and (iii) stating that all prior Additional Advances requested for the payment of Costs have been spent on Cash Expenses and/or Approved Extraordinary Expenses for which such Additional Advances were made. No such Additional Advance shall be deemed to cure or waive any Default or Event of Default that may then exist. The authorization hereby granted shall be irrevocable, and no further direction or authorization from Borrower shall be necessary for Lender to make any Additional Advance in accordance with this Section 2.1.9. Lender shall not be deemed to be authorized to make an Additional Advance on any Payment Date with respect to Interest and Carry Costs that are then due and payable that have otherwise been paid by Borrower when due and payable and nothing contained in this Section 2.1.9 shall be deemed to prevent Borrower from paying Interest and Carry Costs from its own funds. (c) Lender agrees that Interest and Carry Costs on any Payment Date shall be paid as follows: (i) first, pursuant to Section 3.1(b) hereof, (ii) second, from the Shortfall Account, (iii) third, from the Excess Cash Flow Reserve Account, (iv) fourth, as (x) an Additional Advance to the extent there are unfunded Loan proceeds available to make such Additional Advance in accordance with the terms of this Agreement, and (y) a Mezzanine Loan Additional Advance to the extent there are unfunded Mezzanine Loan proceeds available to make such Mezzanine Loan Additional Advance in accordance with the terms of the Mezzanine Loan Agreement, and (v) fifth, from a current payment from Borrower as and when such Interest and Carry Costs are due. (d) If, at any time and from time to time, Lender determines that, without duplication, the sum (such sum, the “Estimated Interest and Carry Available Amount”) of (i) the then remaining unadvanced Loan Amount and the then remaining unadvanced Mezzanine Loan Amount available for application toward the payment of Interest and Carry Costs, plus (ii) any funds then on deposit in the Shortfall Account and any Reserve Account (but only to the extent that the funds then on deposit in the Reserve Account are allocable for payment of Interest and Carry Costs, and provided that Lender’s access to such funds is not restricted by (A) Legal Requirements, injunction or other court order, or (B) as a result of any action, inaction or omission by Borrower, Guarantor or any Affiliate of Borrower or Guarantor), plus (iii) amounts that are guaranteed pursuant to the Equity Funding Guaranty (provided that no claim is then being pursued by Lender in respect of any of the Guarantees and Guarantor is not then in default or in breach of any of its obligations in respect of any of the Guarantees) with respect to Interest and Carry Costs, as determined by Lender, would be insufficient to fund the estimated Interest and Carry Costs projected to be payable with respect to the Loan and the Mezzanine Loan through the Maturity Date (the “Estimated Interest and Carry Costs”), as determined by Lender in its good faith discretion (the amount by which the Estimated Interest and Carry Costs exceeds the amount of the Estimated Interest and Carry Available Amount, the “Interest and Carry Cost Shortfall”), Lender shall require that Borrower deposit cash into an interest and shortfall reserve account established and maintained at Cash Management Bank by Lender under the sole dominion and control of Lender (the “Shortfall Account”) in an amount equal to the Interest and Carry Cost Shortfall. Any Interest and Carry Cost Shortfall payment that Borrower is required to deposit in accordance with this Section 2.1.9(d) shall be due and payable to Lender not later than five (5) Business Days after Lender’s delivery to Borrower of written demand for such payment. Provided that (1) no Event of Default or Mezzanine Loan Event of Default has occurred and is continuing, (2) no Interest and Carry Cost Shortfall then exists, and (3) all amounts then due and payable to Lender under this Agreement and the other Loan Documents (including, without limitation, all Reserve Funds required to be deposited by Borrower in accordance with the terms of this Agreement) have been made, amounts then remaining in the Shortfall Account (after deducting thereof any amounts applied by Lender in accordance with the terms of this Agreement) shall be used to pay shortfalls in deposits and/or payments, as applicable, pursuant to

-45- 28722485.v7 Section 3.1(b), subject to the terms and conditions set forth in this Agreement with respect to Additional Advances to pay Interest and Carry Costs. 2.1.10 Advances for Stored Materials. Lender shall make disbursements for Stored Materials to be utilized in connection with the Project, as applicable, in amounts such that the sum of all Additional Advances and Mezzanine Loan Additional Advances on account of all such Stored Materials not yet installed or incorporated into the Project shall not be in excess of $1,500,000 (“Stored Materials Cap”) in the aggregate at any one time, it being agreed that once Borrower provides satisfactory evidence to Lender and Construction Consultant that such applicable Stored Materials have been installed or incorporated into the Project, such Stored Materials so installed or incorporated into the Project shall no longer count against the Stored Materials Cap. The aggregate amount of Additional Advances for Stored Materials shall in no event at any time exceed the actual Hard Costs incurred by Borrower for such materials as verified by Construction Consultant pursuant to the provisions of this Agreement. In addition to the foregoing limitations, Additional Advances on account of Stored Materials shall be subject to the other provisions of this Agreement and, prior to any Additional Advance for Stored Materials being made, Lender shall have received the following, in form and substance reasonably satisfactory to Lender: (a) evidence that the Stored Materials are appropriate for purchase during the then current stage of construction; (b) (i) as to any Stored Materials, evidence that such Stored Materials are or will be securely stored (A) on site at the Property or (B) in a bonded warehouse off-site properly inventoried and clearly stenciled or otherwise marked to indicate that they are (I) the property of Borrower and (II) the subject of a security interest by Lender and (ii) with respect to Stored Materials stored off-site in accordance with the foregoing, an agreement of the owner of such warehouse to permit Lender and/or Construction Consultant access to the same; (c) evidence that the Stored Materials have been paid for and are owned by (or upon payment of the amounts to be disbursed in the applicable Draw Request shall be paid for and owned by) Borrower free of all liens or claims of the vendor or any third party; (d) a perfected, first-priority security interest in such Stored Materials is held by Lender; (e) as to any Off-Site Materials, evidence reasonably satisfactory to Lender that such Off-Site Materials are segregated and identified as Borrower’s property; (f) as to any Unincorporated Materials, Construction Consultant shall have determined, in a manner reasonably satisfactory to Construction Consultant, that such Unincorporated Materials are not in excess of such building equipment and materials as would be kept at the Property in accordance with good construction practice for current installation or incorporation; (g) evidence reasonably satisfactory to Lender that the Off-Site Materials or Unincorporated Materials, as the case may be, are insured against casualty, loss and theft for an amount equal to their replacement costs and Lender is named as an additional insured and loss payee with respect thereto; (h) as to any Off-Site Materials, proof of payment reasonably satisfactory to Lender from the supplier or fabricator of such Off-Site Materials, the cost of which is, in whole or in part, payment for all amounts covered by any prior Draw Request; and

-46- 28722485.v7 (i) if required by Lender in its reasonable discretion, a certification by the Architect or Construction Consultant that it has inspected such Stored Materials and they are in the condition required under the applicable Trade Contracts. 2.1.11 Loan Balancing and Construction Budget Reallocations. (a) Loan Balancing. Taking into account Borrower’s deposits of Deficiency Collateral with Lender pursuant to Section 2.1.12(b), at all times that any portion of the Debt remains outstanding until the Project is Completed in accordance with the terms and conditions hereof, no Deficiency shall exist (the absence of any Deficiency shall be referred to herein as the Loan being “In Balance”), which determination shall be made by Lender, in Lender’s sole but good faith discretion, after taking into account any substantiated Cost Savings and any permitted reallocations of the Contingency and shall be made on both a Line Item by Line Item basis and in the aggregate, and shall be final absent manifest error. (b) Contingency Line Items. Provided that no Event of Default has occurred and is continuing, Borrower may revise the Construction Budget from time to time without the prior written consent of Lender to move amounts available under the Contingency to other Line Items for Hard Costs or Soft Costs in the Construction Budget, in the same proportion as the percent of completion of the Project. Any reallocation in excess of the percent of completion of the Project shall be subject to Lender’s prior written consent, in Lender’s sole but good faith discretion. (c) Cost Savings. If there is a Cost Saving in a particular Line Item of the Construction Budget and if such Cost Saving is substantiated by evidence reasonably satisfactory to Lender and Construction Consultant that (i) all costs associated with such Line Item have been paid in full, (ii) all mechanics lien waivers with respect to such Line Item have been received (to the extent applicable) and (iii) all mechanics liens associated with such Line Item, if any, have been discharged of record, then Borrower shall have the right upon Lender’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, to apply such Cost Saving to other Line Items or to the applicable “Contingency” in the Construction Budget, in each case, at the option of Borrower; provided, however, that Borrower shall in no event or under any circumstances have the right to: (i) reallocate any portion of the Interest and Carry Cost Line Item prior to Completion of the Project; or (ii) reallocate any savings in any Line Item for Hard Costs to a Soft Costs Line Item. (d) Determination of Cost Savings. For the purposes hereof, “Cost Saving” shall mean, if the component of the construction of the Project (other than Interest and Carry Costs with respect to the Loan) which is the subject of a Hard Cost Line Item shall be reasonably determined by Lender and Construction Consultant to have been completed without the expenditure of the entire amount allocated in the Construction Budget to such Hard Cost Line Item, and, subject to Borrower’s right to contest in accordance with Section 5.1.2(b), all Trade Contractors have been paid in full or have an agreed upon final settlement amount for work performed and materials provided with respect to the component of the construction of the Project which is the subject of such Hard Cost Line Item, and all applicable mechanics’ lien waivers with respect to such component have been received, the difference between the amount of such Hard Cost Line Item in the Construction Budget and the amount so expended for such Hard Cost Line Item. (e) New Line Item. Borrower shall not be permitted to create any new Line Items without Lender’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

-47- 28722485.v7 2.1.12 Loan Balancing and Deficiency. (a) Lender shall not be required to make an Additional Advance pursuant to the provisions of this Agreement or any of the other Loan Documents for more than the aggregate amount of the Line Items in the Construction Budget or if the Loan is otherwise not In Balance, unless Cost Savings from other Line Items have previously been applied in accordance with Section 2.1.11(c) or all or a portion of the Contingency has been reallocated to such Line Item in accordance with Section 2.1.11(b) hereof or any of the actions set forth in Section 2.1.12(b) below are taken (which reallocation may be requested within seven (7) Business Days prior to the delivery of any Draw Request). (b) If Lender shall determine that a Deficiency exists, Lender shall deliver written notice of such determination to Borrower and Lender shall not be obligated to make any Additional Advances under this Agreement or any of the other Loan Documents until the Loan is In Balance as hereinafter set forth. Within ten (10) Business Days of receipt of such notice of determination, Borrower shall take the following actions, individually or in combination: (i) subject to Sections 2.1.11(b) and Section 2.1.11(c), apply Cost Savings and/or any permitted reallocation pursuant to Section 2.1.11 hereof such that the aggregate sum of the Deficiency is reduced to zero; or (ii) deposit cash (the “Deficiency Collateral”) into an account established and maintained at Cash Management Bank by Lender under the sole dominion and control of Lender (the “Deficiency Account”) in an amount such that the amount on deposit in the Deficiency Account (following any application of any Cost Savings and/or any Contingency to the Deficiency in accordance with the terms and conditions hereof, if any), shall be sufficient to reduce the aggregate sum of the Deficiency to zero. (c) If Borrower deposits the Deficiency Collateral with Lender, such deposit shall be held in the Deficiency Account, and all interest earned thereon shall become part of the Deficiency Collateral. The Deficiency Collateral shall first be exhausted (in accordance with the terms hereof) before any further Additional Advances shall be made and Lender shall have no obligation to make Additional Advances when the Loan is not In Balance. (d) Borrower shall have no right to any Deficiency Collateral on deposit in the Deficiency Account, except as described in this Section 2.1.12, and, until expended or applied as provided herein, such Deficiency Collateral shall constitute additional security for the Debt. So long as no Event of Default has occurred and is continuing, any amounts held as Deficiency Collateral shall be drawn and advanced to pay costs for Approved Project Expenditures in the same manner as if such amounts were Additional Advances (it being understood that the condition that Mezzanine Lender has made a Mezzanine Loan Additional Advance shall be inapplicable (and no Additional Advance shall be made hereunder) so long as funds from the Deficiency Account are being utilized to pay 100% of any Approved Project Expenditures). (e) If Master Tenant is required to deposit with Borrower any amount pursuant to Section 1.1.2.1 of the Master Lease, then Borrower shall direct Master Tenant to deposit such amount with Lender. Any amount deposited with Lender pursuant to this Section 2.1.12(e) shall be held in the Deficiency Account and shall be applied as Deficiency Collateral in accordance with the terms and conditions set forth in this Agreement. 2.1.13 Direct Advances. Lender shall have the right (but not the obligation) to make any or all Additional Advances directly to General Contractor, any Trade Contractor that has a direct agreement with

-48- 28722485.v7 Borrower, or any other Person to whom payment is due from Borrower, provided that no direct Additional Advance shall be made for any costs being disputed by Borrower pursuant to Section 5.1.2(b) hereof. If an Event of Default is continuing, Additional Advances may be made by deposit in a bank account to be designated by Lender which may be controlled by General Contractor, such Trade Contractor or by such other Person, in each case individually or jointly with Lender, as Lender may elect. Such direct Additional Advances may be made by check payable to the Person to whom an Additional Advance is to be made in accordance with this Section 2.1.13. The execution of this Agreement by Borrower shall, and hereby does, constitute an irrevocable direction and authorization to Lender to so disburse Additional Advances as described in, and in accordance with, this Section 2.1.13. No further direction or authorization from Borrower shall be necessary or required for such direct Additional Advances and all such Additional Advances shall satisfy pro tanto the obligations of Lender hereunder and shall be secured by the Loan Documents as fully as if made directly to Borrower, regardless of the disposition thereof by General Contractor, any Trade Contractor or any other Person. 2.1.14 Partial Advances. If any or all conditions precedent to making an Additional Advance have not been satisfied on the date requested for such Additional Advance, Lender may, at its option in its sole and absolute discretion, waive so many of such conditions precedent as Lender may elect. Lender may, however, without waiving any of its rights or remedies, disburse that portion, if any, of the requested Additional Advance for which all of the conditions precedent have been satisfied. Notwithstanding the foregoing, nothing set forth in this Section 2.1.14 shall require Lender to fund all or any portion of an Additional Advance unless all of the conditions precedent have been satisfied 2.1.15 Retainage. The amount of Loan proceeds disbursed on account of any Additional Advance or portion thereof allocable to any Hard Costs shall be reduced by the Mortgage Funding Share of the portion of the Retainage to be paid out of Additional Advances in accordance with this Agreement and applicable to such Hard Costs. No final Retainage amounts shall be released with respect to a particular Trade Contract prior to the date of final completion of all of the work of the Trade Contractor under such Trade Contract and the expiration of the lien period for an individual subcontract (unless Borrower provides an unconditional lien waiver from the applicable Trade Contractor satisfactory to Lender, in which event such final Retainage shall be funded in connection with the Draw Request therefor). In no event shall Lender be required to disburse any funds on account of Retainage prior to the time such sums are payable pursuant to the applicable Trade Contract. 2.1.16 Costs and Additional Advances. Additional Advances shall be made on the basis of (a) the Line Items for Hard Costs and Soft Costs specified in the Construction Budget or items not detailed in the Construction Budget but which are funded by the Contingency, subject to the provisions of Section 2.1.11 and Section 2.1.12, and (b) the documented cost of work in place and performed and services provided (without reduction for any retainage permitted under any applicable Trade Contract, but subject to the Retainage required under this Agreement), or the extent provided in Section 2.1.10, Unincorporated Materials or Off-Site Materials or deposits made, in each case, in accordance with this Agreement; provided that Lender shall at no time be obligated to make an Additional Advance for work performed, materials furnished or services provided under Construction Contracts that are not fully executed and delivered. 2.1.17 Conditions Precedent. Lender shall not be obligated to make any Additional Advance unless Lender is reasonably satisfied that the applicable conditions precedent to the Additional Advance as set forth in this Section 2.1 have been satisfied by Borrower as of the applicable Advance Date. Without limiting the foregoing, the requesting of an Additional Advance shall constitute, without necessity of specifically containing a written statement to such effect, a confirmation, representation and warranty by Borrower to Lender that all of the applicable conditions to be satisfied in connection with the making of such Additional Advance have been satisfied (unless waived in writing by Lender) and that all of the representations and warranties of Borrower and Guarantor set forth in the Loan Documents are true and

-49- 28722485.v7 correct as if made on (and with respect to facts and circumstances existing as of) the date on which such Additional Advance is made, except as otherwise permitted by the terms and conditions hereof, and except for any changes in facts or circumstances occurring since the Closing Date that do not constitute a Default or Event of Default or were not caused by the occurrence of a Default or Event of Default and, in any event, do not result in a Material Adverse Effect. 2.1.18 Separate Contracts for Additional Advances; Several Obligations. Borrower covenants and agrees not to take any action whatsoever, at law or in equity (including the assertion of any right of rescission, set-off, counterclaim or defense) against any Lender on account of such Lender failing to fund any portion of the Additional Advance in violation of this Agreement. In the event Borrower breaches the foregoing covenant, Borrower shall indemnify, defend and hold each Lender harmless from any and all Losses incurred by such Lender in any way related to such breach (which agreement to indemnify such Lender shall be a personal liability of Borrower and not subject to Article VIII). Borrower acknowledges and agrees that (a) no Lender shall have any obligation to fund any other Lender’s portion of any Additional Advance, and that such obligation shall be the several, sole and exclusive obligation of such Lender, and (b) each Lender’s obligations to make its portion of each Additional Advance in accordance with Section 2.1 are a several obligation of such Lender, and an independent contract made by and between such Lender and Borrower separate and apart from any other obligation of any other Lender under the other provisions of the Loan Documents, and that such Lender shall at no time be required to make Additional Advances in an amount that exceeds such Lender’s commitment (which shall be equal to a percentage of the Loan Amount that is determined by dividing the portion of the Loan Amount evidenced by the Note executed in favor of such Lender by the total Loan Amount). The obligations of the Borrower under this Agreement and the other Loan Documents shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of the Borrower, or any other party, against any Lender by reason of such Lender’s failure to make any Additional Advance. Borrower agrees that it shall not assert (and shall not have) any defense (including the assertion of any right of rescission, set-off, counterclaim or defense) to the payment of Debt owed to any Lender in the event such Lender breaches any obligation to make an Additional Advance that it is required to make hereunder. The making of any Additional Advance by any Lender at the time when an Event of Default exists shall not be deemed a waiver or cure by such Lender of that Event of Default, nor shall such Lender’s rights and remedies be prejudiced in any manner thereby. Nothing in this Section 2.1.18 shall be deemed to be a release of any claim that Borrower may have against any Lender for its failure to perform its obligations under this Agreement and the other Loan Documents. 2.1.19 Conditions Precedent to Completion. The Project shall not be deemed Completed unless and until the following conditions are satisfied: (a) Approval by Construction Consultant. Lender and Construction Consultant shall have received evidence reasonably acceptable to them, or otherwise be reasonably satisfied, that Completion of the Project has occurred. (b) Final Lien Waivers and Release/Payment Receipts. Subject to Borrower’s right to contest pursuant to Section 5.1.2(b) hereof, Lender shall have received from Borrower final unconditional Lien waivers and release/payment receipts from General Contractor and all Trade Contractors party to a Trade Contract in the form required by California Civil Code Section 8138 (or any successor thereto). (c) Certificates of Occupancy. Lender shall have received a copy of the certificate of occupancy (or an equivalent document) and all other material Operating Permits for the Project. (d) Final “As-Built” Plans and Specifications. Borrower shall have delivered to Lender the final “as-built” Plans and Specifications for the Project.

-50- 28722485.v7 (e) Final Survey. Borrower shall have delivered to Lender the final survey of the Property upon Completion by a surveyor licensed in the State and reasonably satisfactory to Lender and the Title Company, and that satisfies Lender’s survey requirements. (f) Certificate of Architect. Lender shall have received a certificate of Completion for the Project certified by Architect and confirmed by Construction Consultant, in its good faith determination, which confirms that Completion has occurred substantially in accordance with the Plans and Specifications and all Legal Requirements, including all Punchlist Items with respect thereto. (g) Title Date Down. The requirements of Section 2.1.6(h) have been satisfied. (h) Payment of Fees. Lender shall have received payment for any and all reasonable, actual, out-of-pocket fees then due and payable by Borrower to Lender pursuant to the Loan Documents, including, but not limited to, the reasonable, fees and expenses of Construction Consultant and reasonable, fees, costs and expenses of outside legal counsel of Lender (in each case, to the extent then due and payable). (i) Certificate of Borrower. Borrower shall have furnished to Lender a certificate from Borrower, currently dated, certifying that: (i) no written notices from any Governmental Authority of any claimed violations of applicable Legal Requirements arising from the development or operation of the Project which have not been cured were served upon Borrower or any contractor or subcontractor or their respective agents or representatives and (ii) there are no circumstances which could give rise to the issuance of any such notice of claimed violation. (j) Fixtures, Equipment and Inventory. All fixtures, furnishings, equipment, all inventory and all other property contemplated under the Construction Budget and the Plans and Specifications to be incorporated into or installed in the Project shall have been, to the extent required for the Completion of the Project in accordance with the terms hereof, incorporated or installed free and clear of all liens and security interests other than the Permitted Encumbrances. (k) UCC Searches. Borrower shall have furnished Lender with current searches of all UCC financing statements filed with the Secretary of State of Delaware and the State against Borrower as debtor, showing that no UCC financing statements are filed or recorded against Borrower in which the collateral is described as any of the collateral for the Loan, including any fixtures, furnishings and equipment or other personal property located on the Property or used in connection with the Property, other than filings (i) pursuant to the Loan Documents or (ii) with respect to Permitted Equipment Leases, provided that such UCC financing statements with respect to Permitted Equipment Leases have been filed after the Closing Date and set forth a description of collateral that is limited solely to the collateral under the applicable Permitted Equipment Lease. SECTION 2.2. Interest Rate. 2.2.1 Interest Calculation. Subject to Section 2.2.2 and Section 2.2.6, interest on the Outstanding Principal Balance shall accrue, from the Closing Date until the Debt is repaid in full, at the Interest Rate, and during the continuance of an Event of Default, at the Default Rate. Interest on the Outstanding Principal Balance shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on the Interest Rate (or the Default Rate, if applicable) and a three hundred sixty (360) day year, by (c) the Outstanding Principal Balance. The Interest Rate applicable to an Interest Accrual Period shall be determined by Lender as set forth herein; provided, however, that Term SOFR for the Interest Accrual Period commencing on the Closing Date through and including July 9, 2022 shall be Term SOFR on the Closing Date, which the parties agree is Closing Date Term SOFR. In connection with the use or administration of Term SOFR, Lender

-51- 28722485.v7 will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of Borrower. Lender will promptly notify Borrower of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR. 2.2.2 Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Outstanding Principal Balance at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding. 2.2.3 Taxes. (a) Payment of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Legal Requirements. If any Legal Requirement requires the deduction or withholding of any Tax from any such payment, then Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Legal Requirements and, if such Tax is an Indemnified Tax, the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding for Indemnified Taxes has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.2.3(a)) the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding for Indemnified Taxes been made. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Legal Requirements any Other Taxes. Borrower shall pay to each Lender within ten (10) days after demand therefor, the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.2.3(a)) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender and any expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender shall be conclusive absent manifest error. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.2.3(a), Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender. For purposes of this Section 2.2.3, “Legal Requirements” shall include FATCA. (b) Status of Lender. (i) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to Borrower, (A) prior to becoming a party to this agreement or obtaining any interest in the Loan, (B) at the time or times reasonably requested by Borrower, and (C) if any form or

-52- 28722485.v7 certification previously delivered expires or becomes obsolete or inaccurate in any respect, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, if reasonably requested by Borrower, any Lender shall deliver such other documentation prescribed by applicable Legal Requirements (or reasonably requested by Borrower) as will enable Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. (ii) Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person, (A) any Lender that is a U.S. Person shall deliver to Borrower and on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be reasonably requested by Borrower) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), whichever of the following is applicable: 1. in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; 2. executed copies of IRS Form W-8ECI; 3. in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 attached hereto to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or 4. to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W- 8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, each attached hereto, IRS Form W-9, and/or other certification documents from

-53- 28722485.v7 each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 attached hereto on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be reasonably requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment (and solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement). Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so. (c) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Taxes as to which it has been indemnified pursuant to this Section 2.2.3 (including by the payment of additional amounts pursuant to this Section 2.2.3(c)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.2.3(c) with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.2.3(c) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.2.3(c), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.2.3(c) the payment of which would place the indemnified party in a less favorable net after- Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.2.3(c) shall not be

-54- 28722485.v7 construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person. (d) Survival. Each party’s obligations under this Section 2.2.3 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the commitments to make Additional Advances and the repayment, satisfaction or discharge of all obligations under any Loan Document. (e) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.2.5, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.2.3(a), then such Lender shall (at the request of Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to such Sections 2.2.3 or 2.2.5, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment. 2.2.4 Breakage Indemnity. Borrower shall indemnify Lender against any Losses which Lender may actually sustain or incur in liquidating or redeploying deposits from third parties acquired to effect or maintain the Loan or any part thereof as a consequence of (a) any default by Borrower in payment of the principal of or interest on a Term SOFR Loan, an Alternate Rate Loan or a Prime Rate Loan, as applicable, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a Term SOFR Loan, an Alternate Rate Loan or a Prime Rate Loan, as applicable, hereunder, (b) any prepayment (whether voluntary or mandatory) of the Term SOFR Loan, an Alternate Rate Loan or a Prime Rate Loan, as applicable, on a day that is not the last day of an Interest Accrual Period, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Term SOFR Loan, an Alternate Rate Loan or a Prime Rate Loan, as applicable, hereunder, and (c) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Rate Index from Term SOFR to an Alternate Rate Index or the Prime Rate Index (or any other conversion of the Interest Rate) with respect to any portion of the Loan Amount on a date other than the last day of an Interest Accrual Period; provided, however, Borrower shall not indemnify Lender from any Losses arising from Lender’s willful misconduct or gross negligence. Lender shall deliver to Borrower a statement for any such sums which it is entitled to receive pursuant to this Section 2.2.4, which statement shall be binding and conclusive absent manifest error. Borrower’s obligations under this Section 2.2.4 are in addition to Borrower’s obligations to pay any Prepayment Premium applicable to a payment or prepayment of the Outstanding Principal Balance. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents. 2.2.5 Legal Requirements. (a) If any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of Term SOFR, the Alternate Rate Index or the Prime Rate Index hereunder, (ii) have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to

-55- 28722485.v7 be material, (iii) subject any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (iv) impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loan made by such Lender or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining the Loan or of maintaining its obligation to make any the Loan, or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, in any such case, upon written request of such Lender and delivery of the certificate described in Section 2.25(c) below, subject to Section 2.25(d) below, Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered (such increases in cost and reductions in amounts receivable hereinafter collectively, the “Increased Costs”). (b) If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loan made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.2.5(a) or (b) above and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof. (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.2.5 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section 2.2.5 for any Increased Costs incurred or reductions suffered more than twelve (12) months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such Increased Costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such Increased Costs or reductions is retroactive, then the twelve-month period referred to above shall be extended to include the period of retroactive effect thereof). 2.2.6 Rate Conversion. (a) In the event that Lender shall have determined in its sole but good faith discretion that Term SOFR cannot be determined as provided in the definition of Term SOFR as set forth herein or Lender shall have reasonably determined that Term SOFR has been succeeded by an Alternate Rate Index, then Lender shall forthwith give notice thereof by telephone of such fact, confirmed in writing, to Borrower at least one (1) Business Day prior to the Determination Date. If such notice is given, the Loan shall be converted, from and after the first day of the next succeeding Interest Accrual Period, (i) to an Alternate Rate Loan bearing interest based on the Alternate Rate in effect on the related Determination Date provided that (1) Lender has determined in its sole but good faith discretion that Term SOFR has been succeeded by the Alternate Rate Index and (2) Lender has received evidence satisfactory to Lender that conversion to an Alternate Rate Loan does not violate ERISA or (ii) at Lender’s option, to a Prime Rate Loan bearing interest based on the Prime Rate in effect on the related Determination Date. Notwithstanding any provision of this

-56- 28722485.v7 Agreement to the contrary, in no event shall (x) Borrower have the right to convert (i) a Term SOFR Rate Loan to a Prime Rate Loan or an Alternate Rate Loan, (ii) an Alternate Rate Loan to a Term SOFR Rate Loan or a Prime Rate Loan, or (iii) a Prime Rate Loan to a Term SOFR Rate Loan or an Alternate Rate Loan, (y) the Prime Rate be less than the Minimum Rate or the Alternate Rate be less than the Minimum Rate. (b) If, pursuant to the terms of Section 2.2.6(b) above, the Loan has been converted to a Prime Rate Loan but thereafter either (i) Term SOFR can again be determined as provided in the definition of Term SOFR as set forth herein or (ii) Lender has determined in good faith (which determination shall be conclusive and binding upon Borrower absent manifest error) that Term SOFR has been succeeded by an Alternate Rate Index and the conditions set forth in Section 2.2.6(b) above are satisfied, Lender shall give notice thereof to Borrower and convert a Prime Rate Loan to a Term SOFR Rate Loan or to an Alternate Rate Loan, as applicable, by delivering to Borrower notice of such conversion no later than 2:00 p.m. (New York City time), one (1) Business Day prior to the next succeeding Determination Date. If such notice is given, the Loan shall be converted, from and after the first day of the next succeeding Interest Accrual Period, to a Term SOFR Rate Loan or an Alternate Rate Loan, as applicable, bearing interest based on Term SOFR or the Alternate Rate Index, as applicable, in effect on the related Determination Date. (c) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lenders to make or maintain a Term SOFR Rate Loan or an Alternate Rate Loan as contemplated hereunder, (i) the obligation of Lender hereunder to make a Term SOFR Rate Loan or an Alternate Rate Loan or to convert a Prime Rate Loan to a Term SOFR Rate Loan or an Alternate Rate Loan shall be canceled forthwith and (ii) any outstanding Term SOFR Rate Loan or Alternate Rate Loan shall be converted automatically to a Prime Rate Loan on the first day of the next succeeding Interest Accrual Period or within such earlier period as required by law. 2.2.7 Interest Rate Cap Agreement. (a) On or prior to the Closing Date, Borrower shall enter into an agreement with (or guaranteed by) an Acceptable Counterparty, which agreement (an “Interest Rate Cap Agreement”) shall (i) be in form and substance reasonably satisfactory to Lender, (ii) contain the agreement of such Acceptable Counterparty to make payments to Borrower in the event the Applicable Rate Index exceeds a strike rate of no greater than three percent (3.00%), (iii) require payments based on a notional amount at least equal to the Loan Amount, (iv) not terminate prior to the date that is twenty-four (24) months following the Closing Date, and (v) require payments to be made on the date that is three (3) Business Days prior to the applicable Payment Date. Borrower shall collaterally assign to Lender, pursuant to an assignment agreement in form and substance acceptable to Lender (the “Assignment of Interest Rate Cap Agreement”), all of its right, title and interest (but not its obligations) to receive any and all payments under any Interest Rate Cap Agreement, and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement (which shall, by its terms, authorize the collateral assignment to Lender and require that payments be deposited directly into the account designated by Lender) and shall notify the Acceptable Counterparty of such assignment and obtain from such counterparty a confirmation of the assignment of such Interest Rate Cap Agreement to Lender in form and content acceptable to Lender. (b) Not later than the date that is sixty (60) days prior to the date on which the initial Interest Rate Cap Agreement described in Section 2.2.7(a) terminates, Borrower shall enter into an agreement with (or guaranteed by) an Acceptable Counterparty, which agreement (a “Replacement Interest Rate Cap Agreement”) shall (i) be in form and substance reasonably satisfactory to Lender, (ii) contain the agreement of such Acceptable Counterparty to make payments to Borrower in the event the Applicable Rate Index exceeds a strike rate of no greater than three percent (3.00%), (iii) require payments based on a notional amount at least equal to the Loan Amount, (iv) be effective commencing immediately

-57- 28722485.v7 upon the termination of such initial Interest Rate Cap Agreement and not terminate prior to the Maturity Date, and (v) require payments to be made on the date that is three (3) Business Days prior to the applicable Payment Date. Borrower shall collaterally assign to Lender, pursuant to an Assignment of Interest Rate Cap Agreement, all of its right, title and interest (but not its obligations) to receive any and all payments under any Replacement Interest Rate Cap Agreement, and shall deliver to Lender an executed counterpart of such Replacement Interest Rate Cap Agreement (which shall, by its terms, authorize the collateral assignment to Lender and require that payments be deposited directly into the account designated by Lender) and shall notify the Acceptable Counterparty of such assignment and obtain from such counterparty a confirmation of the assignment of such Replacement Interest Rate Cap Agreement to Lender in form and content acceptable to Lender. (c) Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by an Acceptable Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder. (d) In the event of any downgrade, withdrawal or qualification of the rating of the counterparty under the Interest Rate Cap Agreement such that such counterparty is a Downgraded Counterparty, or in the event of any default by an Acceptable Counterparty under the Interest Rate Cap Agreement, Borrower shall, not later than fifteen (15) days following the receipt by Borrower of notice of such downgrade, withdrawal, qualification, or default (whether received from Lender, the Acceptable Counterparty, or otherwise), then Borrower shall replace the Interest Rate Cap Agreement with an Interest Rate Cap Agreement satisfying the requirements of Section 2.2.7(a) above not later than fifteen (15) days following the receipt by Borrower of notice of such downgrade (whether received from Lender, the Acceptable Counterparty, or otherwise). (e) In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement or fails to maintain the Interest Rate Cap Agreement, in each case, in accordance with the terms and provisions of this Agreement, Lender may (but shall have no obligation to) purchase the Interest Rate Cap Agreement and the cost incurred by Lender in purchasing such Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is reimbursed by Borrower to Lender. (f) In connection with the Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender, within twenty (20) Business Days following the Closing Date (or, with respect to a Replacement Interest Rate Cap Agreement or Substitute Interest Rate Cap Agreement, within twenty (20) Business Days following the effective date of such Replacement Interest Rate Cap Agreement or Substitute Interest Rate Cap Agreement, as applicable), an opinion from counsel (which counsel may be in-house counsel for the Acceptable Counterparty) for the Acceptable Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that: (i) the Acceptable Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement; (ii) the execution and delivery of the Interest Rate Cap Agreement by the Acceptable Counterparty, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property; (iii) all consents, authorizations and approvals required for the execution and delivery by the Acceptable Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have

-58- 28722485.v7 been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and (iv) the Interest Rate Cap Agreement, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Acceptable Counterparty and constitutes the legal, valid and binding obligation of the Acceptable Counterparty, enforceable against the Acceptable Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). (g) Notwithstanding anything to the contrary contained in this Section 2.2.7 or elsewhere in this Agreement, in the event a Rate Conversion occurs, then, within ten (10) Business Days after such Rate Conversion, Borrower shall enter into a Substitute Interest Rate Cap Agreement (and in connection therewith, but not prior to Borrower taking all the actions described in this Section 2.2.7(g), Borrower shall have the right to terminate any then-existing Interest Rate Cap Agreement), together with, within five (5) Business Days thereafter, an assignment of interest rate cap agreement with respect to such Substitute Interest Rate Cap Agreement in form and substance substantially similar to the Assignment of Interest Rate Cap Agreement delivered in connection with the then-existing Interest Rate Cap Agreement, together with legal opinions of counsel to the counterparty and Borrower as reasonably required by Lender. Notwithstanding anything to the contrary set forth in this Section 2.2.7, if, following a Rate Conversion, Lender determines (which determination will be based on market customs and/or proposals of industry associations) that a Substitute Interest Rate Cap Agreement is not then generally commercially available from an Acceptable Counterparty, then, Borrower shall not be required to obtain a Substitute Interest Rate Cap Agreement but shall instead be required to purchase such other hedging product as reasonably determined by Lender would afford Lender substantially equivalent protection from increases in the interest rate, which such alternative shall be satisfactory to Lender in its reasonable discretion. SECTION 2.3. Extension Option. 2.3.1 Borrower shall have the option to extend the term of the Loan beyond the Initial Maturity Date (each such option, an “Extension Option”) for two (2) successive one-year terms (the period of each sun extension, an “Extension Term”) upon satisfaction of each of the following conditions (it being agreed that, except to the extent expressly provided in this Section 2.3.1, each of the following conditions are required to be satisfied with respect to Borrower’s exercise of each Extension Option): (a) Borrower shall have given at least thirty (30) days’ prior written irrevocable notice (but not more than ninety (90) days’ prior written notice) to Lender of its election to extend the Maturity Date; (b) no Default or Event of Default shall have occurred and be continuing on the date of delivery of the notice referred to in clause (a) above or on the Maturity Date; (c) the Debt Yield calculated as of the Maturity Date shall be at least 8.5%; (d) with respect to the second Extension Option only, the As-Stabilized Loan-to-Value Ratio calculated as of the Maturity Date shall not be greater than 45%; (e) the Loan shall be In-Balance and no Interest and Carry Cost Shortfall shall exist; (f) the Master Lease shall remain in full force and effect and no default shall have occurred under the Master Lease that remains uncured beyond any applicable notice and cure period in Lender’s sole but good faith determination;

-59- 28722485.v7 (g) Completion of the Project shall have occurred; (h) Borrower and Guarantor shall have executed and delivered amendments to and reaffirmations of any or all of the Loan Documents as may be reasonably requested by Lender; (i) each of the representations and warranties of Borrower and Guarantor contained in each of the Loan Documents shall be true, complete and correct in all material respects as of the Maturity Date, except for any changes in facts or circumstances occurring since the Closing Date that do not constitute a Default or Event of Default or were not caused by the occurrence of a Default or Event of Default and, in any event, do not result in a Material Adverse Effect; (j) Borrower shall have paid to Lender a fee in the amount of 0.25% of the Outstanding Principal Balance plus any amounts available to be advanced as Additional Advances under this Agreement, and shall have paid or reimbursed all of Lender’s outstanding fees and expenses, in accordance with the terms of this Agreement and the other Loan Documents; (k) if Lender determines that the Estimated Interest and Carry Available Amount calculated as of the first day of the applicable Extension Term would be insufficient to fund the estimated Interest and Carry Costs projected to be payable with respect to the Loan and the Mezzanine Loan through the last day of the applicable Extension Term (the amount of any such shortfall, an “Extension Shortfall”), Borrower shall deposit cash into the Unfunded Loan Proceeds Account in an amount equal to the Extension Shortfall; (l) Borrower either (i) extends the term of the Interest Rate Cap Agreement (or, if following a Rate Conversion, the Substitute Interest Rate Cap Agreement) then in effect to a date not earlier than the extended Maturity Date, or (ii) enters into a new Interest Rate Cap Agreement (or, if following a Rate Conversion, the Substitute Interest Rate Cap Agreement) and assigns the same to Lender pursuant to such documents as Lender may require, which Interest Rate Cap Agreement (or, if following a Rate Conversion, the Substitute Interest Rate Cap Agreement) expires no earlier than the extended Maturity Date, and which extension or new agreement complies with the requirements set forth in Section 2.2.7 and has the effect of capping Term SOFR (or, following, a Rate Conversion, as applicable, the Alternate Rate Index or the Prime Rate Index) at a strike price equal to 3.00%, on a notional principal amount not less than the Outstanding Principal Balance; (m) Mezzanine Borrower shall have extended the Maturity Date (as defined in the Mezzanine Loan Agreement) of the Mezzanine Loan to a date not sooner than the applicable extended Maturity Date hereunder (including that all conditions precedent to such extension shall have been satisfied by Mezzanine Borrower or waived in writing by Mezzanine Lender); and (n) Mezzanine Borrower shall have satisfied all requirements set forth in Section 2.3.1 of the Mezzanine Loan Agreement for such extension of the Mezzanine Loan (except to the extent that the only condition not satisfied thereunder is Borrower’s simultaneous satisfaction of the conditions set forth in this Section 2.3.1) and the Mezzanine Loan has been extended pursuant to the terms and conditions of the Mezzanine Loan Agreement. 2.3.2 Unfunded Loan Proceeds. If (i) any Loan proceeds have not been advanced (such unadvanced amounts hereinafter, the “Unfunded Loan Amount”) on or prior to the Initial Maturity Date and (ii) Borrower has elected to exercise the first Extension Option in accordance with the terms and conditions of Section 2.3.1 hereof, then, Lender, at its sole election, may elect by written notice to Borrower given no less than ten (10) Business Days prior to the anticipated advance date, advance all or such applicable portion of the Unfunded Loan Amount into an Eligible Account under the sole dominion and

-60- 28722485.v7 control of Lender (the “Unfunded Loan Proceeds Account”) subject to Borrower’s satisfaction of the conditions precedent to an Extension Term set forth in Section 2.3.1. With respect to such portion of the Unfunded Loan Amount that is not funded into the Unfunded Loan Proceeds Account in accordance with this Section 2.3.2, Lender’s commitment to fund such amounts shall terminate on the Initial Maturity Date. Lender shall be released from all obligations under this Agreement and the other Loan Documents with respect to such terminated portion of the commitment. So long as no Event of Default is continuing, any amount funded into the Unfunded Loan Proceeds Account (including any Extension Shortfall deposited therein and any amounts deposited therein by Mezzanine Lender pursuant to Section 2.3.2 of the Mezzanine Loan Agreement) shall be disbursed to Borrower on each Payment Date by Lender to pay Interest and Carry Cost Shortfalls, subject to the terms and conditions set forth in this Agreement with respect to Additional Advances to pay Interest and Carry Costs. SECTION 2.4. Loan Payment. 2.4.1 Required Payments. Borrower shall pay to Lender on the Initial Payment Date (which shall be the first Payment Date hereunder) and on each Payment Date thereafter up to and including the Maturity Date, the Monthly Debt Service Payment Amount, which payments (prior to an Event of Default) shall be applied (i) first to amounts due and payable with respect to the Loan other than principal and interest (but including interest at the Default Rate), and then (ii) to accrued and unpaid interest at the Interest Rate, and then (iii) to the Outstanding Principal Balance. So long as no Event of Default then exists, all payments received by Lender with respect to the Loan shall be applied by Lender to amounts due with respect to each Note on a pro rata and pari passu basis, based on the outstanding principal amount due under each Note and the interest rate applicable thereto; provided, however, that from and after an Event of Default, all payments received by Lender shall be applied by Lender to amounts due with respect to the Notes in such order and priority as Lender shall determine in its sole discretion. Borrower shall pay the entire Debt to Lender on the Maturity Date. 2.4.2 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower by the date on which it is due, Borrower shall pay to Lender upon demand an amount (such amount, a “Late Payment Charge”) equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Late Payment Charges shall be secured by the Security Instrument and the other Loan Documents to the extent permitted by applicable law. 2.4.3 Payments Generally. For purposes of making payments hereunder, but not for purposes of calculating Interest Accrual Periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 11:00 A.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Following an Event of Default, and for so long as such Event of Default continues, any prepayment shall be applied to payments of principal of the Loan and other amounts due under the Loan Documents in such order and priority as Lender may determine in its sole discretion. All payments received by Lender during the existence of an Event of Default (other than an Event of Default resulting from a failure to repay the Debt on the Maturity Date) shall be deemed to have been made on the next occurring Payment Date.

-61- 28722485.v7 SECTION 2.5. Prepayments. 2.5.1 Voluntary Prepayments. Except as otherwise expressly provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date. Borrower may, at its option and upon at least thirty (30) days prior written notice to Lender specifying the Business Day on which such prepayment is to be made (a “Prepayment Date”) (which notice may be revoked by Borrower at any time prior to the Prepayment Date provided that Borrower shall reimburse Lender for any costs incurred by Lender as a result of such revocation), prepay the Debt in whole, but not in part (except as otherwise expressly permitted under this Agreement), provided that such prepayment is accompanied by (a) all interest accrued on the amount of the Loan being so prepaid through and including the last day of the Interest Accrual Period in effect as of such Prepayment Date, (b) all other sums due and payable under this Agreement and the other Loan Documents, including, but not limited to any amounts due under Section 2.2.4 hereof and all of Lender’s out-of-pocket costs and expenses (including reasonable attorney’s fees and disbursements) incurred by Lender in connection with such prepayment, and (c) the Prepayment Premium applicable to such payment (if any). Unless an Event of Default then exists, any voluntary prepayment of the Loan and the Mezzanine Loan shall be made such that Lender and Mezzanine Lender shall receive their respective pro rata share of any principal amount so repaid (based on the respective outstanding principal balances of the Loan and the Mezzanine Loan in effect at such time). Notwithstanding the foregoing, in no event shall Borrower be permitted to prepay the Debt on a date during an Interest Accrual Period (other than a prepayment of the Debt in whole on a Payment Date) which is prior to the Determination Date for such Interest Accrual Period. 2.5.2 Mandatory Prepayments. On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated, or does not elect pursuant to the terms hereof (to the extent it has a right to such election under the Loan Documents), to make such Net Proceeds available to Borrower for Restoration, Borrower is hereby deemed to have authorized Lender to apply such Net Proceeds as a prepayment of the Debt (to the extent it has a right to do so under the Loan Documents) in an amount equal to one hundred percent (100%) of such Net Proceeds. Notwithstanding anything to the contrary contained in the Loan Documents, so long as no Event of Default has occurred and is continuing, no Prepayment Premium shall be due in connection with any prepayment made pursuant to this Section 2.5.2 (but, for the avoidance of doubt, the parties agree that the Prepayment Premium is a deferred financing fee and is applicable to any such prepayment). SECTION 2.6. Release on Payment in Full. Lender shall execute and deliver to or at the direction of Borrower, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan, any applicable Prepayment Premium, and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, a release of the Lien of the Security Instrument and other Loan Documents with respect to the Property, in form and content reasonably acceptable to Lender. ARTICLE III CASH MANAGEMENT; RESERVE ACCOUNTS SECTION 3.1. Cash Management. (a) Deposit of Revenues. Borrower shall cause Master Tenant to deposit all Master Lease Payments directly into the Cash Management Account as and when due and payable under the Master Lease. If at any time following the Closing Date, Lender reasonably anticipates that there will be Leases other than the Master Lease or Revenues other than Master Lease Payments, then, within ten (10) Business Days following Lender’s written notice to Borrower, Borrower shall (i) establish with Clearing Bank a

-62- 28722485.v7 Clearing Account, subject to a Clearing Account Agreement, (ii) deliver a Tenant Director Letter to all tenants under any other Leases, and (iii) deposit all other Revenues received by Borrower or Manager into the Clearing Account within one (1) Business Day after receipt. Borrower shall send a copy of each Tenant Direction Letter sent as provided above, together with evidence that the same has been sent, to Lender within five (5) Business Days after the sending thereof. Without the consent of Lender, neither Borrower nor Manager shall terminate, amend, revoke or modify any Tenant Direction Letter in any manner whatsoever, or direct or cause any tenant to pay any amount in any manner other than as provided in the related Tenant Direction Letter. To the extent that Borrower or any Person on Borrower’s behalf holds any Revenues, whether in accordance with this Agreement or otherwise, (A) such amounts shall be deemed to be collateral for the Debt and shall be held in trust for the benefit of Lender, (B) such amounts shall not be commingled with any other funds or property of Borrower or Manager, and (C) Borrower or Manager shall deposit such amounts in the Clearing Account within one (1) Business Day of receipt. (b) Application of Revenues. On each Business Day, funds on deposit in the Clearing Account (if applicable) shall be transferred to the Cash Management Account (or as otherwise directed by Lender or its Servicer). So long as no Event of Default shall have occurred and be continuing (and thereafter at Lenders’ sole option and discretion) Lender shall direct Cash Management Bank to allocate all available funds on deposit in the Cash Management Account (other than any Revenues paid more than one (1) month in advance, which shall be retained in the Cash Management Account until payment thereof is due under the applicable Lease (“Prepaid Revenues”), on each Payment Date in the following amounts and order or priority: (i) First, to the Tax Reserve Account in an amount sufficient to pay the monthly deposit, if any, required to be made for Property Taxes in accordance with the terms and conditions of Section 3.2(a); and then (ii) Second, to the Insurance Reserve Account in an amount sufficient to pay the monthly deposit, if any, required to be made for Insurance Premiums in accordance with the terms and conditions of Section 3.2(b) hereof; and then (iii) Third, to pay Cash Management Bank the monthly portion of fees charged by the Cash Management Bank in accordance with the Cash Management Agreement and any other fees or expenses due to Lender under the Loan Documents; and then (iv) Fourth, to Lender in the amount of the Monthly Debt Service Payment Amount; and then (v) Fifth, to Lender to pay any other amounts, if any, then due Lender (or then required to be paid to Servicer or Construction Consultant) under the Loan Documents not specified in the foregoing clauses; and then (vi) Sixth, to Lender in the amount of the Mezzanine Monthly Debt Service Payment Amount; and then (vii) Seventh, to Mezzanine Lender to pay any other amounts, if any, then due Lender (or then required to be paid to Servicer or Construction Consultant (each such term as defined in the Mezzanine Loan Agreement)) under the Mezzanine Loan Documents not specified in the foregoing clauses; and then (viii) Eighth, to Borrower for payments for monthly Cash Expenses actually incurred during the prior month in accordance with the related Approved Annual Budget

-63- 28722485.v7 (other than repairs, replacements and Approved Project Expenditures, unless specifically approved by Lender for purposes of disbursements); and then (ix) Ninth, to Borrower for payments of Extraordinary Expenses that are (A) not required to be paid by Master Tenant in accordance with the express terms of the Master Lease and (B) approved by Lender in Lender’s sole discretion (“Approved Extraordinary Expenses”), if any; and then (x) Tenth, (A) during the continuation of a Cash Management Period, any amounts remaining in the Cash Management Account (excluding Prepaid Revenues) (“Excess Cash Flow”) shall be held by Lender in an Eligible Account established by Lender from time to time (“Excess Cash Flow Reserve Account”) as additional collateral for the Obligations which funds, at Lender’s option following the occurrence of an Event of Default, may be used to reduce the Outstanding Principal Balance, and (B) during any period other than a Cash Management Period, Excess Cash Flow shall be disbursed to Borrower. (c) If a Cash Management Period is in effect, then, so long as no Default or Event of Default then exists, Lender shall disburse to Borrower any funds held by Lender in the Excess Cash Flow Reserve Account on the Payment Date next following the termination of such Cash Management Period. (d) The insufficiency of funds on deposit in the Accounts shall not relieve Borrower of the obligation to make any payments, as and when due pursuant to the Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever. All funds on deposit in the Accounts during the existence of an Event of Default may be applied by Lender to the Debt in such order and priority as Lender shall determine in its sole discretion. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the payment of the Monthly Debt Service Payment Amount and amounts due to the Reserve Accounts and any other payment for reserves and escrows established pursuant to this Agreement or any other Loan Document shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender. At Lender’s option, Lender may issue payments for Cash Expenses and/or Extraordinary Expenses directly to Borrower or to Manager. (e) Cash Expenses. Borrower hereby covenants and agrees that amounts disbursed to Borrower from the Cash Management Account for payments of Cash Expenses or Extraordinary Expenses shall be used only for payments made (or to be made) by Borrower or Manager for the payment of expenses incurred in the ordinary course of business of the ownership and operation, maintenance, repair, managing and leasing of the Property or for the payment of expenditures provided for in the applicable Approved Annual Budget, or as otherwise reasonably approved by Lender. If the actual Cash Expenses or Extraordinary Expenses paid for any calendar month are less than the amount disbursed to Borrower or Manager from the Cash Management Account for the payment of such monthly Cash Expenses or Extraordinary Expenses, the amount of such difference shall be deducted from the amount distributed to Borrower for the payment of Cash Expense for the following month. SECTION 3.2. Required Deposits. 3.2.1 Tax Reserve Account.

-64- 28722485.v7 (a) Borrower shall, on each Payment Date, deposit into an Eligible Account established by Lender from time to time (the “Tax Reserve Account”) the amount that Lender reasonably estimates will be necessary in order to accumulate sufficient funds to pay, at least thirty (30) days prior to their respective due dates, all Property Taxes and Other Charges due within the ensuing twelve (12) months (the amount of such deposit required on any Payment Date, the “Tax Reserve Deposit Amount”). Amounts deposited into the Tax Reserve Account are referred to herein as the “Tax Reserve Funds.” If at any time, Lender reasonably determines that the Tax Reserve Funds will not be sufficient to pay the Property Taxes and Other Charges, Lender shall notify Borrower of such determination and Borrower shall deposit the shortfall amount determined by Lender into the Tax Reserve Account within five (5) Business Days following written notice from Lender to Borrower. Notwithstanding the foregoing or anything to the contrary herein, after the Closing Date, Lender shall disburse into the Tax Reserve Account in the order of priority of application set forth in Section 2.1.9(c) hereof, (i) amounts available for deposit into the Tax Reserve Account pursuant to Section 3.1(b)(i) hereof, (ii) amounts then on deposit in the Shortfall Account allocable for the payment of Property Taxes and Other Charges, (iii) amounts then on deposit in the Excess Cash Flow Account allocable for the payment of Property Taxes and Other Charges, and (iv) Additional Advances available for payment of Property Taxes and Other Charges, in each case, for the payment of Property Taxes and Other Charges in an amount equal to the then-required Tax Reserve Deposit Amount (such disbursement to be made by Lender, the “Tax Disbursement Amount”). Lender’s disbursement of the Tax Disbursement Amount shall satisfy Borrower’s obligations to make a deposit into the Tax Reserve Account in such amount, provided that, (x) if the Tax Disbursement Amount is less than the then-required Tax Reserve Deposit Amount, Borrower shall deposit such deficiency in accordance with the terms of this Section 3.2.1(a), and (y) with respect to disbursement of amounts on deposit in the Shortfall Account, such disbursement shall be required only so long as Lender’s access to such amounts is not restricted by (A) Legal Requirements, injunction or other court order, or (B) as a result of any action, inaction or omission by Borrower, Guarantor or any Affiliate of Borrower or Guarantor. (b) Provided no Event of Default shall exist, Lender shall apply the funds in the Tax Reserve Account to payments of the Property Taxes and Other Charges for which such funds have been reserved on their respective due dates. In making any such payment, Lender may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy thereof. If Lender so elects at any time, Borrower shall provide, at Borrower’s expense, a tax service contract for the term of the Loan issued by a tax reporting agency acceptable to Lender. If Lender does not so elect, Borrower shall reimburse Lender for the out-of-pocket cost of making annual tax searches throughout the term of the Loan. (c) Notwithstanding the foregoing provisions of this Section 3.2.1, Borrower shall not be required to deposit the Tax Reserve Deposit Amount as set in Section 3.2.1(a) at any time that, in Lender’s determination, (i) Master Tenant pays all Property Taxes and Other Charges directly to the appropriate taxing authority in accordance with the express terms of the Master Lease, (ii) there is no event of default by Master Tenant under the Master Lease, and (iii) Borrower provides Lender, or causes to be provided to Lender, evidence of payment of such Property Taxes and Other Charges prior to delinquency. Borrower shall immediately commence depositing all Tax Reserve Deposit Amounts as required by Lender pursuant to Section 3.2.1, within five (5) Business Days of receipt of notice from Lender of Borrower’s failure to comply with items (i), (ii), or (iii) in the immediately preceding sentence, and such failure is not cured within such five (5) Business Day period, which such notice shall instruct Borrower, in such event, to immediately commence making all additional deposits of the Tax Reserve Deposit Amount. 3.2.2 Insurance Reserve Account. (a) Borrower shall, on each Payment Date, deposit into an Eligible Account established by Lender from time to time (the “Insurance Reserve Account”) the amount that Lender

-65- 28722485.v7 estimates will be necessary in order to accumulate sufficient funds to pay, at least thirty (30) days prior to its expiration, all Insurance Premiums for Policies required hereunder due within the ensuing twelve (12) months (the amount of such deposit required on any Payment Date, the “Insurance Reserve Deposit Amount”). Amounts deposited pursuant into the Insurance Reserve Account are referred to herein as the “Insurance Reserve Funds”. If at any time, Lender reasonably determines that the Insurance Reserve Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower of such determination and Borrower shall deposit the shortfall amount determined by Lender into the Insurance Reserve Account within five (5) Business Days following written notice from Lender to Borrower. Notwithstanding anything to the contrary herein, after the Closing Date, Lender shall disburse into the Insurance Reserve Account in the order of priority of application set forth in Section 2.1.9(c) hereof, (i) amounts available for deposit into the Insurance Reserve Account pursuant to Section 3.1(b)(ii) hereof, (ii) amounts then on deposit in the Shortfall Account allocable for payment of Insurance Premiums, (iii) amounts then on deposit in the Excess Cash Flow Account allocable for payment of Insurance Premiums, (iv) Additional Advances available for payment of Insurance Premiums, in each case, for the payment of Insurance Premiums in an amount equal to the then-required Insurance Reserve Deposit Amount (such disbursement to be made by Lender, the “Insurance Disbursement Amount”). Lender’s disbursement of the Insurance Disbursement Amount shall satisfy Borrower’s obligations to make a deposit into the Insurance Reserve Account in such amount, provided that, (x) if the Insurance Disbursement Amount is less than the then-required Insurance Reserve Deposit Amount, Borrower shall deposit such deficiency in accordance with the terms of this Section 3.2.2(a), and (y) with respect to disbursement of amounts on deposit in the Shortfall Account, such disbursement shall be required only so long as Lender’s access to such amounts is not restricted by (A) Legal Requirements, injunction or other court order, or (B) as a result of any action, inaction or omission by Borrower, Guarantor or any Affiliate of Borrower or Guarantor. (b) Provided no Event of Default shall exist, Lender will apply the funds in the Insurance Reserve Account to payments of Insurance Premiums for Policies required hereunder. In making any such payment, Lender may do so according to any bill, statement or estimate procured from an insurer or agent without inquiry into the accuracy thereof. (c) Notwithstanding the foregoing provisions of this Section 3.2.2, Borrower shall not be required to deposit the Insurance Reserve Deposit Amount as set in Section 3.2.2(a) at any time that, in Lender’s determination, (i) Master Tenant pays all Insurance Premiums for Policies required hereunder directly to the appropriate payee in accordance with the express terms of the Master Lease, (ii) there is no event of default by Master Tenant under the Master Lease, and (iii) Borrower provides Lender, or causes to be provided to Lender, evidence of payment of such Insurance Premiums for Policies required hereunder prior to delinquency. Borrower shall immediately commence depositing all Insurance Reserve Deposit Amounts as required by Lender pursuant to Section 3.2.2, within five (5) Business Days of receipt of notice from Lender of Borrower’s failure to comply with items (i), (ii), or (iii) in the immediately preceding sentence, and such failure is not cured within such five (5) Business Day period, which such notice shall instruct Borrower, in such event, to immediately commence making all additional deposits of the Insurance Reserve Deposit Amount. SECTION 3.3. Adjustments to Reserve Accounts. If at any time Lender determines in its good faith discretion that the funds available in any Reserve Account will not be sufficient to pay for the cost or expense for which such funds have been required to be deposited with Lender hereunder by the date required therefor, or if Lender determines in its good faith discretion (based on the then-current Approved Annual Budget or on review of a physical conditions report for the Property, among other sources) to reassess its estimate of the amount necessary to be reserved for any such costs or expenses, then, at Lender’s option, Borrower shall increase its monthly payments to Lender under with respect to the applicable Reserve Account(s) by the amount that Lender so notifies Borrower is required and/or deposit the shortfall amount determined by Lender into the applicable Reserve Account(s) within five (5) Business Days of

-66- 28722485.v7 notice from Lender. The insufficiency of any balance in any Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents. SECTION 3.4. Disbursements from the Reserve Accounts. Lender shall disburse funds from the applicable Reserve Account for the payment of the applicable Reserve Item, but not more frequently than once in any thirty (30) day period, upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a written request for payment to Lender (together with evidence reasonably required by Lender to evidence satisfaction of the conditions set forth in this Section 3.4) at least thirty (30) days prior to the date on which Borrower requests such payment be made and specifies the Reserve Item for which such payment is requested; and (b) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default exists. Lender shall not be required to make disbursements from the Reserve Accounts unless such requested disbursement is in an amount greater than $50,000 (or a lesser amount if the total amount in the applicable Reserve Account is less than $50,000 in which case only one disbursement of the amount remaining in the account shall be made). No funds shall be disbursed from a Reserve Account for the payment of a Reserve Item for which funds have been reserved in a different Reserve Account (or for a Reserve Item for which no funds have been reserved). Any amount remaining in a Reserve Account after the Debt has been paid in full shall be returned to Borrower. SECTION 3.5. Accounts Generally. The Accounts are, and shall each be treated as, a “securities account” as such term is defined in Section 8-501(a) of the UCC or a “deposit account” as such term is defined in Section 9-102(a)(29) of the UCC, as the context may require. Each item of property (whether investment property, financial asset, securities, instrument, cash or other property) credited to the Accounts shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC. Borrower agrees that the each applicable bank shall, subject to the terms of this Agreement, treat Lender as entitled to exercise the rights that comprise any financial asset credited to the Accounts. All securities or other property underlying any financial assets credited to the Accounts (other than cash) shall be registered in the name of the applicable bank, indorsed to the such bank (or in blank) or credited to another securities account maintained in the name of the applicable bank, and in no case will any financial asset credited to any such account be registered in the name of Borrower, payable to the order of Borrower or specially indorsed to Borrower. Subject to the terms and conditions of this Agreement, the Accounts shall be under the sole dominion and control of Lender (which dominion and control may be exercised by Servicer). Lender and Servicer shall have the sole right to make withdrawals from the Accounts (without limiting the terms and conditions of this Agreement or the Clearing Account Agreement), and all out-of-pocket costs and expenses for establishing and maintaining the Accounts incurred by Lender or Cash Management Bank shall be paid by Borrower. Lender may replace the Accounts or establish new Accounts from time to time in its sole discretion, and Borrower hereby agrees that it shall take all reasonable action necessary to facilitate the transfer of the respective obligations, duties and rights of the any applicable bank to the successor thereof selected by Lender in its sole discretion. If Lender transfers or assigns the Loan, at Lender’s request, the names/beneficiaries of the Accounts may be changed by such transferee of the Loan. Funds in the Clearing Account and the Cash Management Account shall not bear interest (except, with respect to the Cash Management Account, to the extent that the Reserve Accounts are actually subaccounts of the Cash Management Account). In no event shall Lender or any Servicer be required to select any particular interest- bearing account or the account that yields the highest rate of interest, provided that selection of the account shall be consistent with the general standards at the time being utilized by Lender or such Servicer, as applicable, in establishing similar accounts for loans of comparable type. All such interest that so becomes part of the applicable Reserve Account shall be disbursed in accordance with the disbursement procedures contained herein applicable to such Reserve Account; provided, however, that Lender may, at its election, retain any such interest for its own account during the occurrence and continuance of an Event of Default. Provided no Event of Default has occurred and is continuing beyond any applicable cure periods, Lender or Servicer will direct such bank or financial institution where Reserve Accounts are established from time to time to invest funds in the Reserve Accounts in an interest bearing account at a money market rate

-67- 28722485.v7 customarily offered by such bank or financial institution (provided, however, that interest paid or payable with respect to any such account may not be based on the highest rate of interest payable by Lender or such bank or institution on deposits and shall not be calculated based on any particular external interest rate or interest rate index, nor shall any such interest reflect the interest rate utilized by Lender or such bank or institution to calculate interest payable on deposits held with respect to any particular loan or borrower or class of loans or borrowers, and Lender shall have no liability with respect to the amount of interest paid and/or loss of principal). Any interest or other earnings which may accrue on the amounts held in Reserve Accounts shall be added to the applicable Reserve Account and be allocated and/or disbursed in accordance with the terms hereof applicable to such Reserve Account. The Reserve Funds shall not constitute trust funds and may be held in Lender’s name and commingled with other monies held by Lender (provided, however, if at such time Lender has received written notice that a Mezzanine Loan Event of Default then exists, such funds shall instead be deemed distributed to Mezzanine Borrower and shall be paid to Mezzanine Lender). SECTION 3.6. Pledge of Accounts. To secure the full and punctual payment and performance of the Debt and all Obligations of Borrower under the Loan Documents, Borrower hereby grants to Lender a first priority continuing security interest in and to the following property (collectively, the “Account Collateral”) of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located: (i) the Accounts (whether established on the Closing Date or on any date following the Closing Date), and all cash, checks, drafts, securities, certificates and instruments, if any, from time to time deposited or held in, or credited to, such accounts, including all deposits or wire transfers made to such accounts; (ii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iii) to the extent not covered by clauses (i) or (ii) above, all “proceeds” (as defined under the UCC) of any or all of the foregoing. Lender shall have with respect to the foregoing collateral, in addition to the rights and remedies herein set forth, all of the rights and remedies available to a secured party under the UCC, as if such rights and remedies were fully set forth herein. Upon the occurrence and during the continuance of an Event of Default, Lender may notify any applicable bank of such Event of Default and, without notice to Borrower, (a) Borrower shall have no further right in respect of (including the right to instruct Lender or any such bank to transfer from) the Accounts and such collateral, and (b) Lender may apply such collateral to the Debt in such order of priority as Lender may determine. Borrower will not in any way alter or modify the Accounts and will not further pledge, assign, encumber or grant a security interest in the foregoing. SECTION 3.7. Mezzanine Loan. Any transfer of Borrower’s funds from any of the Accounts or other sources to or for the benefit of the Mezzanine Borrower under the Mezzanine Loan pursuant to this Agreement, or any other Loan Document, is intended by the parties to constitute, and shall constitute, distributions from Borrower to the Mezzanine Borrower under the Mezzanine Loan and shall be treated as such on the books and records of each party. All such distributions must comply with the requirements of Section 18-607 of the Delaware Limited Liability Company Act. No provision of the Loan Documents is intended to nor shall create a debtor-creditor relationship between Borrower and any Mezzanine Lender. SECTION 3.8. Continuing Security Interest. This Agreement shall create a continuing security interest in the Account Collateral and shall remain in full force and effect until the indefeasible payment in full of the Debt. Upon the indefeasible payment in full of the Debt, this security interest shall automatically terminate without further notice from any party and Borrower shall be entitled to the return, upon its request, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and Lender shall execute such instruments and documents as may be required by the Clearing Account Agreement (if applicable) and Cash Management Agreement to evidence such termination and the release of the Account Collateral; provided however if following the payment in full of the Debt, any portion of the Mezzanine Debt remains outstanding, any remaining Account Collateral shall not be released to

-68- 28722485.v7 Borrower but shall instead be transferred to Mezzanine Lender to be held pursuant to the terms of the Mezzanine Loan Agreement. ARTICLE IV REPRESENTATIONS AND WARRANTIES SECTION 4.1. Borrower Representations. Borrower represents and warrants as of the Closing Date that: 4.1.1 Borrower. (a) Organization. Each of Borrower and SPE Component has been duly organized and is validly existing and in good standing in the jurisdiction in which it is organized and has the requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business in, and is in good standing in, the State and each other jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged. Borrower’s principal place of business as of the Closing Date is the address set forth in the introductory paragraph of this Agreement. The organizational chart attached hereto as Schedule II shows all Persons that (a) (i) except as set forth in the immediately following clause (ii), own ten percent (10%) or more of the direct or indirect ownership interests in Borrower, and (ii) to Borrower’s knowledge, own ten percent (10%) or more of the direct or indirect ownership interests in Borrower constituting publicly traded shares on a nationally or internationally recognized stock exchange and (b) Control Borrower. (b) Authority; Enforceability. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, SPE Component Entity or Guarantor (including the defense of usury), nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and none of Borrower, SPE Component Entity or Guarantor has asserted any right of rescission, set-off, counterclaim or defense with respect to the Loan Documents. (c) No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower, SPE Component Entity, and/or Guarantor, as applicable, does not (a) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any of such Person’s organizational or governing documents, (b) conflict with or result in a breach of any, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of such Person pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which such Person is a party or by which any of such Person’s property or assets is subject, or (c) result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over such Person or any of such Person’s properties or assets. Any consent, approval, authorization, order, registration or qualification of or with any Governmental

-69- 28722485.v7 Authority required for the execution, delivery and performance by Borrower, SPE Component Entity, and/or Guarantor, as applicable, of this Agreement or any other Loan Documents to which it is a party has been obtained and is in full force and effect. (d) Litigation; Judgments. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or to Borrower’s knowledge, threatened against or affecting Borrower, SPE Component Entity, Guarantor, or the Property, that, with respect to Guarantor only, (i) would reasonably be expected to result in a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated by the Loan Documents. Borrower, SPE Component Entity, and Guarantor are not in default or violation with respect to any order, writ, injunction, decree or demand of any Governmental Authority. If the Property is subject to a Management Agreement, to Borrower’s knowledge, (i) there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Manager that, if determined adversely, would be reasonably likely to have a Material Adverse Effect, and (ii) Manager is not in default or violation with respect to any order, writ, injunction, decree or demand of any Governmental Authority that would be reasonably likely to have a Material Adverse Effect. (e) Agreements. Borrower is not a party to any agreement or instrument and has not subjected itself or the Property to, and neither it nor the Property are subject to, any restriction which would reasonably be expected to have a Material Adverse Effect. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property are bound. Borrower and SPE Component Entity have no material financial obligations under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower or SPE Component Entity is a party or by which Borrower, SPE Component Entity, or the Property is otherwise bound, other than (a) Permitted Indebtedness, and (b) other obligations which, in each case, would not reasonably be expected to have a Material Adverse Effect. (f) Solvency. Borrower has (a) not entered into the transaction contemplated by this Agreement or executed the Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. The fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will be, immediately following the making of the Loan, greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of the obligations of Borrower). No petition in bankruptcy has been filed against Borrower or SPE Component Entity, and neither Borrower nor SPE Component Entity has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. None of Borrower, SPE Component Entity, or any of their respective direct or indirect owner is contemplating either the filing of a Bankruptcy Action by Borrower or SPE Component Entity or the liquidation of all or a major portion of its assets or properties, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or SPE Component Entity. Neither the Property, nor any portion thereof, is the subject of, and none of Borrower, SPE Component Entity, or Guarantor is a debtor in, state or federal bankruptcy, insolvency or similar proceeding. None of Borrower, SPE Component Entity, Guarantor, or any Person owning a direct

-70- 28722485.v7 ownership interest in any of the foregoing in excess of ten percent (10%) (other than as a result solely of the ownership of publicly traded shares on a nationally or internationally recognized stock exchange) has ever been in a state or federal bankruptcy or insolvency proceeding or convicted of a felony. To Borrower’s knowledge, no Person owning publicly traded shares on a nationally or internationally recognized stock exchange constituting a direct ownership interest in Borrower, SPE Component Entity or Guarantor of ten percent (10%) or more has ever been in a state or federal bankruptcy or insolvency proceeding or convicted of a felony. (g) No Plan Assets. Neither Borrower nor SPE Component Entity (if any) (a) is, sponsors, or is obligated to contribute to an “employee benefit plan” (within the meaning of §3(3) of ERISA) which is subject to Title I of ERISA or §4975 of the Code, and none of the assets of such Person constitute “plan assets” (within the meaning of 29 C.F.R. §2510.3-101) for purposes of §3(42) of ERISA, or (b) is a “governmental plan” (within the meaning of §3(32) of ERISA) or subject to any state statute regulating investments of, or fiduciary obligations with respect to, such “governmental plans” which is similar to the provisions of §406 of ERISA or §4975 of the Code and which prohibit or otherwise restrict the transactions contemplated by this Agreement (including the exercise by Lender of any of its rights under the Loan Documents). (h) Special Purpose Entity/Separateness. Borrower and SPE Component Entity (if any) are each (and have been, at all times since their formation) a Special Purpose Entity. All of the facts and assumptions contained in any substantive consolidation opinion delivered to Lender in connection with the Loan are true and correct in all material respects. Borrower has been and is in compliance with all Legal Requirements and has received all permits necessary for it to operate its contemplated business. Borrower is not, and has not been, involved in any dispute with any taxing authority. Borrower has paid all Taxes and Other Charges. Borrower has never owned any property other than the Property and has never engaged in any business except the ownership and operation of the Property. Borrower is not now and has not ever been a party to any lawsuit, arbitration, summons or legal proceeding. Borrower has no material contingent or actual obligations not related to the Property. Any debt incurred by Borrower other than the Debt that is secured by the Property has been satisfied in full on or before the date hereof, none of Borrower, Mezzanine Borrower or Guarantor have any remaining liabilities or obligations in connection with such debt, and all collateral and security for such debt has been released on or prior to the date hereof. (i) Certain Regulations. Borrower is not (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money; (iv) a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System; or (v) a “foreign person” within the meaning of § 1445(f)(3) of the Code. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by any Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents. (j) Embargoed Person; Prescribed Laws. As of the Closing Date (and as of any subsequent date on which this representation is re-made or deemed to be re-made): (i) none of Borrower, SPE Component Entity, or Guarantor, and none of the funds or other assets of Borrower, SPE Component Entity, or Guarantor constitute property of, or are beneficially owned (directly or indirectly) by, any

-71- 28722485.v7 Embargoed Person; (ii) no Embargoed Person has any direct or indirect interest of any nature whatsoever in Borrower, SPE Component Entity, or Guarantor, as applicable, with the result that the investment in Borrower, SPE Component Entity, or Guarantor, as applicable (whether directly or indirectly), is or would be prohibited by law or the Loan is or would be in violation of law; (iii) none of the funds of Borrower, SPE Component Entity, or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, SPE Component Entity, or Guarantor, as applicable (whether directly or indirectly), is or would be prohibited by law or the Loan is or would be in violation of law; (iv) none of the Persons that own a direct or indirect ownership interest in Borrower (A) is a government or representative of a jurisdiction or a financial institution that has been designated by the U.S. Secretary of the Treasury under Section 311 of the USA PATRIOT Act as of primary money laundering concern (a list of these jurisdictions and financial institutions can be found on the Financial Crimes Enforcement Network website at www.fincen.gov.), (B) resides or has a place of business in, or is organized under the laws of, a country or territory subject to economic sanctions administered or enforced by OFAC or which is designated as a non-cooperative country or territory by the Financial Action Task Force on Money Laundering (which list of non-cooperative countries and territories can be found on the FATF web site), (C) is a senior foreign political figure (defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation, and includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure), or any immediate family member (including parents, siblings, spouse, children and in-laws) or close associate (meaning a Person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure) of a senior foreign political figure (other than certain passive indirect sovereign wealth fund investors that are indirect owners of Borrower who do not otherwise fall within clauses (A) through (C) above); (v) no portion of the Property has been or will be purchased with proceeds of any illegal activity; (vi) Borrower, SPE Component Entity, and Guarantor are (and have always been) operated under policies, procedures and practices, if any, that are in compliance with the Prescribed Laws and available to Lender for review and inspection during normal business hours and upon reasonable prior notice; (vii) none of Borrower, SPE Component Entity, Guarantor, or any Person that Controls them is in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States, nor any official of any State, claiming a violation or possible violation of Prescribed Laws. Borrower represents and warrants that, in connection with this Agreement, Borrower and, to Borrower’s knowledge, each Person that has an economic interest in Borrower, has complied with and will continue to comply with all applicable anti-bribery and corruption laws and regulations, including the U.S. Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010. Borrower shall, at all times throughout the term, maintain and enforce appropriate policies, procedures and controls to ensure compliance with the Anti-Corruption Obligation. (k) Minimum Equity Requirement Satisfaction. As of the Closing Date, direct and indirect owners in Borrower, in the aggregate, have invested no less than the Closing Date Minimum Equity Requirement. (l) Required Equity/Control Requirements. The Required Equity/Control Requirements are satisfied. 4.1.2 Property. (a) Title. Borrower has good, marketable and insurable fee simple title to the part of the Property comprising real property (including, without limitation, the entirety of the alley running through, and along the periphery of, the Property, which alley has been dedicated for public use by virtue

-72- 28722485.v7 of an easement vested in the City of Los Angeles for street purposes) and good title to the balance of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances. There are no Liens on the direct or indirect Equity Interests in Borrower (other than the Lien created by the Mezzanine Loan Documents and Permitted Encumbrances and Liens encumbering shares publicly traded on a nationally or internationally recognized stock exchange). Neither the Property nor any part thereof, nor any direct or indirect Equity Interests in Borrower, are subject to any purchase options, rights of first refusal, rights of first offer or other similar rights in favor of any Person. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Property (as currently used) or Borrower’s ability to repay the Loan. The Security Instrument, when properly recorded in the appropriate records, together with any UCC financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien in and to Borrower’s right, title and interest to the Property (as such term is defined in the Security Instrument), subject only to Permitted Encumbrances, and (b) perfected security interests in and to, and perfected collateral assignments of, Borrower’s right, title and interest to all Personal Property owned by Borrower (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. There are no claims for payment for work, labor or materials affecting the Property, which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. There are no prior assignments of the Leases or any portion of the Revenues due and payable or to become due and payable which are presently outstanding. This Agreement, together with the other applicable Loan Documents, creates a valid and continuing security interest (as defined in the UCC) in each of the Accounts in favor of Lender, which security interest is prior to all other Liens and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold or otherwise conveyed the Accounts. Borrower is not a party to any outstanding contract or agreement requiring it to convey its interest in the Property to any Person, other than the conveying of the leasehold interest granted pursuant to the Master Lease. (b) Compliance. Borrower and the Property (including the use thereof) comply in all material respects with all applicable Legal Requirements, including building and zoning ordinances and codes and Prescribed Laws. Pursuant to all Legal Requirements, Borrower has sufficient development rights to construct the Project and there are no remaining zoning or discretionary approvals required in order to complete the Required Improvements. There has not been committed by Borrower or to Borrower’s knowledge, any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrower, threatened in writing with respect to the zoning of the Property. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property (except for any easements or rights-of-way which are Permitted Encumbrances). The use being made of the Property is (or with respect to the Project, will be upon Completion) in conformity with the certificate of occupancy issued for the Property and all other restrictions, covenants and conditions affecting the Property. The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes. (c) Condemnation. No Condemnation or other similar proceeding has been commenced or, to Borrower’s best knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of any roadway providing access to the Property.

-73- 28722485.v7 (d) Utilities and Public Access. The Property is located on or adjacent to a public road and has direct legal access to such road (or has access to it via an irrevocable easement or irrevocable right of way permitting ingress and egress to and from such public road), and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests, if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and are in full force and effect without default thereunder. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities. (e) Separate Lots. The Property is comprised of one (1) or more parcels that constitute one (1) or more separate tax lots and do not constitute a portion of any other tax lot that is not a part of the Property. (f) Assessments. There are no pending or, to Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments. (g) Insurance. Borrower has obtained and has delivered to Lender certificates for all Policies required hereunder, with all premiums currently payable thereunder having been paid, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any such Policies, and no Person has done, by act or omission, anything that would impair the coverage of any such Policies. (h) Use of Property; Licenses. The Property is used exclusively as a life sciences research related manufacturing and office facility and other appurtenant and related uses. All certifications, permits, licenses and approvals (including certificates of completion and occupancy permits (or its equivalent)) required for the legal use, occupancy and operation of the Property as described in the foregoing sentence (collectively, the “Licenses”), have been obtained and are in full force and effect. As of the Closing Date, Borrower has delivered to Lender copies of all other material Licenses which are required for the legal use, occupancy and operation of the Property. (i) Flood Zone. Except as may be shown on the Survey, none of the Improvements on the Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards (or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) hereof is in full force and effect with respect to the Property). (j) Physical Condition. Except for the matter set forth on Schedule VII hereto (the costs of which are covered by insurance), subject to Completion of the Project, the Property (including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components) is in good condition, order and repair in all material respects. Except for the matter set forth on Schedule VII hereto (the costs of which are covered by insurance), to Borrower’s knowledge, and subject to Completion of the Project, there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened

-74- 28722485.v7 termination of any policy of insurance or bond. Except for the matter set forth on Schedule VII hereto (the costs of which are covered by insurance), the Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid. (k) Boundaries; Survey. All of the improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property except those which are insured against by the Title Insurance Policy. The Survey does not fail to reflect any material matter affecting the Property or the title thereto. (l) Leases. (i) The Property is not subject to any Leases other than the Master Lease, and the demised premises under the Master Lease constitute the entirety of the Land and the Improvements. The initial term of the Master Lease does not expire prior to the date that is the later to occur of the date that is (A) fifteen (15) years following the Must-Take Space Commencement Date (as defined in the Master Lease and (B) fifteen (15) years following the Closing Date. Master Tenant is required to commence payment of base rental payments under the Master Lease, with respect to Building A, not later than the Closing Date, and, with respect to the Required Improvements, on the date (such date, the “Master Lease Payment Outside Date”) that is the earlier to occur of (x) the date on which the Project is Substantially Complete and (y) the Substantial Completion Due Date. (ii) With respect to each Lease (including, without limitation, the Master Lease, (A) Borrower is the owner of landlord’s interest in such Lease, (B) other than with respect to Permitted Encumbrances, no Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of such Lease, (C) such Lease is in full force and effect, the tenants thereunder have accepted possession of and are in occupancy of all of their respective demised premises (except, prior to the Substantial Completion Due Date, Building B), are open for business, and are paying (except, prior to the Master Lease Payment Outside Date, the Master Lease Payments in respect of Building B) full, unabated rent, and no tenant under such Lease has given Borrower any notice of its intent to terminate such Lease or vacate the leased premises (and Borrower has no knowledge that any such tenant intends to so terminate or vacate), (D) Borrower has not received written notice from any tenant under such Lease claiming that Borrower (or any prior landlord) is in default thereunder, and to the knowledge of Borrower there are no defaults under such Lease by any party thereto, (E) no Revenue has been paid more than one (1) month in advance of its due date, (F) all work to be performed by Borrower (or any prior landlord) under such Lease (other than, with respect to the Master Lease, the Required Improvements) has been performed as required and has been accepted by the applicable tenant, (G) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant, (H) all security deposits are held by Borrower in accordance with the terms of such Lease and applicable Legal Requirements, (I) no tenant under such Lease is a debtor in state or federal bankruptcy, insolvency, or similar proceeding, (J) other than Master Tenant under the Master Lease, no tenant under such Lease (or any sublease) is an Affiliate of Borrower, (K) except, in each case, in accordance with the express provisions of this Agreement, no tenant has assigned any interest in such Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its

-75- 28722485.v7 employees occupy such leased premises, (L) there are no brokerage fees or commissions due and payable in connection with such Lease, and no such fees or commissions will become due and payable in the future in connection with such Lease, including by reason of any extension of such Lease or expansion of the space leased thereunder, in each case except as has previously been disclosed to Lender in writing, (M) no tenant under such Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part, (N) no tenant under such Lease has any right or option for additional space in the Improvements, (O) other than as expressly permitted under the Master Lease, no hazardous wastes or toxic substances, as defined by applicable federal, state or local statutes, rules and regulations, have been disposed, stored or treated by any tenant under such Lease on or about the leased premises nor does Borrower have any knowledge of any tenant’s intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any toxic or hazardous chemical, material, substance or waste, and (P) such Lease (including any renewal or expansion options) provides that it is subordinate to the Security Instrument and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. (m) Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Security Instrument, have been paid, and, under current Legal Requirements, the Security Instrument and the other Loan Documents have been validly executed and delivered and are enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations. (n) Management Agreement. As of the Closing Date, Borrower self-manages the Property and no agent, affiliated or unaffiliated with Borrower, receives a fee or other compensation for managing the Property. If Borrower is required to engage a Qualified Manager in accordance with Section 5.1.2(f)(ii), then the Management Agreement is in full force and effect and there is no default thereunder by Borrower or, to Borrower knowledge, by the Manager and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. (o) REA. Each REA is in full force and effect and neither Borrower nor, to Borrower’s knowledge, any other party to any REA, is in default thereunder, and to Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. No REA has been modified, amended or supplemented, except as set forth on Schedule VI hereto. (p) Material Agreements. As of the Closing Date, there are no Material Agreements in place with respect to Borrower or the Property other than as set forth in Schedule III attached hereto. With respect to each Material Agreement, Borrower and hereby represents that (i) each Material Agreement has not been amended, restated, replaced or otherwise modified (except, in each case, in accordance with this Agreement) and, to Borrower’s knowledge, is in full force and effect, (ii) there are no material defaults (following applicable notice and cure periods) under any Material Agreement by Borrower or to Borrower’s knowledge, any other Person under the applicable Material Agreement, (iii) no party to any Material

-76- 28722485.v7 Agreement has commenced any action or given or received any written notice for the purpose of terminating any Material Agreement, and (iv) to Borrower’s knowledge, the representations made in any estoppel certificate (if any) delivered with respect to any Material Agreement in connection with the Loan are true, complete and correct. 4.1.3 Construction Matters. (a) Labor. No organized work stoppage or labor strike is pending or, to Borrower’s knowledge, threatened by employees and other laborers at the Property. Neither Borrower nor, to Borrower’s knowledge, General Contractor (i) is involved in or threatened with any labor dispute, grievance or litigation relating to labor matters involving any employees and other laborers at the Property, including violation of any federal, state or local labor, safety or employment laws (domestic or foreign) and/or charges of unfair labor practices or discrimination complaints; (ii) has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act at the Property; or (iii) is a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and other laborers at the Property except as disclosed by Borrower to Lender in advance and in writing and as approved in advance in writing by Lender (collectively, the “Labor Agreements”). (b) Construction Documents. (i) Borrower has all necessary power and authority to enter into and perform its respective obligations under the Construction Documents to which Borrower is a party, and all other agreements and instruments to be executed by Borrower in connection with the construction and the development of the Project. (ii) The Existing Construction Documents to which Borrower is a party have been, and any Future Construction Documents to which Borrower will be a party will be, duly executed and delivered by Borrower. (iii) The Existing Construction Documents to which Borrower is a party constitute, and any Future Construction Documents to which Borrower will be a party will constitute, when executed and delivered, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws generally affecting rights of creditors and the enforcement of debtors’ obligations, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). (iv) General Contractor has engaged subcontractors under subcontracts representing one hundred percent (100%) of all subcontract amounts under the Construction Budget (which shall include all of the Major Trade Contracts and the related Major Trade Contractors under such Major Trade Contracts). (v) Borrower has obtained all Construction Permits (A) required for Borrower and/or General Contractor to commence construction work constituting the applicable Required Improvements, and (B) otherwise then-required under Legal Requirements for the actual stage of construction on the Property, and, in each case, a true, complete and correct list of such Construction Permits is attached as Schedule V hereto. (vi) Borrower shall have delivered evidence reasonably satisfactory to Lender that each of the Design Drawings and the Construction Drawings with respect to the Required Improvements on such Parcel are 100% complete.

-77- 28722485.v7 (c) No Violation. The construction of the Project and the execution, delivery and performance by Borrower of its obligations under, and the consummation of the transactions contemplated by each of the Construction Documents to which Borrower is, or will be, a party, and all other agreements and instruments to be executed by Borrower in connection therewith do not and will not (i) violate any Legal Requirement applicable to Borrower in any material respect, (ii) result in a breach of any of the terms, conditions or provisions of, or constitute a default under the organizational documents of Borrower, or result in a material breach of the terms, conditions or provisions of any mortgage, indenture, agreement, permit, franchise, license, note or instrument to which Borrower is a party or by which it or any of its properties is bound, or (iii) result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of Borrower (except as contemplated by this Agreement and the Permitted Encumbrances). (d) Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, or other actions in respect of or by, any Governmental Authorities that are required in connection with the execution, delivery and performance by Borrower of the Construction Documents and all other agreements and instruments to be executed by Borrower in connection therewith and the construction and operation of the Project have been obtained or will be obtained when required for the then applicable stage of construction of the Project and are or will be in full force and effect. (e) Plans and Specifications. The Plans and Specifications applicable up to and including the current stage construction as set forth in the Construction Schedule have been approved, to the extent required by applicable Legal Requirements and by all applicable Governmental Authorities. The anticipated use of the Project complies in all material respects with all REAs and all Material Agreements affecting the Property and all Legal Requirements, including all applicable zoning ordinances and regulations and Environmental Laws. (f) Compliance with Building Codes and Zoning Laws. The current land use, zoning law, regulations and declarations covering the Property permit on an as-of-right basis the construction of the Project to be completed substantially in accordance with the Plans and Specifications, the current zoning law and declarations covering the Property permit the Project to be operated and used as contemplated by this Agreement and the other Loan Documents, and no additional variance, conditional use permit, special use permit or other similar approval is required for such construction, use and occupancy of the Project that has not been or will not, if and when required, be obtained. The Property currently and, upon completion of construction of the Project substantially in accordance with the Plans and Specifications, the use thereof will be in all material respects in compliance with all current Construction Permits then required and Operating Permits then required, as the case may be, and all other applicable Legal Requirements, and such compliance is not dependent on any land, improvements or facilities that are not a part of the Property, other than easement, encroachment and similar rights granted to the Property pursuant to REAs. There are no pending or, to Borrower’s knowledge, threatened actions, suits or proceedings to revoke, attach, invalidate, rescind or modify the zoning applicable to the Property or any part thereof or any of the Current Construction Permits, as currently existing. (g) Certain Agreements. The Existing Construction Documents heretofore executed by, or assigned to and assumed by, Borrower are in full force and effect, have not been amended, modified, terminated, assigned or otherwise changed (except as set forth on Schedule I), or the provisions thereof waived. (h) Construction Budget. As of the Closing Date and as of each date on which this representation is deemed remade, the Construction Budget (as the same may be amended from time to time in accordance with this Agreement) accurately reflects Borrower’s best good faith estimate of all anticipated

-78- 28722485.v7 Hard Costs, Soft Costs, Interest and Carry Costs and any other costs and expenses reasonably anticipated to be incurred in connection with the construction, development and operation of the Project. (i) Loan Proceeds and Adequacy. The sum of (i) the Loan Amount to be advanced by Lender pursuant to this Agreement, (ii) the Mezzanine Loan Amount to be advanced by Lender pursuant to the Mezzanine Loan Agreement, (iii) amounts that are guaranteed pursuant to the Equity Funding Guaranty (provided that no claim is then being pursued by Lender in respect of any of the Guarantees and Guarantor is not then in default or in breach of any of its obligations in respect of any of the Guarantees), and (iv) any amounts in the Deficiency Account, are sufficient to pay (A) all Costs necessary for Completion of the Project substantially in accordance with the Construction Budget and the Plans and Specifications and (B) all Interest and Carry Costs. 4.1.4 Financial Information; Disclosure. All information submitted to Lender (including all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof, and all statements of fact made in this Agreement or in any other Loan Document) (a) are accurate, complete and correct in all material respects as of the date given, (b) accurately represent the financial condition of Borrower, Guarantor, and/or Property as of the date of such reports (as applicable), (c) to the extent prepared, audited or reviewed by an Independent Accountant, have been prepared, audited or reviewed in accordance with the Approved Accounting Method throughout the periods covered (except as disclosed therein), and (d) do not omit to state any material fact necessary to make statements contained herein or therein not misleading. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a Material Adverse Effect, except as referred to or reflected in such financial statements. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that would be reasonably likely to have a Material Adverse Effect. Borrower has disclosed to Lender all material facts that could cause any information provided to Lender or any representation or warranty made in any of the Loan Documents concerning Borrower, any SPE Component Entity, Guarantor, Manager, or the Property, to be materially misleading. No statement of fact made by Borrower or Guarantor in any of the Loan Documents to which such Person is a party contains any untrue statement of a material fact or omits to state any material fact presently known to such Person and necessary to make statements contained herein or therein not misleading. 4.1.5 Mezzanine Loan Matters. (a) True, correct and complete copies of each Mezzanine Loan Document have been delivered to Lender, and such Mezzanine Loan Documents have not been amended or modified except as disclosed in writing to Lender. (b) The Mezzanine Loan Documents are in full force and effect, (ii) no default or event of default has occurred and is continuing thereunder, and (iii) there is no existing condition which, but for the passage of time and/or the giving of notice, could result in a default or event of default under the terms of the Mezzanine Loan Documents. Neither Mezzanine Borrower nor Mezzanine Lender has commenced any action or given or received any written notice of default or termination under any of the Mezzanine Loan Documents. (c) Mezzanine Borrower is a passive holding company with no liabilities or obligations, except (i) pursuant to the Mezzanine Loan and (ii) Tax liabilities and obligations incurred in the ordinary course.

-79- 28722485.v7 SECTION 4.2. Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf. ARTICLE V BORROWER COVENANTS SECTION 5.1. Covenants. From the Closing Date and until payment and performance in full of all Obligations (other than contingent indemnification obligations which expressly survive the repayment of the Debt), in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that it shall comply with the following: 5.1.1 Borrower. (a) Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits, franchises, and trade names required for the operation of the Property pursuant to Legal Requirements (and other material agreements entered into by Borrower in accordance with the terms of this Agreement) in the manner presently being conducted. Borrower shall comply with all Legal Requirements applicable to it and the Property, including Prescribed Laws (subject to Borrower’s right to contest the applicability of any such Legal Requirement in accordance with Section 5.1.2(b) below). (b) Organization; Compliance with Legal Requirements; Special Purpose Entity. (i) Borrower shall not: (A) change its principal place of business or state of organization without first giving Lender thirty (30) days’ prior notice; (B) fail to be a Special Purpose Entity, or fail to cause any SPE Component Entity required hereunder to be a Special Purpose Entity, or fail to cause all assumptions contained in any opinion concerning substantive consolidation delivered to Lender in connection with the Loan to be true and correct in all material respects; (C) remove or replace any Independent Director or Independent Manager except for Cause, and in any event not without providing at least five (5) Business Days’ advance written notice thereof to Lender; (D) to the fullest extent permitted by applicable Legal Requirements, engage (nor permit any SPE Component Entity required hereunder to engage) in any dissolution, liquidation, or consolidation or merger with or into any other business entity; (E) modify, amend, waive or terminate (nor permit any SPE Component Entity required hereunder to modify, amend, waive or terminate) its organizational documents (other than pursuant to amendments that are solely ministerial in nature); (F) fail to maintain qualification to do business in any jurisdiction to the extent the same is required for the ownership, maintenance, management and operation of the Property; or (G) cease to operate the Property in the manner in which it is presently being operated (other than temporary cessation in connection with any continuous and diligent renovation or restoration of the Property following a Casualty or Condemnation), or change the trade name or names under which it operates the Property. Notwithstanding anything to the contrary herein, in the event of the death, legal incapacity, or voluntary non-collusive resignation of an Independent Director or Independent Manager, no prior written notice to Lender shall be required, provided that, within two (2) Business Days

-80- 28722485.v7 after Borrower’s knowledge of such, Borrower shall provide to Lender, the identity of the proposed replacement Independent Director or Independent Manager, as applicable, together with a certification that such replacement satisfies the requirements set forth with respect to an Independent Director or Independent Manager in this Agreement. (ii) Borrower shall not (A) violate, and shall not permit any other Person in occupancy of or involved with the operation or use of the Property to violate, any Prescribed Laws or otherwise commit any act or omission affording any Governmental Authority the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents, or (B) at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, permit (or allow to occur) (I) any of the funds or other assets of Borrower, SPE Component Entity, or Guarantor to constitute property of, or be beneficially owned, directly or indirectly, by any Embargoed Person, (II) an Embargoed Person to own any interest of any nature whatsoever in Borrower, SPE Component Entity or Guarantor, as applicable, or (III) any of the funds of Borrower, SPE Component Entity, or Guarantor, as applicable, to be derived from any unlawful activity, in each case with respect to the foregoing clauses (I) through (III) with the result that the investment in Borrower, SPE Component Entity, or Guarantor, as applicable (whether directly or indirectly), is or would be prohibited by applicable Legal Requirements, or the Loan is or would be in violation of applicable Legal Requirements. Borrower covenants and agrees that in the event Borrower receives any notice that Borrower (or any of its beneficial owners, affiliates or participants) or any Person that owns a direct or indirect interest in the Property (other than a public shareholder of Guarantor) becomes an Embargoed Person or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower shall promptly notify Lender. At Lender’s option, it shall be an Event of Default hereunder if any of the representations and warranties contained in Section 4.1.1(j) hereof are untrue in any material respect at any time. Borrower acknowledges that the Prescribed Laws require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender may from time-to-time request, and Borrower shall provide to Lender, Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law (including such information concerning its direct and indirect owners), and re-make the representations and warranties contained in Section 4.1.1(j) hereof. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product. (iii) Required Equity/Control Requirements. The Required Equity/Control Requirements shall remain satisfied at all times. (c) ERISA. Assuming that no portion of the Loan is funded (initially or through participation, assignment, transfer or securitization of the Loan) with plan assets of any plan covered by ERISA or §4975 of the Code, unless the Lender (or other applicable party) relied on an available prohibited transaction exemption, all of the conditions of which are and will continue to be satisfied, Borrower shall not engage in any transaction that would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA, or otherwise cause Borrower to be unable to make the representations contained in Section 4.1.1(g) hereof. Borrower further covenants and

-81- 28722485.v7 agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as reasonably requested by Lender, that (i) the representations contained in Section 4.1.1(g) hereof are true and correct as of the date of such certification, and (ii) one or more of the following circumstances is true: (A) Equity Interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R §2510.3-101(b)(2); (B) less than twenty-five percent (25%) of each outstanding class of Equity Interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R §2510.3-101(f)(2); (C) Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R §2510.3-101(c) or (e); or (D) the assets of Borrower are not otherwise “plan assets” (within the meaning of 29 C.F.R. §2510.3-101) of one or more “employee benefit plans” (as defined in §3(3) of ERISA) subject to Title I of ERISA. (d) Transfers. (i) Without the prior written consent of Lender, Borrower shall not, and shall not permit to occur, any (y) Transfer (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of the Property, any part thereof, or any legal or beneficial interest therein, or any direct or indirect Equity Interest in any Restricted Party, or (z) effectuate change of Control of a Restricted Party. Notwithstanding the foregoing provisions of this Section 5.1.1(d), the following Transfers (collectively, the “Permitted Transfers”) shall be permitted without Lender’s consent (subject to the satisfaction of the applicable terms and conditions set forth below): (A) Permitted Encumbrances; (B) Transfers of worn out or obsolete Personal Property that are promptly replaced with property of equivalent value and functionality if reasonably necessary or which is no longer necessary in connection with the operation of any Property; (C) the Master Lease and any other Leases that have been approved by Lender (or that do not require Lender’s approval) in accordance with the this Agreement; (D) the pledge of any direct or indirect Equity Interest in Borrower by Mezzanine Borrower in connection with the Mezzanine Loan and, Transfer of the direct Equity Interests in Borrower to Mezzanine Lender (and any change of Control in Borrower or Mezzanine Borrower), in each case, pursuant to a foreclosure or voluntary transfer in lieu thereof to the Mezzanine Lender or other exercise of remedies by Mezzanine Lender under the Mezzanine Loan Documents; (E) the Transfer of publicly traded shares on a nationally or internationally recognized stock exchange in any direct or indirect equity owner of Mezzanine Borrower; and (F) Transfer of the Property pursuant to a foreclosure or voluntary transfer in lieu thereof to Lender or other exercise of remedies by Lender; provided, however, in each case with respect to any such Transfer described in clause (E) above, the following conditions are satisfied:

-82- 28722485.v7 1. to the extent Borrower has knowledge of any Transfer that would cause the transferee to increase its direct or indirect interest in Borrower to an amount which equals or exceeds 10% of the direct or indirect Equity Interests in Borrower (and such transferee did not hold at least a 10% interest prior to such Transfer), Borrower shall give Lender written notice of such Transfer, and an Officer’s Certificate certifying that the requirements of this Section 5.1.1(d) have been satisfied, not less than ten (10) Business Days after Borrower obtains knowledge of such Transfer; 2. such Transfer does not result in the Required Equity/Control Requirements failing to be satisfied; 3. such Transfer does not and will not result in the termination or dissolution of Borrower, SPE Component Entity (if any) or Guarantor, by operation of law or otherwise; 4. no such Transfer shall be to any Person that would cause the representations made in Sections 4.1.1(g), (h) or 4.1.1(j) to be untrue if made immediately following such Transfer; 5. no such Transfer shall cause Borrower or any SPE Component Entity to fail to be a Special Purpose Entity after such Transfer; 6. no such Transfer shall consist of a Transfer of the Equity Interests in Borrower or Mezzanine Borrower owned by SPE Component Entity (if any); 7. (I) if such Transfer would cause the transferee to increase its direct or indirect interest in Borrower to an amount which equals or exceeds 10% of the direct or indirect Equity Interests in Borrower (and such transferee did not hold at least a 10% interest prior to such Transfer), such proposed transferee complies with, (x) other than with respect to Transfers of direct or indirect ownership interests in Borrower constituting publicly traded shares on a nationally or internationally recognized stock exchange, all of Lender’s “know your customer” requirements, and (y) all Prescribed Laws and all applicable banking rules and regulations, and (II) unless the applicable Transfer is a Transfer of direct or indirect ownership interests in Borrower constituting publicly traded shares on a nationally or internationally recognized stock exchange, Borrower shall, prior to such Transfer, deliver to Lender (at Borrower’s sole cost and expense) customary searches (credit, judgment, lien, etc.) acceptable to Lender with respect to such transferee; 8. if approved by Lender, if any such Transfer results in a Person owning more than forty-nine percent (49%) of the direct or indirect interests in Borrower that did not own such amount prior to such Transfer or results in a change of Control of Borrower, then Lender shall have received a substantive consolidation opinion in form and content acceptable to Lender; and

-83- 28722485.v7 9. Borrower shall have reimbursed Lender for all reasonable and actual out-of-pocket expenses incurred by Lender in connection with such Transfer. (ii) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer in violation of this Agreement. This Section 5.1.1(d) shall apply to every such Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous such Transfer. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and Guarantor in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on such Persons’ ownership of Borrower and the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Obligations contained in the Loan Documents. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Obligations, Lender can recover the Debt by a sale of the Property. For all purpose under the Loan Documents, a Transfer of the Property or Borrower shall include, but not be limited to: (A) an installment sales agreement wherein Borrower agrees to sell the Property, or any part thereof, for a price to be paid in installments; (B) an agreement by Borrower leasing all or substantially all of the Property for other than actual occupancy by a space tenant thereunder, or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Revenues (provided that the foregoing shall not be construed to prohibit Borrower from entering into a non-binding term sheets for the sale and/or sale-leaseback of the Property which are not recorded and are expressly subject and subordinate to the Loan Documents); (C) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (D) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the limited liability company interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (E) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the limited liability company interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such limited liability company interest, or the Sale or Pledge of non-managing limited liability company interests or the creation or issuance of new non-managing limited liability company interests; (F) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (G) the removal or the resignation of the Manager other than in accordance with Section 5.1.2(g) hereof. (iii) Borrower may, without the consent of Lender, grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities, provided that no such encumbrance shall materially impair the utility and operation of the Property or have a Material Adverse Effect. In connection with any encumbrance permitted pursuant to this Section 5.1.1(d)(iii), Lender shall execute and deliver any instrument reasonably necessary or appropriate to subordinate the Lien of the

-84- 28722485.v7 Security Instrument to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by Lender of: (A) fifteen (15) Business Days prior written notice thereof; (B) a copy of the applicable instruments; (C) an Officer’s Certificate stating (x) the consideration, if any, being paid for such encumbrance is commercially reasonable and (y) that such encumbrance does not materially impair the utility and operation of the Property, materially reduce the value of the Property or otherwise have a Material Adverse Effect; and (D) reimbursement of all of Lender’s costs and expenses incurred in connection with such encumbrance. (e) Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business. (f) Reporting. (i) Borrower will keep and maintain or will cause to be kept and maintained on a fiscal year basis (commencing January 1 of each year), in accordance with the Approved Accounting Method and Regulation AB, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable prior notice (which may be given verbally) to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence and during the existence of an Event of Default, Borrower shall pay any reasonable costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Property, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender’s interest. (ii) Borrower will furnish (or cause to be furnished) to Lender annually, within ninety (90) days following the end of each fiscal year of Guarantor, a complete copy of Guarantor’s consolidated annual financial statements (including consolidated statements of income and expense and cash flow and a consolidated balance sheet for Guarantor and its subsidiaries) prepared in accordance with the Approved Accounting Method and Regulation AB and audited by an Independent Accountant, and, if requested by Lender, Borrower shall deliver to Lender copies of all federal income tax returns to be filed by Borrower, and statements of profit and loss for Borrower and the Property (as applicable) and a balance sheet for Borrower. Borrower shall also provide Borrower-prepared and certified statements which set forth the financial condition and the results of operations for the Property for such fiscal year, and shall include, but not be limited to, amounts representing annual Net Operating Income, Operating Income (and any other Revenues not already included therein) and Operating Expenses, which shall be accompanied by (A) a comparison of the budgeted income and expenses and the actual income and expenses for the prior fiscal year (including Cash Expenses and Extraordinary Expenses for which

-85- 28722485.v7 Borrower has received funds pursuant to Section 3.1(b) hereof, if applicable) with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such periods, and identifying any payment made to an Affiliate of Borrower and the reasons therefor; (B) a list of tenants, if any, occupying more than ten percent (10%) of the total floor area of the Improvements; (C) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and cumulative basis (and such other occupancy statistics for the Property as Lender may request); (D) an Officer’s Certificate certifying to such officer’s knowledge that each annual financial statement fairly presents the financial condition and the results of operations of Borrower and the Property being reported upon and that such financial statements have been prepared in accordance with the Approved Accounting Method and as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same; and (E) a certification to Lender identifying the name and contact information of each Independent Director or Independent Manager required hereunder. (iii) Not later than forty-five (45) days prior to the commencement of each fiscal year, Borrower shall submit to Lender its proposed annual budget for the Property detailing all anticipated Operating Expenses and Operating Income for the Property for the ensuing fiscal year in form reasonably satisfactory to Lender. Such proposed budget shall be subject to Lender’s written approval (when so approved, an “Approved Annual Budget”), not to be unreasonably withheld, conditioned or delayed. Until such time that Lender approves a proposed budget, the most recently Approved Annual Budget shall apply; provided, however, that such Approved Annual Budget shall be deemed adjusted to reflect actual increases in the amount of Property Taxes, Insurance Premiums and Other Charges. The approved Annual Budget for the remainder of calendar year 2022 is attached hereto as Exhibit D. (iv) Borrower will furnish, or cause to be furnished, to Lender on or before thirty (30) days after the end of each calendar quarter, (A) Borrower’s calculation of the Debt Yield for the twelve (12) month period ending at the end of such calendar quarter (provided that Borrower may make such calculations using its reasonable expectation of the adjustments to be made to such calculations pursuant to the definition of UNOI contained herein) accompanied by an Officer’s Certificate with respect thereto, together with Borrower’s method of calculation and such detail and background information as Lender shall reasonably require, (B) accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete in all material respects and fairly present in all material respects the financial condition and results of the operations of Borrower and the Property (subject to normal year-end adjustments): (I) a rent roll for the subject quarter; (II) subject to any appropriate reconciliations, quarterly and year-to-date operating statements prepared for each calendar month, noting Net Operating Income, Operating Income (and any other Revenues not already included therein), and Operating Expenses, and, upon Lender’s request, other information necessary and sufficient to fairly represent in all material respects the financial position and results of operation of the Property during such calendar quarter, and containing a comparison of budgeted income and expenses (including Cash Expenses and Extraordinary Expenses for which Borrower has received funds pursuant to Section 3.1(b) hereof, if applicable) and the actual income

-86- 28722485.v7 and expenses together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such periods, and identifying any payment made to an Affiliate of Borrower and the reasons therefor, all in form reasonably satisfactory to Lender; (III) a reasonably detailed statement of operating expenses paid by Master Tenant in accordance with the Master Lease during the subject calendar quarter; (IV) a copy of the quarterly statements for the Clearing Account prior to such date (if applicable); and (V) upon Lender’s request, such other information reasonably necessary and sufficient to fairly represent in all material respects the financial position and results of operation of the Property during such calendar quarter. In addition, such Officer’s Certificate shall also state that the representations and warranties of Borrower set forth in Section 4.1.1(h) hereof are true and correct in all material respects as of the date of such certificate to the actual knowledge of Borrower and that there are no undisputed trade payables outstanding for more than sixty (60) days from the later of the date incurred or the date an invoice was issued therefor. (v) In the event that Borrower must incur an extraordinary Operating Expense not set forth in the Approved Annual Budget (each, an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval. (vi) Any reports, statements or other information required to be delivered under this Agreement shall be provided to Lender electronically unless Lender requests in writing for such statements to be delivered in paper form or on a diskette. Borrower agrees that Lender may disclose information regarding the Property and Borrower that is provided to Lender pursuant to this Section 5.1.1(f) in connection with a Secondary Market Transaction to such parties requesting such information in connection with such Secondary Market Transaction. (vii) If any report, statement or other information required to be delivered to Lender pursuant to this Section 5.1.1(f) (a “Required Report”) is not timely delivered (and without limiting the terms and conditions of Article 8 hereof), Borrower shall promptly pay to Lender, as a late charge, the sum of $200.00 per item per day until such Required Report is delivered. (viii) Borrower shall furnish to Lender, within thirty (30) days after request, such further detailed information with respect to the operation of the Property and the financial affairs of Borrower, Manager, Guarantor, and their Affiliates as may be reasonably requested by Lender. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower, any SPE Component Entity, and Guarantor which would reasonably be expected to have a Material Adverse Effect. Borrower shall promptly advise Lender of any material adverse change in Borrower’s, any SPE Component Entity’s, or Guarantor’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default. (g) Distributions. Borrower shall not make any distribution, payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or ownership interest of Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower. Notwithstanding the foregoing Borrower shall have the right to make distributions to repay the Reimbursable Costs. Notwithstanding the foregoing, distributions deemed made pursuant to Section 3.7 shall in no event be deemed restricted by this Section 5.1.2.

-87- 28722485.v7 (h) Minimum Equity Requirement Satisfaction. The Closing Date Minimum Equity Requirement shall remain satisfied at all times. 5.1.2 Property. (a) Title to the Property. Borrower will warrant and defend (i) the title to the Property and every part thereof, and (ii) the validity and priority of the Lien of the applicable Loan Documents, in each case against the claims of all Persons (subject only to the Permitted Encumbrances). (b) Taxes, Other Charges, and Liens; Contests. Borrower shall pay all Property Taxes, Other Charges, and Liens (other than Permitted Encumbrances) now or hereafter levied or assessed or imposed against the Property or any part thereof prior to the delinquency thereof; provided, however, Borrower’s obligation to directly pay Property Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 3.2(a) hereof. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Property Taxes and Other Charges have been so paid no later than ten (10) days prior to the date on which the Property Taxes and/or Other Charges would otherwise be delinquent if not paid. Notwithstanding the foregoing, Borrower’s obligation to directly pay Property Taxes for which Lender is reserving funds pursuant to Section 3.2(a) hereof (and to provide evidence of the same) shall be suspended for so long as Borrower complies with the terms and provisions of said Section 3.2(a). Borrower, at its own expense, may contest (after prior written notice to Lender) by appropriate legal proceeding, promptly initiated and conducted in good faith and with reasonable diligence, the amount or validity or application in whole or in part of any Property Taxes, Other Charges, or any Lien on the Property, and/or the applicability of any Legal Requirement, provided that: (i) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower, the Property or any collateral for the Loan, as applicable, is subject and shall not constitute a default thereunder, and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (ii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iii) Borrower shall promptly, upon final non-appealable determination thereof, pay the amount of any such Property Taxes, Other Charges, or Lien (together with all costs, interest and penalties which may be payable in connection therewith) and/or comply with such contested Legal Requirement; and (iv) such proceeding shall suspend the collection of such contested Property Taxes, or Other Charges (unless Borrower shall have paid all such amounts so demanded under protest), and with respect to Liens, Borrower shall have caused any such Lien to be discharged (by bonding or otherwise) within thirty (30) days (or sooner if required to avoid a forfeiture of the Property) of the filing thereof, or Borrower shall furnish such security as may be requested by Lender (not to exceed one hundred twenty- five percent (125%) of the amount of such Lien being contested), to insure the payment of any such Property Taxes, Other Charges, or Liens, together with all interest and penalties thereon (and Lender may pay over any such security to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost, or there shall be any danger of the Lien of the Security Instrument being primed by any related Lien). Borrower shall promptly upon final determination thereof pay the amount of any such Property Tax, Other Charge, or Lien, together with all costs, interest and penalties which may be payable in connection therewith, and comply with any such contested Legal Requirement. (c) Access to Property. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice (and subject to the rights of tenants under Leases). Borrower agrees pay or reimburse Lender within ten (10) Business Days after written demand for all reasonable, out-of-pocket costs and expenses incurred by Lender in connection with the inspections described in this Section 5.1.2(c).

-88- 28722485.v7 (d) REAs. Borrower shall, at its sole cost and expense, promptly and timely perform and observe all the material terms, covenants and conditions required to be performed and observed by Borrower under the REAs. Borrower shall notify Lender promptly in writing of the occurrence of any material default by any party to the REAs or the occurrence of any event that, with the passage of time or service of notice, or both, would constitute a material default by any party to the REAs, and the receipt by Borrower of any notice (written or otherwise) from any party under the REAs noting or claiming the occurrence of any default by Borrower under the REAs or the occurrence of any event that, with the passage of time or service of notice, or both, would constitute a default by Borrower under the REAs. Borrower shall promptly deliver to Lender a copy of any such written notice of default. Borrower hereby collaterally assigns to Lender all of its rights under the REAs to vote on any matters concerning the Property or the REAs, provided that such Voting rights are hereby licensed back to Borrower effective so long as no Event of Default exists and is continuing. So long as any of the Obligations remains outstanding (other than contingent indemnification obligations which expressly survive the repayment of the Debt), Borrower shall not exercise any purchase right, purchase option or similar rights granted to Borrower with respect to any real property without Lender’s approval. (e) Zoning; REAs. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, in each case, without the prior consent of Lender. Borrower shall not, without Lender’s written consent, (i) fail to exercise any option or right to renew or extend the term of the REAs (if applicable) in accordance with the terms of the REAs, and shall give immediate written notice to Lender and shall execute, acknowledge, deliver and record any document requested by Lender to evidence the Lien of the Security Instrument on such extended or renewed term (and if Borrower shall fail to exercise any such option or right as aforesaid, Lender may exercise the option or right as Borrower’s agent and attorney-in-fact as provided above in Lender’s own name or in the name of and on behalf of a nominee of Lender, as Lender may determine in the exercise of its sole and absolute discretion); (ii) waive, excuse, condone or in any way release or discharge any party to the REAs of or from their material obligations, covenant and/or conditions under the REAs; (iii) surrender, terminate, forfeit, or suffer or permit the surrender, termination or forfeiture of, or change, modify or amend in a material or adverse manner, the REAs. (f) Operation of the Property. (i) Borrower shall cause the Property to be maintained in a good and safe condition and repair in all material respects, and at all times keep the Property in good working order and repair (subject to ordinary wear and tear and casualty damage, and, with respect to Building B only, taking into account, prior to Substantial Completion, the construction of the Required Improvements to the extent effectuated in accordance with the terms and conditions set forth in this Agreement). Lender acknowledges that the Property is managed as of the Closing Date by Borrower and does not have professional management as otherwise required by this Section 5.1.2(f). Lender agrees, subject to the terms of Section 5.1.2(f)(ii), that Borrower may continue to manage the Property. (ii) Borrower will not engage a Manager, developer or leasing agent without Lender’s prior written consent, not to be unreasonable withheld, conditioned or delayed. If Lender reasonably determines that the Property is not being managed in accordance with generally accepted management practices for properties similar to the Property, then Lender may, at its option, deliver written notice to Borrower, which written notice will specify the issues for Lender’s determination. If Lender determines that the issues specified in such written notice are not remedied to Lender’s reasonable satisfaction by Borrower

-89- 28722485.v7 within thirty (30) days from receipt of such written notice or that Borrower has failed to diligently undertake correcting such issues within such thirty (30) day period, or if an Event of Default has occurred and is continuing, Borrower will, at Lender’s direction, engage a Qualified Manager reasonably satisfactory to Lender at all times under a property management agreement approved by Lender in writing, which Manager will execute an Assignment of Management Agreement in a form acceptable to Lender. (iii) If Borrower is required to engage a Qualified Manager in accordance with Section 5.1.2(f)(ii), then Borrower shall cause the Property to be operated, in all material respects, in accordance with the Management Agreement. If the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Management Agreement in form and content reasonably acceptable to Lender with Manager approved by Lender. Borrower shall: (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Management Agreement; and (IV) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner. If (1) an Event of Default occurs or if Lender or any other Person takes possession of the Property or any portion thereof through foreclosure, conveyance in lieu of foreclosure or other similar transaction, (2) if Manager files or is the subject of a petition in bankruptcy or similar proceeding, or a trustee or receiver is appointed for Manager’s assets or Manager makes an assignment for the benefit of creditors or Manager is adjudicated insolvent, (3) a default occurs under the Management Agreement on the part of either Borrower or Manager, beyond any applicable grace and cure periods, (4) a change of Control of Manager occurs, or (5) Manager shall commit gross negligence, fraud, illegal acts, or willful misconduct, Borrower shall, at the request of Lender, terminate the Management Agreement and replace Manager with a Manager reasonably approved by Lender. (g) Management Agreement. If Borrower is required to engage a Qualified Manager in accordance with Section 5.1.2(f)(ii), then Borrower shall not, without Lender’s prior written consent: (i) surrender, terminate or cancel the Management Agreement; provided, that Borrower may, without Lender’s consent, not to be unreasonably withheld, replace the Manager so long as the replacement manager is a Qualified Manager engaged pursuant to a Replacement Management Agreement; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase the amount of any charges or fees payable to Manager under the Management Agreement in excess of three percent (3.0%) of Operating Income per annum; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect. Borrower shall not permit Manager to assign or subcontract Manager’s rights, duties or responsibilities under the Management Agreement to any other Person without the express written consent of Lender. Following the occurrence and during the continuance of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement without the prior written consent of Lender, which consent may be granted, conditioned or withheld in Lender’s sole discretion.

-90- 28722485.v7 (h) Leasing Matters. (i) Without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed (except with respect to the Master Lease, in which case Lender’s consent shall be in its sole discretion), Borrower shall not (A) enter into any Lease; (B) cancel or terminate (including by exercise of any landlord recapture rights) any Lease; (C) approve any assignment of any Lease that releases the original tenant from its obligations under such Lease, (D) amend, modify or waive the provisions of any Lease in any material respect (including any amendment, modification or waiver reducing the fixed initial term of any Lease, reducing the rent payable under any Lease, changing any renewal provisions of any Lease or materially increasing the obligations of the landlord or materially decreasing the obligations of the tenant under any Lease or pursuant to which any premises covered by such Lease is surrendered); or (E) cancel or modify any guaranty, or release any security deposit, letter of credit, or other item constituting security pertaining to any Lease. (ii) Any request for approval of a Lease, or assignment, termination, amendment or modification of any Lease requiring approval as set forth above shall be made to Lender in writing and together with such request Borrower shall furnish to Lender: (A) such biographical and financial information about the proposed tenant and any guarantor of such proposed Lease as Lender may reasonably require, (B) a copy of the proposed form of Lease (or amendment or modification), and (C) a summary of the material terms of such proposed Lease (or amendment or modification) including rental terms and the term of the proposed Lease and any options. (iii) Borrower shall promptly send Lender copies of any notices of default received from the tenant under any Lease, and will enforce (short of terminating a Lease, unless Lender consents thereto, which consent shall not be unreasonably withheld or unduly delayed) the performance by each tenant of the tenant’s obligations under any Lease. (iv) Except for security deposits, Borrower shall not collect rent more than one (1) month in advance. Borrower, at Lender’s request, shall furnish Lender with executed copies of all Leases hereafter made (to the extent not theretofore provided to Lender). All Leases executed after the Closing Date (including any renewal or expansion options) shall provide that they are subordinate to the Security Instrument and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. (v) Notwithstanding anything herein to the contrary, Borrower may sublease or license up to 10% of the Improvements to one or more Permitted Users (as defined in the Master Lease). (vi) For the avoidance of doubt, nothing herein shall prohibit Guarantor from engaging in the business of contract manufacturing for third-parties. (i) Liens; Indebtedness. Subject to Borrower’s contest and similar rights contained in the Loan Documents (including as set forth in Section 5.1.2(b) herein), Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except Permitted Encumbrances. Borrower shall not (directly or indirectly) create, incur, assume, or allow to exist any Indebtedness with respect to Borrower or SPE Component Entity, other than Permitted Indebtedness.

-91- 28722485.v7 (j) Alterations. Other than as expressly provided herein with respect to the Required Improvements, Borrower shall not (i) cause or permit any material waste of the Property, (ii) make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or intentionally take any action that might invalidate or allow the cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of the Security Instrument or otherwise cause a Material Adverse Effect, (iii) permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof, or (iv) in each case, without having first obtained Lender’s prior written consent, permit or cause any alterations to any Improvements that (A) would reasonably be likely to have a Material Adverse Effect, (B) result in any decrease of Net Operating Income, (C) violate the terms of any Lease, (D) concern structural component of any Improvements, any utility or HVAC system contained in the Improvements, or the exterior of any building constituting a part of any Improvements, or (E) cost, in the aggregate of all related alterations, Five Hundred Thousand and 00/100 Dollars ($500,000) or more; provided, however, that the foregoing limitations shall not apply to alterations consisting of alterations performed as part of a Restoration required hereunder. Without limiting the foregoing, if the total unpaid amounts due and payable with respect to alterations to the Improvements (other than such amounts to be paid or reimbursed by tenants under the Leases) shall at any time exceed Five Hundred Thousand and 00/100 Dollars ($500,000), Borrower shall promptly deliver to Lender as security for the payment of such amounts (and as additional security for the Debt) cash, a Letter of Credit, or a completion and performance bond (issued by a surety acceptable to Lender) (or a combination thereof), in an amount equal to the excess of the total unpaid amounts with respect to such alterations (other than such amounts to be paid or reimbursed by tenants under the Leases), and Lender may apply such security from time to time at the option of Lender to pay for such alterations (or, upon an Event of Default, to the payment of the Debt). (k) No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of all or any portion of the Property (i) with any other real property constituting a tax lot separate from the Property, or (ii) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property. (l) Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority that may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any condemnation proceeds or insurance proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed by Borrower for any out-of-pocket expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and the payment by Borrower of the expense of an Appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Property or any part thereof) from such condemnation proceeds or insurance proceeds, as applicable. (m) Intentionally Omitted. (n) Material Agreements. Borrower shall (i) promptly perform and/or observe all material terms, covenants and agreements required to be performed and observed by it under the Material Agreements; (ii) promptly notify Lender of any material default (following applicable notice and cure periods) under the Material Agreements of which Borrower has knowledge; (iii) not, without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed, (A) enter into any new Material Agreement or execute modifications to any existing Material Agreements, (B) surrender, terminate

-92- 28722485.v7 or cancel any Material Agreement, (C) reduce or consent to the reduction of the term of the Material Agreements, (D) increase or consent to the increase of the amount of any charges under the Material Agreements, (E) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Material Agreements, or (F) following the occurrence and during the continuance of an Event of Default, exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Material Agreements. (o) Labor Matters. Borrower shall not, without Lender’s prior consent, enter into any collective bargaining agreement or union contract with respect to employees and other laborers at the Property. (p) Appraisal. Lender shall have the right to order new Appraisals of the Property from time to time at Borrower’s expense; provided, that Borrower’s obligation to pay for such expense shall be limited to one (1) Appraisal during any twelve (12) month period, except (x) during the continuance of an Event of Default or (y) in connection with a Secondary Market Transaction in accordance with Section 9.1-Each Appraisal is subject to review and approval by Lender. Borrower shall pay to Lender the reasonable out-of-pocket cost and expense for such Appraisals and a reasonable fee for Lender’s review of each Appraisal. (q) Parking Covenant. Borrower shall use Commercially Reasonable Efforts to cause to be terminated and removed of record, no later than the Substantial Completion Due Date, that certain Covenant and Agreement Regarding Maintenance of Off-Street Parking Space, dated September 26, 1969 and recorded in the Official Records of Los Angeles County, California on October 6, 1969 as document number 2214. 5.1.3 Construction Matters. (a) Construction of Project. (i) Borrower shall cause the Project to be constructed on the Land (A) in a good and workmanlike manner, substantially in accordance with the Plans and Specifications approved by Lender, (B) in a manner in compliance with the terms of all documents of record, (C) free and clear of Liens and claims for materials supplied or for labor or services performed in connection with the construction of the Project or otherwise (other than Permitted Encumbrances), subject to Borrower’s right to contest any such Liens or claims in accordance with Section 5.1.2(b) hereof, and (D) with diligence and continuity, in a good and workmanlike manner, and in accordance with this Agreement so as to achieve, subject to Excusable Delay, the Major Milestones within the time period applicable to each such Major Milestone. (ii) Borrower shall use Commercially Reasonable Efforts to cause the Costs of the construction of the Project to be in accordance with the Construction Budget. (iii) Borrower shall use Commercially Reasonable Efforts to cause the construction of the Project to be diligently and continuously performed throughout the Construction Phase until Completion of the Project. (b) Construction Schedule. Each month prior to Completion of the Project, Borrower shall deliver to Lender and Construction Consultant (which delivery may be made within seven (7) Business Days prior to the delivery of any Draw Request) a copy of an updated Construction Schedule reflecting, among other things, the anticipated dates of completion of and the timing of disbursements of incremental

-93- 28722485.v7 amount of various subcategories of the Construction Budget, all in such form and containing such details as Lender may require in its reasonable discretion. (c) Construction Budget Adjustments. No adjustments in the Construction Budget shall be deemed to be approved without the prior written consent of Lender (which consent shall not be unreasonably withheld); provided, however, that Construction Budget adjustments to reflect Change Orders entered into in accordance with Section 5.1.3(g) shall be permitted. (d) Inspection of Property and Books and Records. (i) Without limiting Lender’s rights pursuant to Section 5.1.2(c) hereof, Borrower agrees to permit Lender and Construction Consultant, or designated representatives of any of them, to enter upon the Property, at any reasonable times during business hours on reasonable notice, with access to inspect or examine or, to the extent not located on the Property, to otherwise make available in Los Angeles, California to Lender and Construction Consultant the following: (A) all materials and shop drawings pertaining to the construction of the Project, to the extent in the possession or control of Borrower or its Affiliates or available to Borrower under the General Contractor Agreement or other Construction Contracts; (B) any contracts, bills of sale, statements, receipts or vouchers pertaining to the construction of the Project, to the extent in the possession or control of Borrower or its Affiliates or available to Borrower under the General Contractor Agreement or other Construction Contracts; (C) all work done, labor performed or materials furnished in and about the Project, including in connection with the construction of the Project; (D) all books, contracts and records of Borrower or General Contractor available to Borrower under the General Contractor Agreement or other Construction Contracts pertaining to the construction of the Project; and (E) any other documents which are related to the construction of the Project, to the extent in the possession or control of Borrower or its Affiliates or available to Borrower under the General Contractor Agreement or other Construction Contracts. (ii) Borrower may satisfy the delivery or accessibility of any of the foregoing by causing General Contractor to deliver or otherwise make available such materials on a timely basis. (iii) Borrower promptly will provide Lender and Construction Consultant with copies of any of the foregoing as Lender or Construction Consultant, as the case may be, may from time to time reasonably request. Borrower will make its representatives available to discuss Borrower’s affairs, finances and accounts relating to the construction of the Project, and Borrower will reasonably cooperate, and take all reasonable steps to cause the General Contractor, the Architect and the Trade Contractors (including Major Trade Contractors) to cooperate with Lender and Construction Consultant, or any of their

-94- 28722485.v7 designated representatives, to enable such Person to perform its functions under this Agreement. (e) Construction Consultant. Borrower acknowledges that (i) Construction Consultant has been retained by Lender to act as a consultant to review Plans and Specifications, Construction Contracts and Draw Requests, perform inspections and other services as determined by Lender but only as a consultant to Lender in connection with the construction of the Project and Construction Consultant has no duty to Borrower; (ii) Construction Consultant shall in no event or under any circumstance have any power or authority to make any decision or to give any approval or consent or to do any other act or thing which is binding upon Lender and any such purported decision, approval, consent, act or thing by Construction Consultant on behalf of Lender shall be void and of no force or effect; (iii) Lender reserves the right to make any and all decisions required to be made by Lender under this Agreement and to give or refrain from giving any and all consents or approvals required to be given by Lender, and to accept or not accept any matter or thing required to be accepted by Lender, under and in accordance with the terms of this Agreement, and without being bound or limited in any manner or under any circumstances whatsoever by any opinion expressed or not expressed, or advice given or not given, or information, certificate or report provided or not provided, by Construction Consultant to Lender with respect thereto; (iv) Lender reserves the right in its sole and absolute discretion to disregard or disagree, in whole or in part, with any opinion expressed, advice given or information, certificate or report furnished or provided by the Construction Consultant to Lender, and (v) Lender reserves the right in its sole and absolute discretion to replace Construction Consultant with another qualified construction consultant at any time and without approval by or prior (but with subsequent) notice to Borrower. Borrower shall be required to pay all reasonable fees and expenses payable to the Construction Consultant by Lender in connection with the Loan. (f) Changes to Plans and Specifications. Borrower shall provide to Lender and Construction Consultant, concurrently with each Draw Request or at such other times as Lender or Construction Consultant may reasonably request, copies of all orders, documents or revisions to Plans and Specifications reflecting Change Orders, regardless of whether the prior approval by Lender and/or Construction Consultant of any such order, document or revision or Change Order is required pursuant to the terms of this Agreement or the other Loan Documents. (g) Change Orders. Borrower shall not request, initiate, agree to, approve or accept, cause or suffer directly or indirectly any Change Order which (i) increases the Approved Project Expenditures by more than $1,000,000 for any single Change Order or by more than $5,000,000 for all Change Orders in the aggregate, (ii) would affect the structural integrity of the Property, (iii) constitutes a material downward change in the building material or equipment specifications, (iv) will or is reasonably expected to cause a Milestone Non-Compliance Event, (v) will decrease the aggregate net rentable square feet comprising Building B as compared to the net rentable square feet comprising Building B in the Plans and Specifications approved by Lender as of the Closing Date, (vi) will materially and adversely change the layout of the Required Improvements, (vii) will result in a Deficiency, or (viii) will violate Legal Requirements, in each case, without Lender’s prior written consent, not to be unreasonably withheld, conditioned or delayed (and Borrower shall be permitted to request, initiate, agree to, approve and accept all other Change Orders without Lender’s prior consent). Any approval by Lender of any Change Order (x) shall not obligate Lender to increase the amount of the Loan, and (y) shall not obligate Lender to make any Additional Advance to the extent the same would not otherwise be obligated pursuant to this Agreement to make such Additional Advance. Borrower shall submit to Lender and Construction Consultant copies of each proposed Change Order prior to entering into it, together with documentation reasonably satisfactory to Lender and Construction Consultant, setting forth all additions and subtractions theretofore made to or from the scope of the Project. Lender shall promptly review all Change Orders so submitted. If any Change Order shall require the consent or approval of any third party, Borrower shall provide Lender

-95- 28722485.v7 with written evidence of such consent or approval. Borrower shall submit to Lender and Construction Consultant copies of all Change Orders entered into with respect to the Project within fifteen (15) days after the same are entered into. (h) Correction of Work. Borrower will, promptly after written notice from Lender, correct any defect in the Project or the Improvements or any material departure without Lender’s prior written approval from the Plans and Specifications. Borrower agrees that the making of any Additional Advance shall not constitute a waiver of Lender’s right to require compliance with this Section 5.1.3(h) with respect to any such defects or material departures from the Plans and Specifications. Borrower agrees that Lender’s failure to deliver such a written notice shall not constitute a waiver by Lender of any of Lender’s rights in respect of such defect. (i) Required Notices. (i) Without limiting any other notice requirement set forth in this Agreement, Borrower shall give notice to Lender promptly upon the occurrence of: (A) any cessation of construction of the Project for a period in excess of fifteen (15) Business Days more than once in any sixty (60) calendar day period; (B) any actual litigation or action of, or any litigation or action threatened in writing by, a Governmental Authority of which Borrower has knowledge concerning the actual or alleged presence, release, threat of release, placement on or in, or the generation, transportation, storage, treatment or disposal at, the Property and/or Project of any Hazardous Material in violation of applicable Environmental Law; (C) any written notice given pursuant to any Construction Document alleging that there has occurred a default by Borrower or General Contractor in the performance of their respective obligations thereunder; and (D) any condition which results in any delay, which would reasonably be expected to result in Completion occurring after the date therefor set forth in the Construction Schedule, or in any further delay beyond any delays of which Lender has been previously notified; (ii) Each notice pursuant to this Section 5.1.3(i)(ii) shall be accompanied by a statement of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower proposes to take with respect thereto, in each case, in such detail as Lender may reasonably require. (j) Compliance with Construction Documents and Contracts. Borrower shall abide by, perform and comply with all of Borrower’s material obligations under the Architect Agreement, the General Contractor Agreement, the Trade Contracts, the other Construction Contracts and the Construction Documents to which Borrower is a party, and Borrower, at its sole cost and expense, shall use all Commercially Reasonable Efforts to secure or enforce the performance of each and every material obligation, covenant, condition and agreement to be performed by the other parties thereunder. (k) Construction Contracts. Except to the extent otherwise permitted herein, Borrower shall not (i) enter into, surrender, terminate, cancel, modify, amend or consent to the assignment of any Construction Document, or (ii) consent to or approve of the entering into, surrender, termination,

-96- 28722485.v7 cancellation, modification, amendment or assignment of any Trade Contract by the General Contractor (but only to the extent that such surrender, termination, cancellation, modification, amendment or assignment by General Contractor requires Borrower’s approval pursuant to the General Contractor Agreement), without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. If and to the extent any amendment, supplement, replacement or other modification is made to any of the foregoing which requires Lender’s consent, upon reasonable request by Lender, Borrower shall promptly cause the Architect, General Contractor, or Major Trade Contractor, as the case may be, to deliver a certificate or other written statement which confirms, on and as of the date thereof, that the Architect Consent, the Engineer Consent, the Assignment of General Contractor Agreement or the Major Trade Contractor Consent, as the case may be, previously delivered in connection with the Loan remains valid, true, correct and complete in all material respects as of the date so amended, supplemented, replaced or otherwise modified. Borrower promptly will give notice to Lender of the surrender, termination, cancellation, modification, amendment, substitution or assignment of the other Construction Contracts, whether or not Lender consented thereto pursuant to the immediately preceding sentence. (l) Trade Contracts. Borrower certifies that, on or prior to the Closing Date, Lender has been provided with a true, correct and complete copy of each Existing Construction Document (other than, with respect to Trade Contracts only, Trade Contracts to which neither Borrower nor any Affiliate of Borrower is a direct party). Borrower shall deliver to Lender an executed copy of any Major Trade Contract which General Contractor and/or Borrower enters into (together with a Major Trade Contractor Consent) and shall promptly give notice to Lender of the surrender, termination, cancellation, modification, amendment, substitution or assignment of any Major Trade Contract. Upon Lender’s reasonable request, Borrower shall deliver to Lender a copy of each subcontract entered into by the General Contractor within ten (10) days of Lender’s request. (m) Cessation of Business. With respect to any work relating to the Required Improvements, Borrower shall not for any reason (i) subject to Excusable Delay, cease for a period in excess of fifteen (15) Business Days more than once in any sixty (60) calendar day period the construction of the Project, or (ii) enter into or engage in any other business not expressly permitted by the terms of this Agreement. (n) Construction Permits. Promptly after obtaining any additional material Construction Permits for the construction of the Project after the Closing Date, Borrower shall deliver a copy thereof to Lender. (o) Certificate of Occupancy. Borrower shall, to the extent required by applicable Legal Requirements, obtain certificates of occupancy with respect to the entire Project in accordance with this Agreement and, thereafter, shall continuously maintain in full force and effect valid certificates of occupancy for the entire Property, but excluding temporary certificates of occupancy for portions of the Property that can only be obtained following the build-out of such space for or by a Tenant. (p) Protection Against Liens. Subject to its right of contest set forth in Section 5.1.2(b), Borrower shall pay, discharge or bond all claims for labor, materials and services furnished in connection with construction of the Project and take all actions reasonably required to prevent the assertion of claims of Liens (other than Permitted Encumbrances) against the Property. Borrower irrevocably appoints, designates and authorizes Lender as its agent (such agency being coupled with an interest) with the authority (but no obligation) to file any notice relating to claims of Liens (other than Permitted Encumbrances) that Lender reasonably deems advisable to protect its interests under the Loan Documents. If any stop notice or claim is asserted against Lender by any Person furnishing labor, services, equipment or materials to the Project, upon demand by Lender, Borrower shall take such action as Lender may reasonably require to release Lender from any obligation or liability with respect to such stop notice

-97- 28722485.v7 or claim, including (i) if the claim is being contested in accordance with Section 5.1.2(b) hereof, obtaining a bond or other security, in form, substance and amount reasonably satisfactory to Lender, sufficient to discharge the same of record or (ii) payment of such claim, in each case, except to the extent such stop notice or claim is the result of any action or omission of Lender, Construction Consultant or their respective Affiliates, directors, officers, employees or agents. If Borrower fails to take such action required to be taken by Borrower pursuant to this Section 5.1.3(p), Lender may, in its sole discretion, file an interpleader action requiring all claimants to interplead and litigate their respective claims, and in any such action Lender shall be released and discharged from all obligations with respect to any funds deposited in court. (q) Lender’s Review. Observation, inspection and approvals by Lender of the Plans and Specifications, any other Construction Documents, the construction of the Project and the workmanship and materials used therein shall impose no responsibility or liability of any nature whatsoever on Lender or Construction Consultant, and no Person shall, under any circumstances, be entitled to rely upon such inspections and approvals by Lender or Construction Consultant for any reason. Approvals granted by Lender for any matters covered under this Agreement shall be narrowly construed to cover only the parties and facts identified in any such approval. Construction Consultant has been or will be retained by Lender solely as a consultant and has no authority to bind or otherwise act for or on behalf of Lender. (r) Submission of Evidence. Any condition of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition the existence or non-existence, as the case may be, of such fact or facts and Lender shall, at all times, be free to independently establish to its reasonable satisfaction such existence or non-existence. (s) Contractors. Except as provided by law, no Trade Contractors or any other Person dealing with Borrower, including the Architect and the General Contractor, shall be, nor shall any of them be deemed to be, third party beneficiaries of this Agreement, but each shall be deemed to have agreed (a) that the Trade Contractor(s) or other Person in question shall look to Borrower or such Person, as the case may be, as their sole source of recovery if not paid and (b) except as otherwise agreed to in writing between Lender and the Trade Contractor(s) or other Person in question, that they may not claim against Lender under any circumstances. (t) Completion of the Project. Each of the Approved Project Expenditures that is a subject of an Additional Advance shall be Completed in accordance with the Construction Schedule. (u) Labor. (i) Borrower shall not enter into (or consent or approve Manager entering into) any collective bargaining agreements affecting the Property without Lender’s prior written consent; provided that, notwithstanding the foregoing, in no event shall Borrower be required to be in violation in any material respect of any applicable Legal Requirements as a result of Lender’s exercise of its consent rights. (ii) Borrower will, in a timely manner, pay (or cause to be paid), or satisfy (or cause to be satisfied) when due all bills, costs, or other obligations incurred by Borrower or on its behalf in connection with the employees employed by the Borrower in connection the operation of the Property, including but not limited to any obligations under ERISA, the Multiemployer Pension Plan Amendments Act, the Internal Revenue Code, federal or state wage and hour law, the Labor Agreements, or applicable State or Federal plant closing laws (any such bills, costs, or liabilities a “Labor Liability”). Borrower further covenants and agrees to deliver to Lender promptly, and in any event within ten (10) Business Days

-98- 28722485.v7 after receipt thereof by Borrower or any of its Affiliates, a copy of each notice concerning a claim of Labor Liability. (iii) Unless Lender consents in writing, Borrower shall not have any employees at the Property. To the extent Borrower has the right to provide prior written consent to the same pursuant to the terms of the Management Agreement, Borrower shall not consent to Manager’s termination of the Property employees in a way that would give rise to liability under the WARN Act, without the prior written consent of Lender. (iv) Borrower will comply in all material respects with all applicable state and federal anti-discrimination laws and all applicable state and federal laws regarding the payment of wages and benefits to its employees in connection with the operation of the Property. (v) Bonds; Sub-Guard Insurance. Each Trade Contractor shall be, at Lender’s election, either (a) bonded pursuant to a Bond issued by a surety satisfactory to Lender or (b) covered by a sub-guard insurance policy in form and substance acceptable to Lender. Borrower will cause Lender to be named as a co-obligee (as each its interest may appear) with Borrower on all Bonds obtained by Borrower. 5.1.4 Mezzanine Loan Matters. (a) Notices. Borrower shall deliver to Lender, promptly after the receipt or delivery, a copy of any notice of default received or sent by Mezzanine Borrower with respect to the Mezzanine Loan. (b) Independent Approval Rights. If any action, proposed action or other decision is consented to or approved by Mezzanine Lender, such consent or approval shall not be binding or controlling on Lender. Borrower hereby acknowledges and agrees that (i) the risks of Mezzanine Lender in making the Mezzanine Loan are different from the risks of Lender in making the Loan, (ii) in determining whether to grant, deny, withhold or condition any requested consent or approval, Mezzanine Lender and Lender may reasonably reach different conclusions, and (iii) Lender has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view, but subject to the standards of consent set forth herein. Furthermore, the denial by Lender of a requested consent or approval shall not create any liability or other obligation of Lender if the denial of such consent or approval results directly or indirectly in a default under the Mezzanine Loan Documents, and Borrower hereby waives any claim of liability against Lender arising from any such denial unless Lender has not complied with any applicable standard for consent. The rights described above may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender. (c) Intercreditor Agreement. Borrower hereby acknowledges and agrees that any intercreditor agreement entered into between Lender and Mezzanine Lender will be solely for the benefit of Lender and Mezzanine Lender, and that neither Borrower nor Mezzanine Borrower shall be third-party beneficiaries (intended or otherwise) of any of the provisions therein, have any rights thereunder, or be entitled to rely on any of the provisions contained therein. Lender and Mezzanine Lender have no obligation to disclose to Borrower or Mezzanine Borrower the contents of any such intercreditor agreement. Borrower’s obligations hereunder are and will be independent of any such intercreditor agreement and shall remain unmodified by the terms and provisions thereof. (d) Modifications, Prepayments, Etc. Without obtaining the prior written consent of Lender, or otherwise in accordance with the terms of the Intercreditor Agreement, Borrower shall not cause or permit any of Mezzanine Borrower or any Affiliate of Borrower or Mezzanine Borrower to (i) amend,

-99- 28722485.v7 modify, consolidate, spread, restate or waive any of the Mezzanine Loan Documents, (ii) terminate any of the Mezzanine Loan Documents, except in accordance with their terms, (iii) make any voluntary prepayment under any Mezzanine Loan Document, except in connection with the full and simultaneous repayment of the Loan (and then only to the extent prepayment of the Loan is then permitted under the Loan Documents), or (iv) grant any additional collateral to, or incur any guaranty, indemnity or other obligation on account of the Mezzanine Loan in favor of, the Mezzanine Lender or any Affiliate of Mezzanine Lender, except for collateral and guaranty, indemnity and other obligations as required pursuant to the Mezzanine Loan Documents as in effect on the Closing Date. Subject to the foregoing, Borrower shall deliver to Lender a copy of any amendment or modification to any Mezzanine Loan Document within two (2) Business Days after the execution thereof. 5.1.5 Further Assurances. Borrower shall, at Borrower’s sole cost and expense, (a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith; (b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations under the Loan Documents, and to establish, maintain, and perfect Lender’s security interest therein free of all other Liens (other than Permitted Encumbrances); and (c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, in each case as Lender shall reasonably require from time to time. Borrower authorizes Lender, at the expense of Borrower, to file any financing statement or statements (and amendments thereto and continuations thereof) deemed necessary or desirable by Lender to perfect its security interest in any of the collateral for the Loan (including an “all assets” financing statement within the meaning the UCC). Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s true and lawful attorney-in- fact, coupled with an interest and with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the collateral for the Loan, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower, which Borrower is required to do under the Loan Documents or which Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for in the Loan Documents and to accomplish the purposes of this Loan Agreement, including any amendment to the Loan Documents which may be required hereunder, in each case upon Borrower’s failure to take any of the foregoing actions or any other applicable action required under the Loan Documents within five (5) Business Days after notice from Lender. The foregoing powers of attorney are irrevocable and coupled with an interest. 5.1.6 Estoppel Statements. After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the Outstanding Principal Balance, (iii) the Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt or the performance of the Obligations, if any, (vi) that the Note, this Agreement, the Security Instrument and the other Loan Documents are valid, legal and binding obligations of such party and have not been modified or if modified, giving particulars of such modification and such other things as Lender may reasonably request and (vii) such other matters as Lender may reasonably require. Borrower shall use Commercially Reasonable Efforts to deliver to Lender, promptly after Lender’s written request, tenant estoppel certificates from each commercial tenant leasing space at the Property in form and substance reasonably satisfactory to Lender, provided, however, that Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

-100- 28722485.v7 ARTICLE VI INSURANCE; CASUALTY AND CONDEMNATION SECTION 6.1. Insurance. (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages: (i) comprehensive all risk or “special form” insurance, including wind/hail/named storm, on the Improvements and, if applicable, the Personal Property, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement means actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) written on a no coinsurance form or containing an agreed amount endorsement with respect to the Improvements and, if applicable, Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of One Hundred Thousand and No/100 Dollars ($100,000) for all such insurance coverage, except for wind and earthquake which may provide for a maximum deductible of five percent (5%) of the total insurable value; (D) containing “Ordinance or Law Coverage,” including coverage for loss to the undamaged portion of the building, demolition costs and increased costs of construction in amounts acceptable to Lender in its commercially reasonable discretion (but in no event shall Borrower be required to maintain more than 10% of the Full Replacement Cost), if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain the following additional coverages: (1) if any portion of the Improvements is currently (or at any time in the future is) located in a federally designated “special flood hazard area,” flood hazard insurance in an amount equal to (y) the maximum amount of such insurance available under the National Flood Insurance Program as governed by the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each may be amended, with a deductible not greater than Fifty Thousand and No/100 Dollars ($50,000), (z) such excess limits as Lender may require in its commercially reasonable discretion, with a deductible not greater than an amount equal to the maximum available under the foregoing laws; and (2) if the scenario expected loss (SEL) is in excess of twenty percent (20%) of the total insurable value of the Property and commercially available, earthquake insurance with minimum coverage equivalent to 1x SEL of the total insurable value of the Property less the deductible of 5% of the total insurable value of the Property, earthquake insurance in amounts and in form and substance satisfactory to Lender; and (3) if excluded from the comprehensive all risk policy, named windstorm insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in any coastal region, provided, that the insurance pursuant to the preceding clauses (1) and (2) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this clause (i); (ii) commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverage against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than Two Million and No/100 Dollars ($2,000,000) in the aggregate and One Million and No/100 Dollars ($1,000,000) per occurrence (and, if on a blanket policy, containing an “Aggregate Per Location” endorsement); (B) intentionally omitted; (C) to cover at least the

-101- 28722485.v7 following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; and (4) contractual liability for all insured contracts; and (D) providing for no deductible in excess of Twenty-Five Thousand and 00/100 Dollars ($25,000) unless approved by Lender in writing; (iii) rental loss and/or business income interruption insurance (A) with loss payable to Lender as its interest shall appear; (B) covering all risks or “special form” required to be covered by the insurance provided for in clause (i) above; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of at least twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected Revenues (which may be reduced to reflect non-continuing expenses) for a period of at least eighteen (18) months from the date of such Casualty (assuming such Casualty had not occurred) and notwithstanding that the policy may expire at the end of such period. The amount of such business income insurance shall be determined prior to the Closing Date and at least once each year thereafter based on Borrower’s reasonable estimate of the Revenues for the succeeding twelve (12) month period; (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the property and liability coverage forms do not otherwise apply, (A) commercial general liability and umbrella liability insurance covering claims related to the structural construction, repairs or alterations being made at the Property which are not covered by or under the terms or provisions of the commercial general liability and umbrella liability insurance policies required herein; and (B) the insurance provided for in clause (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to clause (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions; (v) if applicable, worker’s compensation insurance with respect to any employees of Borrower, as required by any Governmental Authority or Legal Requirement and employer’s liability in amounts acceptable to Lender; (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under clause (i) above; (vii) umbrella/excess liability insurance in an amount not less than Twenty Million and No/100 Dollars ($20,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under clause (ii) above; (viii) if applicable, commercial motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000);

-102- 28722485.v7 (ix) pollution legal liability insurance against claims for pollution legal liability resulting from existing conditions and new pollution events related to the Property in form and substance acceptable to Lender (“PLL Policy”), such insurance: (A) to be a claims made and reported policy which shall be maintained, either by renewal, extension or replacement, for a period commencing no later than the Closing Date and continuing through the date that is twenty-four (24) months beyond the fully extended Maturity Date (the “Required PLL Period”); provided, that, no later than the date that is twelve (12) months prior to the Maturity Date, Borrower shall have caused the PLL Policy to be effective through the end of the Required PLL Period without the need for any further renewal, extension or replacement of the PLL Policy; (B) to have a limit of liability of Ten Million Dollars ($10,000,000) for each incident and Ten Million Dollars ($10,000,000) in the aggregate, (C) to have a self-insured retention not to exceed One Hundred Thousand Dollars ($100,000) for each incident; (D) shall name Lender as an additional named insured with its successors and/or assigns as their interests may appear; (E) shall name Lender pursuant to a “Mortgagee Assignment” or similar endorsement providing automatic rights of assignment in the event of default solely to the Property; and (F) shall, throughout the Required PLL Period, include the same coverages, terms, conditions and endorsements (and shall not be modified or cancelled without the prior written consent of Lender) as the PLL Policy approved as of the Closing Date; (x) the commercial property, business income, commercial general liability and umbrella liability insurance required under Sections 6.1(a)(i), (ii), (iii) and (vii) above shall provide Terrorism Coverage (defined below), whether caused by a foreign or domestic source and Borrower shall maintain Terrorism Coverage on terms (including amounts) consistent with those required under Sections 6.1(a)(i), (ii), (iii) and (vii) above at all times during the term of the Loan; provided, however, in the event the insurance required under Sections 6.1(a)(i) and (iii) above shall contain an exclusion for loss resulting from perils and acts of terrorism, Borrower shall maintain a separate, stand-alone terrorism insurance policy satisfactory to Lender in its commercially reasonable discretion. As used above, “Terrorism Coverage” shall mean acts of terror or similar acts of sabotage; provided, that, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Authorization Act of 2007 (1) remains in full force and effect and (2) continues to cover both foreign and domestic acts of terror, the provisions of such law that define “covered acts” shall determine what is deemed to be included within this definition of “Terrorism Coverage”; (xi) upon not less than thirty (30) days’ notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Property located in or around the region in which the Property is located. (b) All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender, not to be unreasonably withheld, conditioned or delayed, as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of “A” or better by S&P, or “A2” or better by Moody’s, or “AX” or better by AM Best (but in such case only to the extent that such Rating Agency rates the applicable insurer). The Policies described in Section 6.1(a) hereof (other than those strictly limited to liability protection) shall designate Lender as mortgagee and loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore

-103- 28722485.v7 furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender. Complete copies of the Policies shall be submitted to Lender upon request. (c) Borrower shall be permitted to obtain the Policies required under Section 6.1(a) hereof under a “blanket” insurance Policy so long as such policy specifically allocates to the Property the amount of coverage from time to time required hereunder and otherwise provides the same protection as would a separate policy insuring only the Property in compliance with the provisions of Section 6.1(a) hereof. (d) All Policies provided for or contemplated by Section 6.1(a) hereof shall name Borrower as a named insured and, in the case of liability coverages (except for the Policies referenced in Section 6.1(a)(v) and (viii) hereof), shall name Lender as the additional insured, as its interests may appear, and in the case of property coverages, including but not limited to all risk, boiler and machinery, terrorism, and (if applicable) flood and earthquake insurance, shall contain a standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender. (e) All property Policies provided for in Section 6.1 hereof shall: (i) provide that no act or negligence of Borrower, or foreclosure or similar action, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned; (ii) provide that the Policies shall not be canceled without at least thirty (30) days’ notice to Lender, except ten (10) days’ notice for non-payment of premium; (iii) provide that the issuers thereof shall give notice to Lender if the Policies have not been renewed ten (10) days prior to its expiration; and (iv) not contain provisions that would make Lender liable for any Insurance Premiums thereon or subject to any assessments thereunder. (f) If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender reasonably deems necessary to protect its interest in the Property, including the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender within ten (10) Business Days after written demand and, until paid, shall be secured by the Security Instrument and shall bear interest at the Default Rate. Borrower shall promptly forward to Lender a copy of each written notice received by Borrower of any cancellation of any of the Policies or of any of the coverages afforded under any of the Policies. SECTION 6.2. Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall (a) give prompt notice of such damage to Lender, and (b) promptly commence and diligently prosecute the completion of Restoration so that such Property resembles, as nearly as possible, the condition the Property was in immediately prior to such Casualty (so long as applicable zoning laws in effect at the time permit such rebuilding), with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4 hereof or as otherwise required by zoning codes, building codes, or other applicable laws. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in any settlement discussions with any insurance companies (and shall have the right to approve any final settlement) with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than the Net Proceeds Threshold. Borrower shall execute and deliver to Lender all instruments reasonably required by Lender to permit such participation.

-104- 28722485.v7 SECTION 6.3. Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding in respect of any Condemnation of the Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments reasonably requested by Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Furthermore, Borrower shall cooperate with Lender in obtaining for Lender the benefits of any proceeds lawfully or equitably payable in connection with a Condemnation of the Property. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to perform the Obligations at the time and in the manner provided in this Agreement and the other Loan Documents, and the Outstanding Principal Balance shall not be reduced until any condemnation proceeds shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Obligations. Lender shall not be limited to the interest paid on the Condemnation proceeds by the applicable Governmental Authority but shall be entitled to receive out of the Condemnation proceeds interest at the rate or rates provided herein. If the Property or any portion thereof is taken by a Governmental Authority, Borrower shall promptly commence and diligently prosecute Restoration (to the extent such taking resulted in repairable damage) and otherwise comply with the provisions of Section 6.4 herein. SECTION 6.4. Application of Net Proceeds. All proceeds or awards payable in connection with any Casualty or Condemnation shall be due and payable solely to Lender and shall be held by Lender in an Eligible Account established by Lender from time to time (the “Net Proceeds Reserve Account”) as additional collateral for the Obligations, subject to the terms and conditions of this Agreement; provided that Borrower may settle any insurance claim with anticipated Net Proceeds of less than Two Hundred Fifty Thousand Dollars ($250,000) provided that Borrower promptly and diligently uses such Net Proceeds for Restoration. In the event Borrower or any party other than Lender is a payee on any check representing such proceeds or awards, Borrower shall immediately endorse (and cause all such third parties to endorse) such check payable to the order of Lender. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse any such check payable to the order of Lender in the event Borrower has not done so within five (5) days after Lender’s demand therefor. The expenses incurred by Lender in the adjustment and collection of such proceeds or awards shall become part of the Debt and shall be reimbursed by Borrower to Lender within five (5) days after Lender’s written demand. Borrower hereby releases Lender from any and all liability with respect to the settlement and adjustment by Lender of any claims in respect of any Casualty or Condemnation unless caused by Lender’s gross negligence or willful misconduct. The following provisions shall apply in connection with the application of Net Proceeds so received by Lender: (a) If the Net Proceeds shall be less than the Net Proceeds Threshold and the costs of completing Restoration shall be less than the Net Proceeds Threshold, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that no Event of Default then exists and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration of the Property (if applicable) in accordance with the terms of this Agreement. (b) If the Net Proceeds are equal to or greater than the Net Proceeds Threshold or the costs of completing Restoration is equal to or greater than the Net Proceeds Threshold, Borrower shall not be permitted to use the Net Proceeds for a Restoration (or to retain Net Proceeds in the event no Restoration is required) unless the following conditions are satisfied: (i) no Event of Default shall have occurred and be continuing;

-105- 28722485.v7 (ii) (A) in the event the Net Proceeds are insurance proceeds, less than thirty percent (30%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such Casualty, or (B) in the event the Net Proceeds are Condemnation proceeds, less than fifteen percent (15%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements on the Property is located on such land or is being taken; (iii) the Master Lease, any Material Agreements and any REAs shall remain in full force and effect during and after the completion of the Restoration, without abatement of rent beyond the time required for Restoration, notwithstanding the occurrence of any such Casualty or Condemnation; (iv) Lender shall have determined in good faith that the proceeds of any applicable business interruption insurance (together with any projected Revenues and any additional funds to be deposited with Lender for such purposes) are sufficient to pay all Debt Service coming due under the Loan Documents and all Operating Expenses through the end of the Restoration; (v) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (A) six (6) months prior to the Maturity Date, (B) such time as may be required under applicable Legal Requirements, and (C) the expiration of any applicable business interruption coverage; (vi) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements; (vii) such Casualty or Condemnation, as applicable, does not result in the total loss of access to the Property or the related Improvements; (viii) Lender shall have determined that, after giving effect to the Restoration, the Debt Yield shall be equal to or greater than the higher of (A) eight and one-half percent (8.5%), and (B) the Debt Yield in effect immediately prior to the applicable Casualty or Condemnation; (ix) Intentionally omitted; (x) Lender shall have determined that, after giving effect to the Restoration, the ratio (expressed as a percentage) in which the numerator is the Outstanding Principal Balance and the denominator is equal to the appraised value of the Property (as determined pursuant to an Appraisal ordered by Lender (but at the sole cost and expense of Borrower) and based upon assumptions acceptable to Lender, and otherwise acceptable to Lender in its sole but good faith discretion), shall not be greater than the lower of (A) forty-five percent (45%), and (B) such ratio in effect immediately prior to the applicable Casualty or Condemnation; (xi) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be subject to Lender’s approval in Lender’s sole but good faith discretion; and

-106- 28722485.v7 (xii) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s reasonable discretion to cover the cost of Restoration. (c) All Net Proceeds received by Lender and not disbursed to Borrower shall be held by Lender in the Net Proceeds Reserve Account and shall be applied (i) to the repayment of Debt if Lender so elects and is not required to allow Borrower to use the same as provided in Section 6.4(a) above, or (ii) toward the cost of Restoration to the extent so required pursuant to Section 6.4(a) above; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the Debt on the respective dates of payment provided for, or perform the Obligations as required under, this Agreement and the other Loan Documents, except to the extent such amounts are actually paid out of such Net Proceeds. If the conditions described in Section 6.4(b) have been satisfied, Borrower shall commence any applicable Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after Lender has informed Borrower as to whether such conditions have been satisfied, subject to Excusable Delay) and shall complete the same in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements in all material respects. If such conditions have not been satisfied, Borrower shall not be deemed to be in Default hereunder for failing to diligently pursue a Restoration for a period of sixty (60) days thereafter so long as the Debt is repaid in full within such 60-day period (provided that the foregoing shall not be deemed a waiver of any other Default or Event of Default that may occur during such 60-day period). (d) Notwithstanding anything to the contrary in this Agreement, all insurance proceeds received by Borrower or Lender in respect of business interruption coverage shall be held by Lender in the Net Proceeds Reserve Account and, so long as no Event of Default then exists, shall be applied at Lender’s sole discretion to (i) the Debt then due and payable, and (ii) Operating Expenses approved by Lender in its sole discretion; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the Debt on the respective dates of payment provided for, or perform its Obligations as required under, this Agreement and the other Loan Documents. (e) If required pursuant to this Section 6.4, funds in the Net Proceeds Reserve Account shall be disbursed by Lender to pay the costs of the Restoration, to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (i) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (ii) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not been fully bonded or insured to the satisfaction of Lender. All plans and specifications required in connection with Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender. The identity of the contractors, subcontractors and materialmen engaged in Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and approval by Lender, not to be unreasonably withheld, conditioned or delayed. All out-of- pocket costs and expenses incurred by Lender in connection with making the Net Proceeds available for Restoration shall be paid by Borrower. In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of Restoration, minus an amount equal to ten percent (10%) (or such higher amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in Restoration) of the direct construction “hard” costs actually incurred for work in place as part of Restoration, until Restoration has been completed. Such retained amount shall not be released until Lender has determined that Restoration has been completed in accordance with the provisions of this Section 6.4(e) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of Restoration have been

-107- 28722485.v7 paid in full or will be paid in full out of such retained amount; provided, however, that Lender will release the portion of such retained amount being held with respect to any Person upon Lender determining that such Person has satisfactorily completed all work and/or has supplied all materials required of such Person and such Person has waived any right to Lien the Property. Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month. (f) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the good faith opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by Lender to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency with Lender before any further disbursement of the Net Proceeds shall be made, and such sums shall be held by Lender and shall be disbursed for costs actually incurred in connection with Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to Section 6.4(e) shall constitute additional security for the Debt and the Obligations. (g) The excess, if any, of the funds in the Net Proceeds Reserve Accounts after Lender has determined that the Restoration has been completed in accordance with the provisions of Section 6.4(e), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be applied in the same manner as Revenues are applied pursuant to Section 3.1(b) hereof (or if not applicable, shall be disbursed to Borrower so long as no Event of Default then exists). ARTICLE VII EVENTS OF DEFAULT; REMEDIES SECTION 7.1. Events of Default. Each of the following events shall constitute an event of default hereunder (an “Event of Default”): (a) if (i) any payment of principal or interest due with respect to the Loan is not paid on the Payment Date when due, or (ii) the entire Debt is not paid in full on the Maturity Date, or (iii) any payment required to be made to a Reserve Account under this Agreement is not paid on the Payment Date when due, (iv) the Prepayment Premium is not paid in full when due, or (v) any other monetary sum required to be paid hereunder or under any other Loan Document is not paid within five (5) Business Days after written demand from Lender; provided, that, solely with respect to subclause (i) of this clause (a), no Event of Default shall result from a failure to pay the amounts described in such subclause (i) if (x) sums sufficient to pay such amount are available from funds held by Lender and specifically allocated to the payment of Debt Service, and such failure to pay arises solely from Lender’s failure to apply such funds to pay the amount described in subclause (i) if and when required pursuant to the terms of this Agreement (unless Lender’s access to such funds is restricted in any manner), or (y) such failure is solely as a result of any Lender’s failure to make an Advance (which Advance is required to be made for the payment of the amount described in subclause (i) pursuant to the terms of this Agreement) if and when required to do so hereunder; (b) if any of the Property Taxes or Other Charges are not paid prior to delinquency (unless same are being contested by Borrower in accordance with the terms and conditions of this Agreement) ; provided, that, no Event of Default shall result from a failure to pay the amounts described in this clause (b) if (x) sums sufficient to pay such amount are available from funds held by Lender and specifically allocated to the payment of Property Taxes and Other Charges, and such failure to pay arises solely from Lender’s failure to apply such funds to pay the amount described in this clause (b) if and when required pursuant to the terms of this Agreement (unless Lender’s access to such funds is restricted in any manner), or (y) such failure is solely as a result of any Lender’s failure to make an Advance (which Advance

-108- 28722485.v7 is required to be made for the payment of the amount described in this clause (b) pursuant to the terms of this Agreement) if and when required to do so hereunder; (c) if the Policies are not kept in full force and effect pursuant to the terms hereof, or if certified copies of the Policies are not delivered to Lender within thirty (30) days after Lender’s request therefor; (d) the occurrence of a Transfer (other than a Permitted Transfer in accordance with this Agreement); provided, however, (i) the existence of inchoate mechanics liens imposed by operation of law relating to labor or materials provided to the Property in compliance with the terms and conditions of the Loan Documents and as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced shall not constitute an Event of Default hereunder, and (ii) the existence of an actual Lien relating to labor or materials provided to the Property in compliance with the terms and conditions of the Loan Documents shall not constitute an Event of Default hereunder so long as the same is being contested and/or has been bonded over as provided in Section 5.1.2(b) hereof within thirty (30) days after Borrower acquires actual knowledge of the filing or recording of such Lien (but in any event not later than five (5) Business Days after the commencement of an action to foreclose on such Lien); (e) if (i) any representation or warranty made by Borrower herein or by Borrower or Guarantor in any other Loan Document as of the date such representation or warranty was made or is deemed to have been remade is, or (ii) any financial statement, report, certificate or other instrument, agreement or document furnished to Lender by or on behalf of Borrower or Guarantor after the Closing Date shall have been (or contained statements or information that is), false or misleading in any material respect as of the date the same was delivered, unless with respect to the foregoing misrepresentations or false or misleading information (each, a “Misrepresentation”) (A) such Misrepresentation was not knowingly or intentionally made, (B) Lender has suffered no material Loss on account thereof (or Borrower shall have reimbursed Lender for the amount of such Loss so demanded by Lender) nor has the same resulted in a Material Adverse Effect, (C) such Misrepresentation can be cured (meaning that the facts and circumstances underlying the applicable Misrepresentation can be changed such that the applicable representation or information as made or delivered will be true and correct), and (D) such Misrepresentation has been so cured within thirty (30) days after the earlier of (1) the date on which Borrower first has actual knowledge that such Misrepresentation exists, and (2) the date on which Lender first notifies Borrower that such Misrepresentation exists); (f) if a Bankruptcy Action occurs with respect to Borrower, any SPE Component Entity, or Guarantor; provided, however, if Bankruptcy Action was involuntary and not consented to by such Person, the same shall constitute an Event of Default hereunder only upon the same not being discharged, stayed or dismissed within sixty (60) days; (g) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents; (h) if Borrower breaches any of the covenants set forth in Section 5.1.1(b), (d), (e), (g) or (h), Section 5.1.2(f), (g), (h), (i), (j), (n), (o), (u) or (v), Section 5.1.3 or Section 5.1.4; (i) if Borrower breaches any of its covenants contained in Section 5.1.1(f) hereof and such breach continues for a period of ten (10) days following Lender’s notice to Borrower of the same; (j) if one or more judgments or decrees shall be entered against (i) Borrower, or (ii) Guarantor (individually or collectively) involving, in the case of clause (ii) only, in the aggregate a liability in excess of $2,500,000 and, in either case, the same shall not have been vacated, bonded, satisfied or stayed

-109- 28722485.v7 pending appeal within thirty (30) days from the date of entry of such judgment (or within thirty (30) days after the termination of any stay thereon obtained within such aforementioned thirty (30) day period); (k) if Guarantor breaches the Financial Covenant Requirements or fails to pay any amounts due and payable under the Environmental Indemnity or any of the Guarantees and such failure remains uncured for ten (10) Business Days; (l) if (A) Borrower shall be in default under any REA, any Construction Document or any Material Agreement beyond the expiration of applicable notice and grace periods, if any, thereunder, (B) any of the REAs, Construction Documents or Material Agreements are amended, supplemented, replaced, restated or otherwise modified without Lender’s prior written consent or (C) any REA or the estate created thereunder is canceled, rejected, terminated, surrendered or expires pursuant to its terms, unless in such case Borrower enters into a replacement thereof in accordance with the applicable terms and provisions hereof; (m) Borrower fails to terminate any applicable Management Agreement if requested by Lender (when Lender has the right to so require a termination of the Management Agreement pursuant to this Agreement) and replace such Manager with a Qualified Manager pursuant to a Replacement Management Agreement within thirty (30) days after Lender’s request therefor; (n) if the General Contractor Agreement is terminated and a new General Contractor is not appointed as a replacement General Contractor pursuant to the provisions hereof within thirty (30) days after such termination; (o) the occurrence of any Milestone Non-Compliance Event; (p) if Borrower shall fail to obtain and/or maintain the Interest Rate Cap Agreement, Replacement Interest Rate Cap Agreement or Substitute Interest Rate Cap Agreement as required pursuant to Section 2.2.7 hereof (after giving effect to applicable notice and grace periods set forth in Section 2.2.7); (q) if there shall exist an “Event of Default” under and as defined in any other Loan Document, or with respect to any term, covenant or provision set forth in the Loan Documents which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period; (r) a breach of the covenants set forth in Section 5.1.3(m); (s) if Borrower or SPE Component Entity incurs any Indebtedness other than Permitted Indebtedness; or (t) if a Default not specified in the clauses enumerated above continues to exist for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower or Guarantor (as applicable) shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days. SECTION 7.2. Remedies.

-110- 28722485.v7 (a) Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Section 7.1(f) above), in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including all rights or remedies available at law or in equity; and upon the occurrence and during the continuance of any Event of Default described in Section 7.1(f) above, the Debt shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding. (b) During the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, to the extent allowed by applicable laws, (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Lien created by the Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Obligations have been paid in full, and (iii) Lender may, in its sole discretion, without impairing or otherwise affecting any other rights and remedies of Lender hereunder, at law or in equity, apply, ex parte, for the appointment of a custodian, trustee, receiver, keeper, liquidator or conservator of the Property or any part thereof, irrespective of the adequacy of the security for the Debt and without regard to the solvency of Borrower or of any Person liable for the payment of the Debt, to which appointment Borrower does hereby consent and such receiver or other official shall have all rights and powers permitted by applicable law and such other rights and powers as the court making such appointment may confer, but the appointment of such receiver or other official shall not impair or in any manner prejudice the rights of Lender to receive the Revenues with respect to the Property pursuant to this Agreement or any other Loan Document. (c) During the continuance of an Event of Default, Lender shall have the right from time to time to sever the Notes and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) Business Days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. The costs or expenses

-111- 28722485.v7 incurred in connection with the preparation, execution, recording or filing of the foregoing Loan Documents (and amendments thereto) shall be paid by Borrower. (d) With respect to Borrower and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Debt in any preference or priority, and Lender may seek satisfaction out of the Property, or any part thereof, in its absolute discretion in respect of the Debt. Except as limited by applicable law, Lender shall have the right from time to time to partially foreclose the Security Instrument in any manner and for any amounts secured by the Security Instrument then due and payable as determined by Lender, including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and/or interest, Lender may foreclose the Security Instrument to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Debt, Lender may foreclose the Security Instrument to recover so much of the Debt as Lender may accelerate and such other sums secured by the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Security Instrument to secure payment of sums secured by the Security Instrument and not previously recovered. (e) In addition to all remedies conferred it by law and by the terms of this Agreement and the other Loan Documents, during the continuance of an Event of Default Lender may pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any other, and with full rights to reimbursement from Borrower and any Guarantor: (i) take possession of the Property and complete any construction work at the Property, including the right to avail itself of and procure performance of existing contracts or let any contracts with the same contractors or others and to employ watchmen to protect the Property from injury. Without restricting the generality of the foregoing and for the purposes aforesaid to be exercised during the existence and continuance of an Event of Default, Borrower hereby appoints and constitutes Lender its lawful attorney-in-fact with full power of substitution to complete any construction work at the Property in the name of Borrower; (ii) use Reserve Funds to complete any construction work at the Property; (iii) make changes to the plans and specifications which shall be necessary or desirable to complete any construction work at the Property in substantially the manner contemplated by such plans and specifications; (iv) retain or employ new general contractors, subcontractors, architects, engineers and inspectors as shall be required for said purposes; to pay, settle or compromise all existing bills and claims which may be liens or security interests, or to avoid such bills and claims becoming liens against the Property, or as may be necessary or desirable for the completion of any construction work at the Property or for the clearance of title to the Property; (v) execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) prosecute and defend all actions or proceedings in connection with any construction work at the Property; and (vii) take any action and require such performance as it deems necessary to be furnished hereunder and to make settlements and compromises with the surety or sureties thereunder, and in connection therewith, to execute instruments of release and satisfaction. (f) Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of the Debt in such order, priority and proportions as Lender determines. (g) The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower or Guarantor pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion.

-112- 28722485.v7 (h) During the continuance of an Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or under the other Loan Documents or being deemed to have cured any Event of Default, make, do or perform any obligation of Borrower hereunder or under the other Loan Documents in such manner and to such extent as Lender may deem necessary (including, without limitation, curing any default under or breach of the Management Agreement, regardless of whether a Default or Event of Default exists hereunder. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property for such purposes. All out-of-pocket costs and expenses incurred by Lender in remedying or attempting to remedy such Event of Default or such other breach or default by Borrower or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate from the date such costs and expenses were incurred to the date reimbursement payment is received by Lender. All such costs and expenses incurred by Lender, together with interest thereon calculated at the Default Rate, shall be deemed to constitute a portion of the Obligations, shall be secured by the liens and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefore. (i) Upon the occurrence of any Event of Default (irrespective of whether or not the same consists of an ongoing condition, a one-time occurrence, or otherwise), the same shall be deemed to continue at all times thereafter; provided, however, that such Event of Default shall cease to continue only if Lender shall accept payment or performance of the defaulted obligation or shall execute and deliver a written confirmation that such Event of Default has ceased to continue. Lender shall not be obligated under any circumstances whatsoever to accept such payment or performance or execute and deliver any such writing. Without limitation, this Section shall govern in any case where reference is made in this Loan Agreement or elsewhere in the Loan Documents to (i) any “cure” (whether by use of such word or otherwise) of any Event of Default, (ii) “during an Event of Default,” “the continuance of an Event of Default” or “after an Event of Default has ceased” (in each case, whether by use of such words or otherwise), or (iii) any condition or event which continues beyond the time when the same becomes an Event of Default. ARTICLE VIII LIMITATION ON RECOURSE SECTION 8.1. Exculpation. Subject to the qualifications set forth in this Article VIII, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Notes, this Agreement, the Security Instrument or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, or its direct or indirect owners (other than pursuant to any separate agreement, indemnity or guaranty, including pursuant to the Guarantees and the Environmental Indemnity), except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Notes, this Agreement, the Security Instrument and the other Loan Documents, or in the Property, the Revenues, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment awarded in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Revenues and in any other collateral given to Lender, and Lender, by accepting the Notes, this Agreement, the Security Instrument and the other Loan Documents, and without limitation of the foregoing and in addition thereto, agrees for itself and its successors and assigns that it and its successors and assigns shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under, or by reason of, or in connection with, the Notes, this Agreement, the Security Instrument or the other Loan Documents. The provisions of this Section 8.1 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale

-113- 28722485.v7 under the Security Instrument; (c) affect the validity or enforceability of any separate agreement, indemnity or guaranty (including the Guarantees and the Environmental Indemnity), or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the assignment of Leases pursuant to the Security Instrument; or (f) constitute a prohibition against Lender seeking a deficiency judgment against Borrower in order to fully realize the security granted by the Security Instrument or commencing any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property. SECTION 8.2. Recourse for Losses. Nothing contained in this Agreement or any of the other Loan Documents shall in any manner or way release, affect or impair the right of Lender to recover, and Borrower shall be fully and personally liable for and subject to legal action to the extent of, any Losses actually suffered or incurred by Lender to the extent arising out of or in connection with the following (all such liability and obligation for any or all of the following being referred to herein as the “Recourse Liabilities”): (i) fraud, intentional misrepresentation, or intentional failure to disclose a material fact concerning the Property, Borrower, Guarantor, or the Loan by any of the Borrower Parties; (ii) the gross negligence, willful misconduct, or illegal acts of any of the Borrower Parties; (iii) the breach of any representation, warranty, covenant or indemnification provision in the Loan Documents concerning environmental laws or hazardous substances, or any indemnification of Lender and other applicable indemnified parties with respect thereto, in any of the Loan Documents; (iv) intentional physical waste of the Property by any Borrower Party or any Person at the direction of any of the foregoing; (v) the removal or disposal of any portion of the Property after an Event of Default; (vi) the misappropriation, conversion, or application in a manner prohibited by the Loan Documents by or on behalf of any Borrower Party of (A) any Net Proceeds, (B) any funds disbursed from the Reserves, (C) the Initial Advance or any Additional Advances, or (D) any Revenues received after an Event of Default, or (E) any Revenues paid more than one (1) month in advance; (vii) failure to pay charges for labor or materials or other charges that create a Lien on any portion of the Property; (viii) any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof and permitted hereunder; (ix) failure of Borrower to purchase and maintain any Interest Rate Cap Agreement, Replacement Interest Rate Cap Agreement or Substitute Interest Rate Cap

-114- 28722485.v7 Agreement as required pursuant to this Agreement (including amounts payable by Borrower pursuant to Section 2.2.7, it being agreed that Lender shall have no obligation to purchase an Interest Rate Cap Agreement, Replacement Interest Rate Cap Agreement or Substitute Interest Rate Cap Agreement on behalf of Borrower, and that Lender’s Losses on account of Borrower’s failure to purchase an Interest Rate Cap Agreement, Replacement Interest Rate Cap Agreement or Substitute Interest Rate Cap Agreement are not limited to the cost of such Interest Rate Cap Agreement, Replacement Interest Rate Cap Agreement or Substitute Interest Rate Cap Agreement at the time the same was required to be purchased); (x) Borrower’s failure to obtain and maintain the fully paid for Policies in accordance with Section 6.1 attributable to the time that Borrower owns the Property; (xi) Borrower’s failure to pay all Property Taxes attributable to the time that Borrower owns the Property prior to the same becoming delinquent; (xii) the failure of Borrower or any SPE Component Entity to be a Special Purpose Entity; (xiii) any liability under the WARN Act or any other applicable similar law that arises as a result of the termination of any of the employees at the Property, provided that Borrower shall in no event be liable under this clause 8.2(xiii) to the extent the termination of employees was made by or at the direction of Lender; (xiv) the forfeiture by any Borrower Party of the Property or any material portion thereof, caused by or resulting from criminal conduct or activity by Borrower or any Borrower Party in connection therewith; (xv) any transfer, mortgage, mortgage recording, stamp, intangible or other similar Taxes for which Lender becomes obligated, directly or indirectly, following a foreclosure of the Property or action in lieu thereof; (xvi) any Withdrawal Liability or similar amounts incurred by Borrower or any Affiliate of Borrower for which Lender becomes obligated, directly or indirectly, upon the conclusion of a foreclosure of the Property or action in lieu thereof; (xvii) any distributions made by any Borrower Party in violation of the terms of the Loan Documents; (xviii) the failure of Borrower, Guarantor or any SPE Component Entity to be a Special Purpose Entity; (xix) the failure of Borrower to comply with any provisions of Section 5.1.1(f) hereof; (xx) the failure of Borrower to comply with any provisions of Section 5.1.2(j); (xxi) incurrence by Borrower or SPE Component Entity of any Indebtedness in violation of this Agreement;

-115- 28722485.v7 (xxii) the failure of the Property at any time to be in compliance with Legal Requirements as a result of any deficiency in parking available to the Property; and/or (xxiii) the failure of Borrower at any time to have renewed, extended or replaced the PLL Policy in order to cause the PLL Policy at all times to satisfy the requirements of Section 6.1(a)(ix) hereof. SECTION 8.3. Full Recourse. Notwithstanding anything to the contrary in this Agreement, the Notes or any of the Loan Documents, (a) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Security Instrument or to require that all collateral shall continue to secure all of the Obligations in accordance with the Loan Documents; and (b) the Debt shall be fully recourse to Borrower in the event of any of the following (each, a “Springing Recourse Event”): (i) Borrower, Guarantor or SPE Component Entity filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (ii) the filing of an involuntary petition against Borrower, Guarantor or SPE Component Entity under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law by a Borrower Party or any other Person in which any of the Borrower Parties colludes with or otherwise assists such Person; (iii) any Borrower Party soliciting or causing to be solicited petitioning creditors for any involuntary petition against Borrower, Guarantor or SPE Component Entity from any Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (iv) Borrower, Guarantor, SPE Component Entity, or any of the other Borrower Parties consenting to, acquiescing in, or joining in any involuntary petition filed against Borrower, Guarantor or SPE Component Entity, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (v) Borrower, Guarantor, SPE Component Entity, or any of the other Borrower Parties consenting to, acquiescing in, or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, Guarantor or SPE Component Entity or all or any portion of the Property (other than an application by Lender in connection with the enforcement of Lender’s remedies under the Loan Documents); (vi) Borrower, Guarantor or SPE Component Entity making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (vii) the failure of Borrower, Guarantor or any SPE Component Entity to be a Special Purpose Entity, and such failure is cited as a factor in any order for substantive consolidation of Borrower or SPE Component Entity with any other Person; (viii) the occurrence of a Transfer of the Property or Equity Interest in any Restricted Party made in violation of this Agreement;

-116- 28722485.v7 (ix) if any Borrower Party, in any judicial or quasi-judicial case, action or proceeding contests (or any Borrower Party colludes with or otherwise assists any other Person, or solicits or causes to be solicited any other Person to contest) the validity or enforceability of the Loan Documents or contests or intentionally hinders, delays or obstructs (or any Borrower Party colludes with or otherwise assists any other Person, or solicits or causes to be solicited any other Person to contest, hinder, delay or obstruct) the pursuit of any rights or remedies by Lender (including the commencement and/or prosecution of a foreclosure action, judicial or non-judicial, the appointment of a receiver for the Property or any portion thereof or any enforcement of the terms of the assignment of Leases pursuant to the Security Instrument), unless a court of competent jurisdiction finds that such actions by any such Borrower Party were undertaken in good faith, and were not based on a frivolous or meritless position; (x) if any Borrower Party shall make a counterclaim against Lender, Servicer or their Affiliates in violation of Section 10.15 hereof; and/or (xi) Borrower entering into any amendment or termination of the Master Lease in violation of this Agreement. ARTICLE IX SECONDARY MARKET TRANSACTIONS; SERVICING SECTION 9.1. Secondary Market Transactions. Borrower acknowledges and agrees that Lender may (a) sell all or any portion of the Loan and the Loan Documents, including, in each case, via a CUSIP, and/or (b) grant or issue one or more participations therein (any such sales, transfers, and/or participations described in the foregoing clauses, collectively, a “Secondary Market Transaction”). If Lender determines at any time to participate in a Secondary Market Transaction, Lender may forward to each actual or potential purchaser, transferee, assignee, servicer, participant or investor in the Loan, counsel, and accountants, all documents and information which Lender now has or may hereafter acquire relating to the Loan, Borrower, Guarantor, and any direct or indirect equity owner of Borrower, which shall have been furnished to Lender in connection with the Loan, as Lender in its discretion determines necessary or desirable. SECTION 9.2. Borrower Cooperation. (a) In connection with any Secondary Market Transaction, Borrower shall execute and deliver to Lender such documents, instruments, certificates, financial statements, assignments and other writings, do such other acts and provide such information, and participate in such meetings and discussions, in each case that are reasonably necessary to facilitate the consummation of each Secondary Market Transaction, including executing and delivering such documents and agreements (and deliver such opinions of counsel with respect thereto as Lender may require) necessary to (i) restructure the Loan into multiple notes (which may include component notes and/or senior and junior notes) and/or reduce the number of notes, and/or (ii) restructure the Loan into a mortgage loan and one or more mezzanine loans (to be made to one or more Special Purpose Entities that will be the direct and/or indirect owners of the Equity Interests in Borrower, and secured by a pledge of such Equity Interests, in each case including that such notes and/or mezzanine loans, and/or (iii) establish different interest rates with respect to, and reallocate the amortization and principal balances applicable to, each note or tranche of the Loan, and/or (iv) assign to each such note or tranche or of each of the restructured Loan (collectively, “Tranches”) such order of priority as may be designated by Lender, and/or (v) modify any operative dates within the Loan Documents (including the Payment Date, the Determination Date, and the Interest Accrual Period); provided, however, that (A) the

-117- 28722485.v7 aggregate principal amount of all such Tranches as of their date of creation shall equal the Outstanding Principal Balance immediately prior to their creation, (B) the weighted average interest rate of all such Tranches shall on the date created equal the interest rate that was applicable to the Loan immediately prior to the creation of such Tranches, (C) the debt service payments on all such Tranches shall on the date they are created equal the debt service payment that was due under the Loan immediately prior to the creation of such Tranches, (D) no such amendment to the Loan Documents shall decrease in any material manner the rights of Borrower or Guarantor under the Loan Documents, or result in any additional material liability or material obligation to Borrower or Guarantor under the Loan Documents (except to the extent related to having different interest rates apply to the Tranches upon partial paydown thereof following the occurrence of an Event of Default, or the extent related to having separate mortgage and mezzanine loans), and (E) no such amendment described in clause (v) above shall be effective sooner than thirty (30) days after notice thereof from Lender, nor shall it cause the Maturity Date to be an earlier date). In connection with the creation of any mezzanine loan as described above, Borrower shall cause the formation of one or more Special Purpose Entities as required by Lender in order to serve as the borrower under any such mezzanine loan (and the applicable organizational documents of Borrower and such new entity shall be acceptable to Lender in form and content), and Borrower shall deliver to Lender a “UCC-9” insurance policy and a mezzanine endorsement to the owner’s policy of title insurance held by Borrower, and such opinions of legal counsel as lender may reasonably require. If Borrower fails to cooperate with Lender within ten (10) Business Days of written request by Lender, Lender is hereby appointed as Borrower’s attorney in fact, coupled with an interest, to execute any and all documents necessary to accomplish such modifications (but in any event the Loan Documents shall be deemed to have been modified to incorporate any such modifications as Lender may so notify Borrower of in writing) and at Lender’s option, declare such failure to be an Event of Default. (b) At the request of Lender, Borrower shall provide information regarding Borrower, the Guarantor or the Property which is not in the possession of Lender or which may be reasonably required by Lender in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors or required by applicable Legal Requirements in connection with any such Secondary Market Transaction, including to: (i) provide additional and/or updated information concerning Borrower, any SPE Component Entity, Guarantor, Manager, or the Property, together with appropriate verification and/or consents related to such information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender; (ii) assist in preparing descriptive materials for presentations to any or all of the Rating Agencies, and work with, and if requested, supervise, third-party service providers engaged by Borrower, any SPE Component Entity and their respective Affiliates to obtain, collect, and deliver information requested or required by Lender; (iii) deliver (1) new or updated opinions of counsel as to non-consolidation, due execution and enforceability with respect to the Property, Borrower, any SPE Component Entity, Guarantor and their respective Affiliates, and the Loan Documents (including a so-called “10b-5” opinion), and (2) revised organizational documents for Borrower and any SPE Component Entity and certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and SPE Component Entity as of the date of the Secondary Market Transaction, which counsel opinions and revisions to organizational documents shall be reasonably satisfactory to Lender; (iv) use Commercially Reasonable Efforts to deliver such additional tenant estoppel letters and subordination, non-disturbance and attornment agreements or, if applicable, estoppels from parties to agreements that affect the Property and who are required to provide the same, which estoppel letters and subordination non-disturbance and attornment agreements shall be reasonably satisfactory to Lender; (v) make such representations and warranties as of the closing date of the Secondary Market Transaction with respect to the Property, Borrower, any SPE Component Entity, Guarantor and the Loan Documents as may be reasonably requested by Lender and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; (vi) if requested by Lender, review and certify as to the accuracy of any information regarding the Property, Borrower, any SPE

-118- 28722485.v7 Component Entity, Guarantor, Manager, and the Loan which is contained in a preliminary or final private placement memorandum, prospectus, prospectus supplement (including any amendment or supplement to either thereof), or other disclosure document to be used by Lender or any Affiliate thereof; and (vii) supply to Lender such documentation, financial statements and reports in form and substance required in order to comply with any applicable securities laws and other Legal Requirements. SECTION 9.3. Disclosure Indemnification. Borrower and Guarantor agree to provide, in connection with any sale or participation of any direct or indirect interest in the Loan, an indemnification agreement (a) certifying that (i) Borrower and Guarantor have carefully examined all written materials provided to Borrower by Lender (to the extent such information relates to, or is based on, or includes any information regarding the Property, Borrower, Mezzanine Borrower, Master Tenant, Guarantor, Manager and/or the Loan) and (ii) such written materials do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (b) jointly and severally indemnifying Lender, and each of its officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who Controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”), for any losses, claims, damages, liabilities, costs or expenses (including without limitation legal fees and expenses for enforcement of these obligations (collectively, the “Liabilities”) to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the written materials provided to Borrower by Lender or arise out of or are based upon the omission or alleged omission to state in such written materials a material fact required to be stated therein or necessary in order to make the statements in such written materials, in light of the circumstances under which they were made, not misleading and (c) agreeing to reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Person, as they are incurred, in connection with investigating or defending the Liabilities. This indemnity agreement will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification and reimbursement obligations provided for in clauses (b) and (c) above shall be effective, valid and binding obligations of the indemnifying Persons, whether or not an indemnification agreement described in clause (a) above is provided. SECTION 9.4. Costs and Expenses. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, Borrower shall not be required to pay for any costs and expenses of Lender pursuant to this Article IX following the Closing Date in excess of $75,000 in the aggregate, provided, that, (a) such cap shall not apply to any legal fees or other costs or expenses (i) of Borrower or (ii) that are incurred in connection with any opinion of counsel that Lender requires to be delivered in connection with a Secondary Market Transaction, and (b) such cap shall be reduced by the amount of any costs and expenses that Mezzanine Borrower actually pays to Mezzanine Lender pursuant to Article IX of the Mezzanine Loan Agreement. ARTICLE X MISCELLANEOUS SECTION 10.1. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Obligations (other than contingent indemnification obligations which expressly survive the repayment of the Debt) are outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party.

-119- 28722485.v7 All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender. SECTION 10.2. Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or to make any election, waiver, or request, or to make any determination, or find that any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove, or to make such election, waiver, request, or determination, decision, or finding shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender and shall be final and conclusive. Whenever pursuant to this Agreement, Lender exercises any right given to it to reasonably approve or disapprove, or to make any election, waiver, or request, or to make any determination reasonably, or find that any arrangement or term is to be reasonably satisfactory to Lender, during the continuance of an Event of Default, the decision of Lender to approve or disapprove, or to make such election, waiver, request, or determination, decision, or finding shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender and shall be final and conclusive. SECTION 10.3. Governing Law. (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW)) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THE SECURITY INSTRUMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR

-120- 28722485.v7 STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT: DELANEY CORPORATE SERVICES, LTD. 99 WASHINGTON AVENUE, SUITE 805A ALBANY, NEW YORK, 12210 AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION. THIS PROVISION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT. SECTION 10.4. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by each of the parties hereto, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances. SECTION 10.5. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or under any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. A waiver of one Default or Event of Default shall not be construed to

-121- 28722485.v7 be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. SECTION 10.6. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery (with a copy of any notice delivered by the methods described in clause (a) or clause (b) to be sent by electronic mail), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 10.6): If to Lender: OPG Hermes Investments (DE) LLC c/o Oxford Properties Group 450 Park Avenue 10th Floor New York, New York 10022 Attention: Legal Counsel with a copy to: Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Attention: Michael Vines, Esq. If to Borrower: Complex Therapeutics LLC c/o Instil Bio, Inc. 3963 Maple Avenue, Suite 350 Dallas, Texas 75219 Attention: Sandeep Laumas With a copy to: Cooley LLP 4401 Eastgate Mall San Diego, California 92121-1909 Attention: David Crawford, Esq. A notice shall be deemed to have been given: (i) in the case of hand delivery or delivery by a reputable overnight courier, at the time of delivery; (ii) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (iii) or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day. Any failure to deliver a notice by reason of a change of address not given in accordance with this Section 10.6, or any refusal to accept notice, shall be deemed to have been given when the delivery was attempted. Any notice required or permitted to be given by any party hereunder or under any other Loan Document may be given by its counsel and any notice required or permitted to be given by Lender hereunder or under any other Loan Document may also be given by a Servicer. SECTION 10.7. Trial by Jury. BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A

-122- 28722485.v7 TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER AND BORROWER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER. SECTION 10.8. Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. SECTION 10.9. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. SECTION 10.10. Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Debt. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. SECTION 10.11. Waiver of Notice. Borrower hereby expressly waives, and shall not be entitled to, any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower. SECTION 10.12. Remedies of Borrower. In the event that a claim or adjudication is made (except any claim or adjudication arising out of any exercise of remedies by Lender) that Lender or any of its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Further, it is agreed Lender shall not be in default under this Agreement, or under any other Loan Document, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within thirty (30) days after Borrower first had knowledge of the occurrence of the event which Borrower alleges gave rise to such claim and Lender does not remedy or cure the default, if any there be, promptly thereafter. Failure to give such notice shall constitute a waiver of such claim. SECTION 10.13. Expenses; Indemnity. (a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender, within ten (10) Business Days following receipt of written notice from Lender for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and

-123- 28722485.v7 the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement and the other Loan Documents; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, either in response to third party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting Borrower, Guarantor, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (viii) enforcing any Obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the illegal acts, gross negligence, bad faith or willful misconduct of Lender. Any cost and expenses due and payable to Lender may, at the direction of Lender in its sole discretion, be paid from any amounts in the Clearing Account or the Cash Management Account. (b) Borrower shall indemnify, defend and hold harmless Lender, each Servicer, their respective Affiliates, and their respective directors, managers, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing, and the successors and assigns of the foregoing (each, an “Indemnified Party”), from and against any and all Losses that may be imposed on, incurred by, or asserted against an Indemnified Party in any manner relating to or arising out of (i) any Defaults or Events of Default under the Loan and/or in connection with the enforcement of the Loan Documents, (ii) any breach by Borrower of its Obligations under, or any misrepresentation by any Borrower Party contained in the Loan Documents, (iii) the use or intended use of the proceeds of the Loan, (iv) costs incurred by Lender in connection with any amendment to, or restructuring of, the Debt or the Loan Documents, (v) any accident, injury to, or death of, Persons or loss of or damage to the Property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or rights of way, (vi) any use, non-use or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or rights of way, (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, (viii) any failure of the Property to be in compliance with any Legal Requirements, (ix) any and all claims and demands whatsoever which may be asserted against an Indemnified Party by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease or other agreement relating to the Property, (x) any and all Losses that Lender may incur, directly or indirectly, as a result of a breach of Sections 4.1.1(g) or 5.1.1(c) hereof by Borrower, and (xi) all Recourse Liabilities; provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that the applicable indemnified liabilities arise from the illegal acts, gross negligence, bad faith or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the

-124- 28722485.v7 maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all such indemnified liabilities incurred by Lender. (c) Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, if the defendants in any such claim or proceeding include both Borrower and any Indemnified Party and Borrower and such Indemnified Party shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Parties that are different from or in addition to those available to Borrower, such Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party, provided that no compromise or settlement shall be entered without Borrower’s consent, which consent shall not be unreasonably withheld or delayed. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith. (d) The indemnifications made pursuant to this Section 10.13 shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by any of the following: (i) any satisfaction, release or other termination of this Agreement, the Security Instrument or any other Loan Document, (ii) any assignment or other transfer of all or any portion of this Agreement, the Security Instrument or any other Loan Document or Lender’s interest in the Property (but, in such case, such indemnifications shall benefit both the Indemnified Parties and any such assignee or transferee), (iii) any exercise of Lender’s rights and remedies pursuant hereto, under the Security Instrument or under any other Loan Document, including, but not limited to, foreclosure or acceptance of a deed in lieu of foreclosure, (iv) any exercise of any rights and remedies pursuant to this Agreement, the Note or any of the other Loan Documents, (v) any transfer of all or any portion of the Property (whether by Borrower or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), (vi) any amendment to this Agreement, the Security Instrument, the Note or any other Loan Documents, and/or (vii) any act or omission that might otherwise be construed as a release or discharge of Borrower from the Obligations or any portion thereof. SECTION 10.14. Schedules Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof. SECTION 10.15. Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower. Borrower hereby waives the right to assert (and agrees not to assert) a counterclaim of any nature, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any Obligations. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments that Borrower is obligated to make under any of the Loan Documents. SECTION 10.16. No Joint Venture or Partnership; No Third Party Beneficiaries. Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any

-125- 28722485.v7 interest in the Property other than that of mortgagee, beneficiary or lender. This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the Obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan (or any disbursement of Reserve Funds) in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so. SECTION 10.17. Publicity. All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or to any of its Affiliates shall be subject to the prior approval of Lender, not to be unreasonably withheld, conditioned or delayed. The foregoing shall not be deemed to prohibit Guarantor from making disclosures of the Loan Documents and terms thereof as required by applicable public company disclosure laws. SECTION 10.18. Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of the Security Instrument, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever. SECTION 10.19. Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments that may be viewed as adverse to or competitive with the business of Borrower or its Affiliates. SECTION 10.20. Brokers and Financial Advisors. Borrower hereby represents that, except for CBRE, the fees of which shall be paid solely by Borrower, it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any

-126- 28722485.v7 way relating to or arising from a claim by any Person that such Person acted directly or indirectly, by or on behalf of Guarantor, Borrower or any Affiliate thereof or was retained directly or indirectly, by or on behalf of Guarantor, Borrower or any Affiliate thereof in connection with the transactions contemplated herein. The provisions of this Section 10.20 shall survive the expiration and termination of this Agreement and the payment of the Debt. SECTION 10.21. Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including that certain Construction Loan Term Sheet, dated March 20, 2022, executed by Instil Bio, Inc., are superseded by the terms of this Agreement and the other Loan Documents. SECTION 10.22. Time is of the Essence. Time is of the essence of each provision of this Agreement and the other Loan Documents. SECTION 10.23. Certain Additional Rights of Lender (VCOC). Notwithstanding anything to the contrary contained in this Agreement, Lender shall have: (a) the right to routinely consult with and advise Borrower’s management regarding the significant business activities and business and financial developments of Borrower; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times and upon reasonable advance notice; (b) the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice; (c) the right, in accordance with the terms of this Agreement, including Section 5.1.1(f) hereof, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding Indebtedness; and (d) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day to day operation of the Property). The rights described above in this Section 10.22 may be exercised by any entity which owns and Controls, directly or indirectly, substantially all of the interests in Lender. SECTION 10.24. Duplicate Originals, Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original and all of which together shall constitute a single agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall relieve the other signatories from their obligations hereunder. SECTION 10.25. Prepayment Charges. Borrower acknowledges that (a) Lender is making the Loan in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by the Loan Documents that is not prepayable except as provided in Section 2.4, and (b) if payments of principal are made to Lender prior to the regularly scheduled due date for such payment, for any reason whatsoever, whether voluntary, as a result of Lender’s acceleration of the Loan after an Event of Default, by operation of law or otherwise, Lender will not receive all such interest and other benefits and may, in addition, incur costs and expenses. For these reasons, and to induce Lender to make the Loan, Borrower expressly waives any right or privilege to prepay the Loan except as otherwise may be specifically permitted herein and agrees that, except for any prepayment that is expressly permitted to be made pursuant to this Agreement without the payment of the Prepayment Premium (as applicable), all prepayments, if any, whether voluntary or involuntary, will be accompanied by the Prepayment Premium (as applicable), which shall constitute additional interest. Such Prepayment Premium (as applicable) shall be required whether payment is made by Borrower, by a Person on behalf of Borrower, or by the purchaser at any foreclosure sale, and may be included in any bid by Lender at such sale. Borrower further acknowledges that (i) it is a

-127- 28722485.v7 knowledgeable real estate developer or investor, (ii) it fully understands the effect of the provisions of this Section 10.24, as well as the other provisions of this Agreement and the other Loan Documents, (iii) the making of the Loan by Lender at the Interest Rate and other terms set forth in the Loan Documents are sufficient consideration for Borrower’s obligation to pay the Prepayment Premium (as applicable), and (iv) Lender would not make the Loan on the terms set forth herein without the inclusion of such provisions. Borrower also acknowledges that the provisions of this Agreement limiting the right of prepayment and providing for the payment of the Prepayment Premium (as applicable) and other charges specified herein were independently negotiated and bargained for and constitute a specific material part of the consideration given by Borrower to Lender for the making of the Loan except as expressly permitted hereunder. SECTION 10.26. Registrar. Borrower (or its duly authorized agent; Borrower hereby appointing Lender as its agent for such purpose; provided that if Lender uses a Servicer, such Servicer shall act for this purpose as an agent of Borrower) (the “Registrar”) shall maintain or cause to be maintained a registry of the ownership of the Note(s) at its principal office. The Registrar shall act solely as an agent of Borrower and shall maintain, subject to such reasonable regulations as it shall provide, such books and records (the “Register”) as are necessary for the registration and transfer of the Note in a manner that shall cause the Note(s) to be considered to be in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any other relevant or successor provisions of the Code or such regulations). In connection with the foregoing: (i) the Register shall reflect Lender as the original owner of the Note(s), (ii) the Register shall reflect such subsequent transferees as the Registrar shall receive notice of, by delivery to it of a notice of an assignment of such Note, duly executed by the then current owner thereof, (iii) the Registrar shall record the name and address of each Lender and the amount of principal (and stated interest) owing to each Lender under this Agreement, (iv) Borrower and Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as Lender hereunder for all purposes of this Loan Agreement, notwithstanding notice to the contrary. Failure to make any such recordation, or any error in such recordation, shall not affect Borrower’s or Lender’s obligations in respect of such Loan. Any Lender that sells a participation under Section 9.1 shall, acting solely for this purpose as an agent of Borrower, maintain or cause to be maintained a registry including the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Failure to make any such recordation, or any error in such recordation, shall not affect Borrower’s or Lender’s obligations in respect of such Loan. Such Lender shall treat the person in whose name any participation is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes. SECTION 10.27. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. (a) Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the respective parties thereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (i) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

-128- 28722485.v7 (ii) the effects of any Bail-in Action on any such liability, including, if applicable: (iii) a reduction in full or in part or cancellation of any such liability; (A) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (B) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority. SECTION 10.28. Servicer. At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement between Lender and Servicer. Borrower shall be responsible for set up fees and other regularly scheduled servicing fees and any other reasonable costs and expenses of the Servicer in connection with the Loan, including (without limitation) any fees and expenses of the Servicer in connection with any requests of Borrower, any prepayment, amendment or modification of the Loan, any special servicing or work-out of the Loan or enforcement of the Loan Documents. SECTION 10.29. Lead Lender and Co-Lender Provisions. (a) Lead Lender. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, if at any time there is more than one Lender hereunder, each such Lender shall deliver a written notice to Borrower designating one lender or an affiliate thereof as the “Lead Lender” (such Lender, at all times thereafter and until resignation or replacement of such Lender by written notice to Borrower, the “Lead Lender”). Each Lender hereby appoints Lead Lender to serve as non-fiduciary administrative agent and collateral agent for each Lender and hereby agrees that Lead Lender shall be the sole party authorized to grant or withhold consents or approvals hereunder on behalf of the other Lenders (subject, in each case, to appointment of a servicer to receive such notices, requests and other communications and/or to grant or withhold consents or approvals, as the case may be). No Lender shall have any liabilities or responsibilities to Borrower on account of the failure of any other Lender to perform its obligations hereunder or to any Lender on account of the failure of Borrower to perform its obligations hereunder or under any other Loan Document. (b) Co-Lender Agreement. Borrower hereby acknowledges and agrees that if at any time there is more than one Lender hereunder, such Lenders may enter into one or more agreements (any such agreement as the same may be modified, amended, restated supplemented or replaced from time to time, a “Co-Lender Agreement”) governing the relationship between such parties, including, without limitation, the rights of such Lenders and the manner in which such Lenders shall administer the Loan. Any Co-Lender Agreement is intended and will be solely for the benefit of the Lender, and Borrower acknowledges and agrees that neither any Borrower Party nor any other Person shall be a third-party beneficiary (intended or otherwise) of any of the provisions therein, or have any rights thereunder or be entitled to rely on any of the provisions contained therein. Lender shall not have any obligation to provide a copy of any Co-Lender Agreement to any Borrower Party or any Affiliate of any Borrower Party or to disclose to any Borrower Party or any Affiliate of any Borrower Party the contents of any Co-Lender

-129- 28722485.v7 Agreement. Each Borrower Party’s obligations under the Loan Documents are and will be independent of any Co-Lender Agreement and shall remain unmodified by the provisions thereof (although Borrower acknowledges that with respect to certain approvals, calculations and other decisions hereunder, any Co- Lender Agreement may require Lead Lender to consult with or receive the approval of one or more other Lenders prior to providing its own approval or determination regarding the same). Borrower shall be entitled to rely on waivers, consents and/or approvals granted by Lead Lender. [NO FURTHER TEXT ON THIS PAGE; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first written above. BORROWER: COMPLEX THERAPEUTICS LLC, one soi.7. Title: Authorized Signatory By: a Delaware limited liability companye< [Signature Page to Loan Agreement]

EXHIBIT A Property Description THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF LOS ANGELES, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS: PARCEL 1: LOT 150 OF TRACT NO. 5692, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 60, PAGES 72 AND 73 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY. PARCEL 2: LOTS 151 AND 152 OF TRACT NO. 5692, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 60, PAGES 72 AND 73 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY. PARCEL 3: LOT 153 OF TRACT NO. 5692, IN THE CITY OF LOS ANGELES, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 60 PAGES 72 AND 73 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY. PARCEL 4: LOT 154 OF TRACT NO. 5692, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 60, PAGES 72 AND 73 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY. EXCEPT ALL MINERALS, COALS, OILS, PETROLEUM AND KINDRED SUBSTANCES AND NATURAL GAS UNDER AND IN THAT PORTION OF SAID LAND LYING WITHIN THE BOUNDARIES OF TRACT NO. 1875, AS PER MAP RECORDED IN BOOK 19, PAGE 38 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AS RESERVED OF RECORD. APN: 2157-001-158

EXHIBIT B FORM OF MAJOR TRADE CONTRACTOR CONSENT [ATTACHED]

29464796.v4 FORM MAJOR TRADE CONTRACTOR CONSENT AND AGREEMENT OPG HERMES INVESTMENTS (DE) LLC c/o Oxford Properties Group 450 Park Avenue 10th Floor New York, NY 10022 Property: 18408-18412 Oxnard Street, Los Angeles, CA 91356 Borrower: COMPLEX THERAPEUTICS LLC Ladies and Gentlemen: The undersigned, a contractor (“Trade Contractor”) on the captioned Property, understands that OPG Hermes Investments (DE) LLC, a Delaware limited liability company, having an address at c/o Oxford Properties Group, 450 Park Avenue, 9th Floor, New York, New York 10022 (together with its successors and assigns, “Lender”) has made a loan to Borrower in the maximum principal amount of up to $55,000,000.00 (the “Loan”) pursuant to that certain Loan Agreement, dated as of the date hereof, between Borrower and Lender (as the same may be amended, restated, supplemented, extended, replaced or otherwise modified from time to time, the “Loan Agreement”), which Loan shall be used in part to fund, among other things, a portion of the costs of constructing the proposed improvements at the Property (the “Required Improvements”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Loan Agreement. Trade Contractor hereby agrees with Lender as follows: 1. Attached hereto as Schedule I is a true and complete copy of our agreement with [____] (“Agent”), as agent for Borrower, dated [_______], 20[_], to construct and/or renovate a portion of the Required Improvements (the “Trade Contract”) in accordance with the plans and specifications set forth with respect to such portion of the Required Improvements as more particularly described in the Trade Contract. 2. Trade Contractor hereby acknowledges and consents to a collateral assignment of the Trade Contract to Lender, which assigns all of Borrower’s rights, if any, under the Trade Contract to Lender. In the event Lender, its nominee, subsidiary, successor(s) or assign(s) (the “Successor”), shall acquire title to the Property through foreclosure, deed in lieu of foreclosure, or receivership, then, at the request of the Successor, and upon Successor’s written agreement to accept Trade Contractor’s attornment, Trade Contractor shall attorn and shall promptly execute and deliver any instrument the Successor may require to evidence such attornment. Upon such attornment, the Trade Contract shall continue in full force and effect as if it were a direct agreement between the Successor and Trade Contractor. 3. At the request of the Borrower and in order to induce Lender to make advances of the Loan, Trade Contractor hereby acknowledges and agrees that (i) no amendment, modification,

29464796.v4 or supplement of the Trade Contract, in any material respect, shall be permitted without Lender’s prior written consent, and (ii) Lender may enforce the obligations of the Trade Contract with the same force and effect as if enforced by the Borrower. Except as permitted pursuant to the terms of paragraph 5 below, Trade Contractor shall not terminate or surrender the Trade Contract without Lender’s prior written consent and will promptly notify Lender in writing of any attempted termination or surrender of the Trade Contract by Borrower. 4. Trade Contractor represents and warrants that (i) it has no notice of any prior assignment of the Trade Contract, (ii) the Trade Contract is a valid, enforceable agreement, (iii) neither Trade Contractor nor, to the knowledge of Trade Contractor, the Borrower is in default thereunder, (iv) all covenants, conditions and agreements required to have been performed by Trade Contractor have been performed as required therein, except those not due to be performed until after the date hereof, (v) Trade Contractor is duly licensed to conduct its business in the jurisdiction where the construction is to be performed and will maintain said license in full force and effect throughout the life of the Trade Contract, and (vi) as of the date hereof, the subcontractors employed by Trade Contractor (if any) with respect to the Property have been paid all amounts due and payable in accordance with their subcontracts. Trade Contractor further agrees that if it at any time gives a notice of default to Borrower under the Trade Contract, Trade Contractor shall provide a copy of such notice simultaneously to Lender at the following address: If to Lender: OPG Hermes Investments (DE) LLC c/o Oxford Properties Group 450 Park Avenue 10th Floor New York, NY 10022 Attention: Legal Counsel with a copy to: Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Attention: Michael Vines, Esq. 5. Trade Contractor further agrees that if it at any time gives a notice of default to Borrower under the Trade Contract, Trade Contractor shall not exercise any remedy, including, but not limited to, any right to terminate the Trade Contract, unless and until Trade Contractor gives notice to Lender of its intent to exercise such remedy and provides Lender the opportunity to remedy or cure such breach within the greater of (i) the period set forth in the Trade Contract or (ii) ninety (90) days thereafter, or if such breach cannot by its nature be cured within ninety (90) days, such longer period as is required so long as Lender shall have commenced curing such breach during such period and thereafter shall diligently and continuously prosecute the same to completion; provided that Lender shall have no obligation to cure or cause the cure of such default. 6. Additionally, and in consideration of the Lender’s making of the Loan, Trade Contractor agrees that in the event of (x) a default under the Trade Contract by Borrower beyond any applicable notice and cure periods or (y) a default by Borrower beyond applicable notice and cure periods under any of the documents now or hereafter executed and delivered in connection

29464796.v4 with the Loan, as the same may be from time to time amended and supplemented, Trade Contractor shall, at Lender’s request, (i) continue performance under the Trade Contract in accordance with the terms thereof, provided that Trade Contractor is paid in accordance with the Trade Contract, without regard to any modifications thereto not approved in writing by Lender (to the extent approval was required pursuant to Section 3 above), for all services rendered after Lender’s election to have Trade Contractor continue performing, further provided that the time periods set forth in the Trade Contract for performance by Borrower shall be deemed extended by the period of time necessary to allow Lender to obtain possession of the Property in accordance with the terms of the Loan Documents, or (ii) terminate the Trade Contract without payment of any penalty or termination fees and, at Lender’s election, immediately assign all of its rights under any subcontracts to Lender. 7. If any proceeds of the Loan made by the Lender are disbursed directly to Trade Contractor, then Trade Contractor shall receive the same in trust for the purpose of paying the costs of constructing the Required Improvements due and payable to contractors, subcontractors, suppliers, laborers and materialmen and will apply the same to such payment. 8. The person executing this letter on behalf of Trade Contractor hereby certifies that he or she has the authority to do so and that Trade Contractor has full authority under all state and local laws and regulations to perform all of its obligations under the Trade Contract in accordance with the terms thereof. 9. The provisions set forth in this letter shall be binding upon Trade Contractor and Trade Contractor’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns. 10. Trade Contractor agrees that any termination of Agent’s role as agent for Borrower under the Trade Contract or any other termination, cancellation or expiration of that certain [______], dated as of [______, 20__], between Agent and Borrower shall not in and of itself affect, impair, limit or otherwise alter the rights of Borrower or obligations of Trade Contractor under the Trade Contract.

29464796.v4 Dated: [______], 2022 [CONTRACTOR] By: ______________________________ Name: Title:

29464796.v4 Schedule I Trade Contract

US\001915\00038\29994645.v4-6/6/22 EXHIBIT C FORM OF OFFICER’S CERTIFICATE Borrower Name: COMPLEX THERAPEUTICS LLC, a Delaware limited liability company Property Address: 18408-18412 Oxnard Street, Los Angeles, California [_____] This Officer’s Certificate is being delivered in accordance with that certain Loan Agreement dated _____________, 2022 (the “Loan Agreement”) among Borrower, Complex Therapeutics LLC, a Delaware limited liability company, and OPG Hermes Investments (DE) LLC, a Delaware limited liability company (“Lender”). Capitalized terms used in this Officer’s Certificate and not specifically defined herein have the meaning provided in the Loan Agreement. The undersigned officer of Borrower, having personal knowledge of the matters set forth herein, hereby certifies on behalf of Borrower, and not in his/her individual capacity, the following: [___] Pursuant to Section 2.1.5(a) (Requests for Additional Advances): Borrower requests an Additional Advance pursuant to Section 2.1.5(a) and hereby represents, warrants, and certifies that: (i) all Advance Items to be funded by the requested disbursement involving construction or alteration work have been completed in a good and workmanlike manner and in accordance in substantial accordance with all applicable Legal Requirements and Plans and Specifications; (ii) all Additional Advance (or a portion thereof) to be funded are to be used for the payment of Approved Project Expenditures, Cash Expenses or Approved Extraordinary Expenses, as applicable; (iii) Borrower has previously provided to Lender, or attached to this Officer’s Certificate is, a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete such Advance Item; (iv) each Person that supplied materials or labor in connection with the Advance Item to be funded by the requested disbursement is identified on a schedule included with this Officer’s Certificate; (v) each such Person has been paid in full or will be paid in full upon such disbursement for all amounts due and payable to such Person through the date hereof; (vi) included with this Officer’s Certificate is a full or partial lien waiver (as applicable) or other evidence of payment reasonably satisfactory to Lender with respect to such Person(s); (vii) included with this Officer’s Certificate are copies of all bills, invoices, receipts and other documentation requested by Lender to be reimbursed or paid by the Additional Advance (or a portion thereof); (viii) all prior Additional Advances requested for the payment of Costs have been spent on Cash Expenses and/or Approved Extraordinary Expenses for which such Additional Advances were made; and (ix) the Closing Date Minimum Equity Requirement is satisfied and Borrower has made no distributions. [___] Pursuant to Section 5.1.1(d) (Transfers): Borrower certifies that (i) all the requirements of Section 5.1.1(d) are satisfied and (ii) with respect to Section 5.1.1(d)(iii), (x) the consideration, if any, being paid for any such encumbrance is commercially reasonable and (y) any such encumbrance does not materially impair the utility and operation of the Property, materially reduce the value of the Property or otherwise have a Material Adverse Effect. [___] Pursuant to Section 5.1.1(f) (Delivery of Reports): To the knowledge of the undersigned: [___] – Annual/Quarterly Reports: Each financial statement, or other report included with this Officer’s Certificate (as applicable) are true, correct, and complete in all material respects, and fairly presents in all material respects the financial condition and the results of operations of Borrower and the Property (subject to normal year-end adjustments) being reported upon as of the date set forth in such documents and such financial statements have been prepared in accordance with the Approved Accounting Method.

US\001915\00038\29994645.v4-6/6/22 [___] – Annual/Quarterly Reports: As of the date hereof there exists no event or circumstance which constitutes a Default or Event of Default under by Borrower under the Loan Documents other than [PLEASE DESCRIBED IF APPLICABLE, INCLUDING THE PERIOD OF TIME IT HAS EXISTED AND THE ACTION THEN BEING TAKEN TO REMEDY THE SAME: ______________]. [___] – Quarterly Reports: Subject to any appropriate reconciliations, the quarterly and year-to-date operating statements included with this Officer’s Certificate, noting Net Operating Income, Operating Income and Operating Expenses, are true, correct, accurate, and complete in all material respects and fairly present in all material respects the financial condition and results of the operations of Borrower and the Property (subject to normal year-end adjustments). [___] – Quarterly Reports: Borrower’s calculation of the Debt Yield for the twelve (12) month period ending at the end of the most recently-completed calendar quarter (based on Borrower’s reasonable expectation of the adjustments to be made to such calculations pursuant to the definition of UNOI contained in the Loan Agreement), is as follows: Debt Yield: [___]% BY SIGNING BELOW, the undersigned certifies on behalf of Borrower, and not in his/her individual capacity, that (a) all information provided in this Officer’s Certificate is true, complete, and correct in all material respects and does not omit any material fact that would make any such information false or misleading, and (b) the undersigned representative is duly authorized to sign this Officer’s Certificate on Borrower’s behalf. Date: [________] Name: Title:

EXHIBIT D INITIAL APPROVED ANNUAL BUDGET [***]

US\001915\00038\29994645.v4-6/6/22 EXHIBIT E FORM OF REQUISITION LETTER BORROWER AND MEZZANINE BORROWER’S REQUISITION LETTER Requisition No. MORTGAGE LENDER: OPG Hermes Investments (DE) LLC, a Delaware limited liability company MEZZANINE LENDER: OPG Hermes Investments (DE) LLC, a Delaware limited liability company MORTGAGE BORROWER: Complex Therapeutics LLC, a Delaware limited liability company MEZZANINE BORROWER: Complex Therapeutics Mezzanine LLC, a Delaware limited liability company DATE: [__________________] PREMISES: 18408-18412 Oxnard Street, Los Angeles, California PERIOD COVERED: [___________________] to [__________________] Pursuant to the Loan Agreement (the “Agreement”) and Mezzanine Loan Agreement (“Mezzanine Loan Agreement”) for the subject Loan, Borrower and Mezzanine Borrower hereby authorize and request an advance in the amount of $[_______] (the “Requested Amount”), which is comprised of the items provided for in the attached requisition, Section 2.1.5(a) of the Loan Agreement and Mezzanine Loan Agreement which sets forth and specifies the Hard Costs, Soft Costs and Interest and Carry Costs to be paid from the proceeds of the requested Advance and which has become payable by Borrower. Borrower requests that the funds be wired on [___________], 20[__] in accordance with the following wire instructions: Amount: $[___________] Bank: [___________] ABA #: [___________] Account Name: [___________] Account #: [___________] Attention: [___________] The Hard Costs, Soft Costs and Interest and Carry Costs to be paid by the Requested Amount are more particularly set forth on Schedule I attached hereto. The Requested Amount is comprised of: Mortgage Funding Share: $[__________] Mezzanine Funding Share: $[__________]

US\001915\00038\29994645.v4-6/6/22 In connection with and in order to induce Lender and Mezzanine Lender to advance the amount requested above, Borrower hereby represents, warrants and stipulates, as of the date hereof, as follows: 1. To Borrower’s knowledge, the amounts requested herein are true and correct. 2. No Default or Event of Default exists at the time the Additional Advance is requested or as of the Advance Date. 3. Borrower submitted this Draw Request to Lender in accordance with the requirements of Section 2.1.5(a) of the Loan Agreement, together with all applicable documents required to be delivered with such Draw Request pursuant to Section 2.1.5(b) Loan Agreement. 4. Borrower submitted evidence reasonably satisfactory to Lender that Borrower has paid (or will pay concurrently with the funding of the Additional Advance), from its own funds, at least the greater of (A) (i) with respect to Additional Advances for Approved Project Expenditures, the Required Borrower Equity Advance with respect to the cost of the applicable Approved Project Expenditure and (ii) with respect to Additional Advances for Interest and Carry Costs, the Required Borrower Equity Advance with respect to the applicable Interest and Carry Costs Shortfall, and (B) the actual cost of the applicable Advance Item less the amount to be advanced by Lender hereunder and by Mezzanine Lender under the Mezzanine Loan Agreement for such Advance Item. 5. The Security Instrument constitutes a valid first lien on the Property in an amount equal to the full Loan Amount, free and clear of all Liens except for Permitted Encumbrances (other than Permitted Encumbrances described in clause (iv) of the definition thereof unless actually bonded or discharged). 6. A list of amendments, replacements, supplements or other modifications made to the Plans and Specifications not previously delivered to Construction Consultant, and a true and complete copy of each such amendments, replacements, supplements or other modification have been delivered to Construction Consultant. Borrower submitted to Lender a list identifying the Plans and Specifications as in effect as of such Advance Date. 7. Borrower has obtained from the Title Company (or Borrower will obtain a commitment from the Title Company to issue) an ALTA 33 Disbursement Endorsement to the Title Policy, to be dated and effective on the date of disbursement of the Additional Advance which evidences (i) no new exceptions to the Title Policy other than Permitted Encumbrances (other than Permitted Encumbrances set forth in clause (vi) of the definition thereof unless actually bonded or discharged) since the date of the last Additional Advance (with affirmative insurance that no Taxes or Other Charges (other than Taxes and Other Charges being contested in accordance with the Loan Agreement) are delinquent, and (ii) increases the Title Policy liability amount by the amount of the Additional Advance as of the new Date of Coverage (as defined in the ALTA 33 Disbursement Endorsement). 8. Each of the representations and warranties of Borrower and Guarantor contained in each of the Loan Documents will be true, complete and correct in all material respects as if made on (and with respect to facts and circumstances existing as of) the Advance Date, except for any changes in facts or circumstances occurring since the Closing Date that do not constitute a Default

US\001915\00038\29994645.v4-6/6/22 or Event of Default or were not caused by the occurrence of a Default or Event of Default and, in any event, do not result in a Material Adverse Effect. 9. Borrower has obtained all Construction Permits required under Legal Requirements for the actual stage of construction on the Property and delivered to Lender a copy of each of the Construction Permits. 10. Borrower has paid or reimbursed all of Lender’s outstanding fees and expenses (including fees and expenses of the Construction Consultant, and all other fees, costs and expenses of (including fees and expenses of outside legal counsel) relating to the Loan to the extent then due and payable, pursuant to the applicable provisions of this Agreement and the other Loan Documents. 11. Except as otherwise permitted under the Loan Documents, all material and fixtures incorporated in the construction of the Project have been purchased so that their absolute ownership has vested in Borrower immediately upon delivery to the Property and Borrower has produced and furnished, if required by Lender, the contracts, bills of sale or other agreements under which title to such materials and fixtures is claim. 12. The Loan is in balance as provided in Section 2.1.11 of the Loan Agreement. 13. There is no pending or threatened litigation known to Borrower or its counsel against Borrower, Master Tenant, Guarantor, Manager, General Contractor or the Property which, if decided unfavorably, could reasonably be expected to result in (i) a change in Control of Borrower, Master Tenant or Manager, (ii) a Material Adverse Effect, or (iii) the failure of Guarantor to satisfy the Financial Covenant Requirement. 14. Borrower has delivered to Lender all documents, reports, certificates, affidavits and other information, in form and substance reasonably satisfactory to Lender or Construction Consultant, as each may reasonably require, to evidence compliance by Borrower with the terms and conditions to be complied with by Borrower in connection with the disbursement of the applicable Additional Advance. 15. Borrower has delivered to Lender evidence of compliance with all recommendations set forth in the Environmental Report or any future environmental report or assessment requested by Lender under the terms of the Environmental Indemnity; provided, that, by undertaking the measures identified in and pursuant to Section 2.1.6(j) of the Loan Agreement, Lender shall not be deemed to be exercising any control over operations of Borrower or the handling of any environmental matter or hazardous wastes or substances of Borrower for purposes of incurring or being subject to liability therefor. 16. No Interest and Carry Cost Shortfall exists. 17. Other than matters fully disclosed to Lender which are curable and are being cured as part of the work comprising the Required Improvements, and subject to Borrower’s right to contest in accordance with Section 5.1.2(b) of the Loan Agreement, the Property complies in all material respects with all Legal Requirements.

US\001915\00038\29994645.v4-6/6/22 18. (i) Other than matters being cured as part of the work comprising the Required Improvements, the Property complies in all material respects with all Legal Requirements, (ii) if any Restoration is continuing, Borrower is diligently pursuing such Restoration and Lender has determined that the non-completion of such Restoration prior to the making of the Additional Advance is not reasonably likely to have a Material Adverse Effect, and (iii) no Casualty or Condemnation has occurred that permits any tenant party to a Lease a termination right (or such right shall have been waived or lapsed). 19. On the Advance Date, no event has occurred that would reasonably be expected to result in Borrower being unable to achieve any Major Milestone within the time period applicable to such Major Milestone, as determined by Lender. 20. Borrower has caused, at Lender’s election, either (i) payment and performance Bonds, in form and substance reasonably satisfactory to Lender and issued by sureties satisfactory to Lender have been maintained with respect to the obligations of each Trade Contractor; and/or (ii) a sub-guard insurance policy in form and substance reasonably acceptable to Lender has been maintained with respect to the obligations of each Trade Contractor, provided, that the Bonds are in an amount not less than the full contract price for each such Trade Contract required to be bonded pursuant to Section 2.1.6(v) of the Loan Agreement. 21. Borrower has provided satisfactory evidence that the Closing Date Minimum Equity Requirement is satisfied and no distributions have been made. 22. The Master Lease is in full force and effect and no default has occurred under the Master Lease that remains uncured. [The below items should be included for Additional Advances for the Payment of Approved Project Expenditures.] 23. Borrower has delivered to Lender an Officer’s Certificate with respect to any construction work constituting the applicable Approved Project Expenditures to be funded by such Additional Advance certifying that whatever portion of such work has been Completed to date has been Completed in good and workmanlike manner substantially in accordance with all applicable Legal Requirements and the Plans and Specifications. 24. Borrower has delivered to Lender (i) an updated Construction Budget for the Project, in form and substance reasonably satisfactory to Lender, which indicates the Costs (other than Interest and Carry Costs) anticipated to complete the Required Improvements, after giving effect to Costs (other than Interest and Carry Costs) incurred during the period since the Closing Date, or the date of the last preceding Draw Request, as the case may be, and (ii) an anticipated costs report in form and substance reasonably acceptable to Lender, which indicates the Costs (other than Interest and Carry Costs) anticipated to complete the Required Improvements, after giving effect to Costs incurred during the previous calendar month (or the date of the last preceding Draw Request, as the case may be), and projected Costs; provided, that, no Line Item in the Construction Budget with respect to Approved Project Expenditures shall be eligible for funding from the proceeds of an Additional Advance until 100% of such Line Item has been bought out and

US\001915\00038\29994645.v4-6/6/22 Lender and Construction Consultant have reviewed the related sub contract(s) and, if applicable, Major Trade Contractor Consent(s). 25. Borrower has delivered to Lender a reconciliation by Borrower of the progress and cost of the construction of the Project through the date of the Draw Request with the Construction Schedule and the Construction Budget, together with a projection of such progress and costs through to Completion of the Project. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

US\001915\00038\29994645.v4-6/6/22 MORTGAGE BORROWER: COMPLEX THERAPEUTICS LLC, a Delaware limited liability company By: ____________________________ Name: Title:

US\001915\00038\29994645.v4-6/6/22 MEZZANINE BORROWER: COMPLEX THERAPEUTICS MEZZANINE LLC, a Delaware limited liability company By: ____________________________ Name: Title:

EXHIBIT F INTENTIONALLY OMITTED

EXHIBIT G INTENTIONALLY OMITTED

EXHIBIT H INTENTIONALLY OMITTED

EXHIBIT I INTENTIONALLY OMITTED

EXHIBIT J INTENTIONALLY OMITTED

US\001915\00038\29994645.v4-6/6/22 EXHIBIT K-1 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)] Reference is hereby made to the Loan Agreement dated as of [ ], 2022 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and between [_____________], a [_____________] (together with its successors and assigns, “Lender”), and Complex Therapeutics LLC, a Delaware limited liability company (“Borrower”), and each lender from time to time party thereto. Pursuant to the provisions of Section 2.2.3 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Borrower, and (2) the undersigned shall have at all times furnished Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement. [NAME OF LENDER] By:_________________________________ Name: Title: Date: ________ __, 20[ ]

US\001915\00038\29994645.v4-6/6/22 EXHIBIT K-2 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)] Reference is hereby made to the Loan Agreement dated as of [ ], 2022 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and between [_____________], a [_____________] (together with its successors and assigns, “Lender”), and Complex Therapeutics LLC, a Delaware limited liability company (“Borrower”)and each lender from time to time party thereto. Pursuant to the provisions of Section 2.2.3 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with a certificate of its non- U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement. [NAME OF PARTICIPANT] By:_________________________________ Name: Title: Date: ________ __, 20[ ]

US\001915\00038\29994645.v4-6/6/22 EXHIBIT K-3 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)] Reference is hereby made to the Loan Agreement dated as of [ ], 2022 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and between [_____________], a [_____________] (together with its successors and assigns, “Lender”), and Complex Therapeutics LLC, a Delaware limited liability company (“Borrower”), and each lender from time to time party thereto. Pursuant to the provisions of Section 2.2.3 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W- 8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement. [NAME OF PARTICIPANT] By:_________________________________ Name: Title: Date: ________ __, 20[ ]

US\001915\00038\29994645.v4-6/6/22 EXHIBIT K-4 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)] Reference is hereby made to the Loan Agreement dated as of [ ], 2022 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and between [_____________], a [_____________] (together with its successors and assigns, “Lender”), and Complex Therapeutics LLC, a Delaware limited liability company (“Borrower”), and each lender from time to time party thereto. Pursuant to the provisions of Section 2.2.3 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Lender and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W- 8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Borrower, and (2) the undersigned shall have at all times furnished Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement. [NAME OF LENDER] By:_________________________________ Name: Title: Date: ________ __, 20[ ] 269973724 v2

EXHIBIT L INITIAL CONSTRUCTION BUDGET [***]

EXHIBIT M INITIAL CONSTRUCTION SCHEDULE [***]

SCHEDULE I EXISTING CONSTRUCTION DOCUMENTS [***]

SCHEDULE II ORGANIZATIONAL STRUCTURE [ATTACHED]

ORGANIZATIONAL CHART Instil Bio, Inc. (Delaware C corporation) Complex Therapeutics LLC (Delaware limited liability company) 100% Ownership 100% Ownership Complex Therapeutics Mezzanine LLC (a Delaware limited liability company) Borrower* Guarantor Mezzanine Borrower 18408-18412 Oxnard Street, Los Angeles, California 91356 *To Borrower's knowledge based on the public reporting made as of March 31, 2022, no individual or entity owns, directly or indirectly, more than 10% of the Borrower other than FMR LLC and Curative Ventures V LLC.

SCHEDULE III LIST OF MATERIAL AGREEMENTS [ATTACHED]

Schedule III - List of Material Agreements None, service contracts will stay with Instil Bio, Inc. per matrix.

SCHEDULE IV LIST OF DESIGN PROFESSIONALS [***]

SCHEDULE V CONSTRUCTION PERMITS [ATTACHED]

Schedule V - Construction Permits

Clinical Building Permits

Permit #	Brief Description	Address	Date Issued on	Amount	Licensed Contractor	Description
21016 - 10000 - 06831	Bldg-Alter/Repair	18412 W Oxnard St	4/21/2021	$1,222.31	TURNER CONSTRUCTION COMPANY	eplan Modify the existing slab.
20042 - 10000 - 21651	Plumbing	18412 W Oxnard St	5/6/2021	$1,524.31	MUIR-CHASE PLUMBING CO INC	PLUMBING TI. INCLUDES POTABLE WATER AND WASTE/VENT. 3" WATER METER WITH BACKFLOW DEVICE AND PRV
20016 - 10000 - 28026	Bldg-Alter/Repair	18412 - 18424 W Oxnard St	5/7/2021	$9,995.41	TURNER CONSTRUCTION COMPANY	T.I. TO EXISTING OFFICE AND MANUFACTURING FACILITY. REMOVE EXISTING RATED CORRIDOR TO CONNECT TO ADJACENT BUILDING. CHANGE THE EXISTING BUILDING CONSTRUCTION TYPE FROM V-B TO III-B. REWORK EXTERIOR STAIRS, NEW STAIR TO ROOF AND NEW
20020 - 10001 - 02289	Nonbldg-New	18412 W Oxnard St	5/7/2021	$1,392.96	TURNER CONSTRUCTION COMPANY	EARLY START SITE PREPARATION WORK FOR " RESTRIPE PARKING LOT, NEW ACCESSIBLE RAMP AND NEW EQUIPMENT CONCRETE PAD"
20030 - 10000 - 06263	Grading	18412 W Oxnard St	5/7/2021	$769.16	TURNER CONSTRUCTION COMPANY	GRADING FOR PARKING LOT. 75 CU YD CUT 250 CU YD FILL 175 NET CU YD IMPORT
20041 - 10000 - 39638	Electrical	18412 W Oxnard St B2	5/12/2021	$5,060.87	ROSENDIN ELECTRIC INC	FULL PC TO A TI FULL PC TO A TI TO COMMERCIAL PROPERTY BUILDINGS 1 AND 2.
21041 - 10000 - 05696	Electrical	18424 W Oxnard St B1	5/12/2021	$2,097.16	ROSENDIN ELECTRIC INC	FULL PC TO A TI TO COMMERCIAL PROPERTY BUILDINGS 1 AND 2.
20044 - 10000 - 11181	HVAC	18412 W Oxnard St	6/9/2021	$3,006.88	CONTROL AIR ENTERPRISES LLC	HVAC TENANT IMPROVEMENT.
21042 - 20000 - 16025	Plumbing	18412 W Oxnard St BLDG 1, 2	9/1/2021	$357.52	MUIR-CHASE PLUMBING CO INC	Installation of low-pressure gas system.

Commercial Building Permits

Permit #	Brief Description	Address	Date Issued on	Amount	Licensed Contractor	Description
21042 - 20000 - 05846	Plumbing	18408 W Oxnard St	3/24/2021	$59.95	TURNER CONSTRUCTION COMPANY	SEWER CAP PERMIT FOR DEMOLITION OF BUILDING NO. 2 21307 SQFT OPEN OFFICES/STAGE/PRODUCTION UNDER PERMIT 21019-10000-00275
21042 - 20000 - 05847	Plumbing	18360 - 18364 W Oxnard St	3/24/2021	$59.95	TURNER CONSTRUCTION COMPANY	SEWER CAP PERMIT FOR DEMOLITION OF BUILDING NO. 2 21307 SQFT OPEN OFFICES/STAGE/PRODUCTION UNDER PERMIT 21019-10000-00270
21019 - 10000 - 00270	Bldg-Demolition	18360 - 18364 W Oxnard St	4/13/2021	$1,791.74	TURNER CONSTRUCTION COMPANY	DEMOLITION OF OFFICE BUILDING, CLEAR LOT, FENCE AND CANOPY REQUIRED
21019 - 10000 - 00275	Bldg-Demolition	18408 W Oxnard St	4/13/2021	$1,791.74	TURNER CONSTRUCTION COMPANY	DEMO (E) OFFICE BUILDING, CLEAR LOT, FENCE AND CANOPY REQUIRED
21030 - 10000 - 02055	Grading	18412 W Oxnard St	8/17/2021	$3,465.66	TURNER CONSTRUCTION COMPANY	ROUGH GRADING FOR A NEW COMERCIAL MANUFACTURING BUILDING FOR CELL-THERAPY PRODUCTS-
21041 - 10000 - 21468	Electrical	18412 W Oxnard St	9/1/2021	$19,779.14	TURNER CONSTRUCTION COMPANY	(EPLAN) FULL PLAN CHECK FOR ELECTRICAL SYSTEM FOR NEW CONSTRUCTION UNDER BUILDING PERMIT 21010-10000-00719.
21044 - 20000 - 06428	HVAC	18412 W Oxnard St	9/13/2021	$6,233.71	CONTROL AIR ENTERPRISES LLC	MECHANICAL SYSTEM FOR NEW COMMERCIAL MANUFACTURING BUILDING FOR CELL-THERAPY PRODUCTS.
21010 - 10000 - 00719	Bldg-Alter/Repair	18412 - 18424 W Oxnard St	10/6/2021	$105,273.73	TURNER CONSTRUCTION COMPANY	FOUNDATION ONLY PERMIT FOR A NEW COMERCIAL MANUFACTURING BUILDING
21020 - 10000 - 01633	Nonbldg-New	18412 - 18424 W Oxnard St	11/2/2021	$2,100.07	TURNER CONSTRUCTION COMPANY	SITE RETAINING WALLS , SLOPED S.O.G., AND RAISED PLANTER WALLS.
21010 - 10000 - 00719	Bldg-New	18408 W Oxnard St	12/1/2021	$540,342.54	TURNER CONSTRUCTION COMPANY	NEW COMMERCIAL MANUFACTURING BUILDING
21042 - 20000 - 10871	Plumbing	18412 W Oxnard St	12/14/2021	$5,752.48	CONTROL AIR ENTERPRISES LLC	PLUMBING SYSTEM PLAN CHECK FOR POTABLE WATER, WASTE & VENT , STORM DRAIN. 4" water meter, 4" RPBP, two PRV.
21010 - 10000 - 00719	Bldg-Alter/Repair	18412 - 18424 W Oxnard St	2/7/2022	$310.41	WALTERS & WOLF GLASS COMPANY	SUPPLEMENTAL TO PERMIT # 21010-10000-00719 DEFERRED SUBMITTAL FOR GLASS CURTAIN WALLS.
21010 - 10003 - 00719	Bldg-Alter/Repair	18408 W Oxnard St	2/7/2022	$310.41	WALTERS & WOLF GLASS COMPANY	SUPPLEMENTAL TO PERMIT # 21010-10000-00719 DEFERRED SUBMITTAL FOR GLASS CURTAIN WALLS.

Permit #	Brief Description	Address	Date Issued on	Amount	Licensed Contractor	Description
21042 - 20001 - 10871	Plumbing	18412 W Oxnard St	2/16/2022	$148.24	CONTROL AIR ENTERPRISES LLC	medium pressure gas system 5 psi. Partial permit fees paid under original plan check.
21044 - 20002 - 06428	HVAC	18412 W Oxnard St	3/31/2022	$227.81	CONTROL AIR ENTERPRISES LLC	SUPPLEMENTAL TO PERMIT 21044-20000-06428. Revision to approved plans.
22041 - 90000 - 16334	Electrical, Special Equipment	18408 W Oxnard St	4/13/2022	$274.46	TAFT ELECTRIC COMPANY	Grounding for Temporary Generator - Anning Johnson
22041 - 90000 - 16335	Electrical, Special Equipment	18408 W Oxnard St	4/13/2022	$274.46	TAFT ELECTRIC COMPANY	Grounding for temporary generator #3 used by the flooring contractor
22041 - 90000 - 16336	Electrical, Public Safety Only	18408 W Oxnard St	4/13/2022	$575.41	TAFT ELECTRIC COMPANY	Install fire alarm and security devices in walls and ceiling. primary permit to follow

SCHEDULE VI LIST OF REAs None.

SCHEDULE VII EXCEPTION TO PHYSICAL CONDITION REPRESENTATION [ATTACHED]

SCHEDULE 4.1.2(j) On June 1, 2022, the General Contractor informed Borrower that the General Contractor observed some surface settlement at the manhole cover (see below picture) directly above the landscape irrigation cisterns, which are located underneath the outer portion of the north-west parking lot of the Building B (see below site plan). As of the date hereof, the General Contractor is investigating the cause of the settlement, and has notified its insurance company of a potential claim. As of the date hereof, the General Contractor estimates repairs will cost between approximately $50,000 and $200,000, and take three to four weeks to complete, depending on the cause of the surface settlement.